Product supplement no. 39-XIII	Registration Statement No. 333-130051
To prospectus dated December 1, 2005 and	Dated October 29, 2008
prospectus supplement dated October 12, 2006	Rule 424(b)(2)

JPMorgan Chase & Co.
Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the Russell 3000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the PowerShares Water Resources Portfolio, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF

General

  JPMorgan Chase & Co. may, from time to time, offer and sell return enhanced notes linked to a weighted Basket consisting of one or more of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM (the “Commodity Index”), the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM , the NASDAQ-100 Index® , the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the Russell 3000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the PowerShares Water Resources Portfolio, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF. This product supplement no. 39-XIII describes terms that will apply generally to the return enhanced notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co.
  The payment at maturity is linked to a Basket consisting of one or more of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM , the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM , the NASDAQ-100 Index® , the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the Russell 3000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the PowerShares Water Resources Portfolio, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF, as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-151.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Basket, any of the Basket Components, any of the component stocks underlying the Equity Indices or the Basket Funds, or any futures contacts or exchange traded or over the counter instruments based on, or other instruments linked to, the Commodity Index.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket:

Unless otherwise specified in the relevant terms supplement, the Basket will be composed of up to 15 indices (each a “Basket Index,” and collectively, the “Basket Indices”) and six funds (each a “Basket Fund” and collectively, the “Basket Funds”) (each Basket Index and each Basket Fund, a “Basket Component,” and collectively, the “Basket Components”):

Basket Component	Weight
S&P 500® Index	†
S&P MidCap 400® Index	†
S&P BRIC 40 Index	†
Nikkei 225 Index	†
Dow Jones EURO STOXX 50® Index	†
Dow Jones U.S. Real Estate Index	†
Dow Jones — AIG Commodity IndexSM	†
FTSE™ 100 Index	†
MSCI EAFE® Index	†
MSCI World IndexSM	†
NASDAQ-100 Index®	†
Russell 1000® Growth Index	†
Russell 1000® Value Index	†
Russell 2000® Index	†
Russell 3000® Index	†
iShares® Dow Jones U.S. Real Estate Index Fund	†
iShares® MSCI Emerging Markets Index Fund	†
PowerShares Water Resources Portfolio	†
SPDR® S&P® Homebuilders ETF	†
Financial Select Sector SPDR® Fund	†
Vanguard® Emerging Markets ETF	†

(continued on next page)

Investing in the Return Enhanced Notes involves a number of risks. See “Risk Factors” beginning on page PS-17.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 39-XIII, the accompanying prospectus supplement and prospectus or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

October 29, 2008

Key Terms (continued)

† The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, the relevant terms supplement may specify that each Basket Component has an equal weight in the Basket, in which case each Basket Component makes up 1/21 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the 21 Basket Components. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of the S&P 500® Index and the Nikkei 225 Index, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket.

The Basket may consist of fewer than all 21 Basket Components, in which case the weight of each Basket Component not included in the Basket will be deemed to be 0%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket.

Payment at Maturity (Notes with a Buffer):

For notes with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or the Strike Level, if applicable) and the buffer amount.

If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return, if applicable, multiplied by the Upside Leverage Factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return, multiplied by the Upside Leverage Factor, if applicable, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your final payment per $1,000 principal note will be calculated as follows:

$1,000 + ($1,000 × Basket Return × Upside Leverage Factor)

If applicable, the “Upside Leverage Factor” will be a number set forth in the relevant terms supplement. If no Upside Leverage Factor is specified in the relevant terms supplement, your final payment per $1,000 principal note will be $1,000 + ($1,000 × Basket Return), subject to the Maximum Total Return, if applicable.

Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes, multiplied by the Downside Leverage Factor, if applicable, and your final payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + [$1,000 × (Basket Return + buffer amount %) × Downside Leverage Factor]

If applicable, the “Downside Leverage Factor” will be a number set forth in the relevant terms supplement. If no Downside Leverage Factor is specified in the relevant terms supplement and the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) and such decline is greater than the buffer amount, your final payment per $1,000 principal note will be $1,000 + [$1,000 × (Basket Return + buffer amount %)].

For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount.

Payment at Maturity (Notes without a Buffer):

For notes without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or the Strike Level, if applicable).

If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return, if applicable, multiplied by the Upside Leverage Factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return, if applicable, multiplied by the Upside Leverage Factor, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 × Basket Return × Upside Leverage Factor)

If applicable, the “Upside Leverage Factor” will be a number set forth in the relevant terms supplement. If no Upside Leverage Factor is specified in the relevant terms supplement, your final payment per $1,000 principal note will be $1,000 + ($1,000 × Basket Return), subject to the Maximum Total Return, if applicable.

If the Ending Basket Level is equal to the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket declines beyond the Starting Basket Level (or the Strike Level, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 × Basket Return)

For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable).

Other Terms:	In each case if applicable, the Maximum Total Return, the buffer amount, Upside Leverage Factor and Downside Leverage Factor will be specified in the relevant terms supplement.
Basket Return:	Unless otherwise specified in the relevant terms supplement: Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other relevant date as specified in the relevant terms supplement.

Ending Basket Level:

The Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates.

Basket Closing Level:

Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any relevant trading day will be calculated as follows:

100 × [1 + (S&P 500 Return × S&P 500 Weighting) + (S&P MidCap Return × S&P MidCap Weighting) + (S&P BRIC Return × S&P BRIC Weighting) + (Nikkei Return × Nikkei Weighting) + (EURO STOXX Return × EURO STOXX Weighting) + (Dow Jones U.S. Real Estate Return × Dow Jones U.S. Real Estate Weighting) + (AIG Commodity Return × AIG Commodity Weighting) + (FTSE Return × FTSE Weighting) + (MSCI EAFE Return × MSCI EAFE Weighting) + (MSCI World Return × MSCI World Weighting) + (NASDAQ-100 Return × NASDAQ-100 Weighting) + (Russell 1000 Growth Return × Russell 1000 Growth Weighting) + (Russell 1000 Value Return × Russell 1000 Value Weighting) + (Russell 2000 Return × Russell 2000 Weighting) + (Russell 3000 Return × Russell 3000 Weighting) + (iShares U.S. Real Estate Return × iShares U.S. Real Estate Weighting) + (MSCI Emerging Markets Return × MSCI Emerging Markets Weighting) + (PowerShares Water Return × PowerShares Water Weighting) + (S&P Homebuilders Return × S&P Homebuilders Weighting) + (Financial Select Sector Return × Financial Select Sector Weighting) + (Vanguard Emerging Markets Return × Vanguard Emerging Markets Weighting)]

Unless otherwise specified in the relevant terms supplement, on any trading day, each of the S&P 500 Return, the S&P MidCap Return, the S&P BRIC Return, the Nikkei Return, the EURO STOXX Return, the Dow Jones U.S. Real Estate Return, the AIG Commodity Return, the FTSE Return, the MSCI EAFE Return, the MSCI World Return, the NASDAQ-100 Return, the Russell 1000 Growth Return, the Russell 1000 Value Return, the Russell 2000 Return and the Russell 3000 Return (each, an “Index Return”) reflects the performance of the respective Basket Index, expressed as a percentage, from its respective Index Starting Level to its respective Index Closing Level on such trading day.

Unless otherwise specified in the relevant terms supplement, on any trading day, each of the iShares U.S. Real Estate Return, the MSCI Emerging Markets Return, the Powershares Water Return, the S&P Homebuilders Return, the Financial Select Sector Return and the Vanguard Emerging Markets Return (each, a “Fund Return,” and each Index Return and each Fund Return, a “Component Return”) reflects the performance of the respective Basket Fund, expressed as a percentage, from its respective Initial Share Price to its respective Final Share Price on such trading day.

The S&P 500 Weighting, the S&P MidCap Weighting, the S&P BRIC Weighting, the Nikkei Weighting, the EURO STOXX Weighting, the Dow Jones U.S. Real Estate Weighting, the AIG Commodity Weighting, the FTSE Weighting, the MSCI EAFE Weighting, the MSCI World Weighting, the NASDAQ-100 Weighting, the Russell 1000 Growth Weighting, the Russell 1000 Value Weighting, the Russell 2000 Weighting, the Russell 3000 Weighting, the iShares U.S. Real Estate Weighting, the MSCI Emerging Markets Weighting, the PowerShares Water Weighting, the S&P Homebuilders Weighting, the Financial Select Sector Weighting and the Vanguard Emerging Markets Weighting (each a “Component Weighting,” and collectively, the “Component Weightings”) are the respective weights of each of the Basket Components in the Basket.

The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, if the relevant terms supplement specifies that the S&P 500® Index is weighted to compose 18% of the value of the Basket, the S&P 500 Weighting is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of the S&P 500® Index and the Nikkei 225 Index, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket. The Basket may consist of fewer than all 21 Basket Components, in which case the weight of each Basket Component not included in the Basket will be deemed to be 0%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket. For additional information, see “Description of Notes — Payment at Maturity.”

Strike Level:

The relevant terms supplement may specify a Basket level other than the Starting Basket Level to be used for calculating the Basket Return and the amount payable at maturity, if any. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, shall be used to calculate the Basket Return.

Basket Valuation Date(s):

The Ending Basket Level will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Initial Share Price:

With respect to a Basket Fund, the closing price of one share of such Basket Fund on the pricing date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of such Basket Fund on each of the Initial Averaging Dates.

Final Share Price:	With respect to a Basket Fund, the closing price of one share of such Basket Fund times the Share Adjustment Factor on the trading day on which the applicable Fund Return is calculated.
Index Starting Level:

With respect to a Basket Index, the closing level of such Basket Index on the pricing date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of such Basket Index on each of the Initial Averaging Dates.

Index Closing Level:	With respect to a Basket Index, the closing level of such Basket Index on the trading day on which the applicable Index Return is calculated.
Share Adjustment Factor:

Unless otherwise specified in the relevant terms supplement, with respect to each Basket Fund, the Share Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting such Basket Fund. See “General Terms of Notes — Anti-Dilution Adjustments.”

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplements relevant to your investment, this product supplement no. 39-XIII and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 39-XIII and with respect to JPMorgan Chase & Co. This product supplement no. 39-XIII, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 39-XIII and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 39-XIII are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 39-XIII and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 39-XIII and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 39-XIII have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the Russell 3000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the PowerShares Water Resources Portfolio, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF.

General

     The Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a Weighted Basket (the “Basket”) consisting of one or more of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM (the “Commodity Index”), the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the Russell 3000® Index (each a “Basket Index,” and collectively, the “Basket Indices”), the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the PowerShares Water Resources Portfolio, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF (each a “Basket Fund,” and collectively, the “Basket Funds”) (each Basket Index and each Basket Fund, a “Basket Component,” and collectively, the “Basket Components”). The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below and whether the notes have a Strike Level, Upside Leverage Factor, Downside Leverage Factor and/or buffer.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 39-XIII. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Basket Valuation Date is postponed as described below. We will also specify whether or not the notes have a buffer and the amount of any such buffer in the relevant terms supplement.

     Notes with a Buffer

     For notes with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) and the buffer amount.

  If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return, if applicable, multiplied by the Upside Leverage Factor subject, if applicable, to the Maximum Total Return on the note.
  If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return, multiplied by the Upside Leverage Factor, if applicable, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 × Basket Return × Upside Leverage Factor)

  If applicable, the “Upside Leverage Factor” will be a number set forth in the relevant terms supplement. If no Upside Leverage Factor is specified in the relevant terms supplement, your final payment per $1,000 principal note will be $1,000 + ($1,000 × Basket Return), subject to the Maximum Total Return, if applicable.

  Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

  Your investment will be fully exposed to any decline in the Basket beyond the buffer amount. If the Ending Basket Level declines by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes, multiplied by the Downside Leverage Factor, if applicable, and your final payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + [$1,000 × (Basket Return + buffer amount %) × Downside Leverage Factor]

  If applicable, the “Downside Leverage Factor” will be a number set forth in the relevant terms supplement. If no Downside Leverage Factor is specified in the relevant terms supplement and the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) and such decline is greater than the buffer amount, your final payment per $1,000 principal note will be [$1,000 + ($1,000 × (Basket Return + buffer amount %))].

     For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

     Notes without a Buffer

     For notes without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable).

  If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return, if applicable, multiplied by the Upside Leverage Factor subject, if applicable, to the Maximum Total Return on the note.
  If applicable, the “Maximum Total Return” on the note is a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Basket Return multiplied by the Upside Leverage Factor, if applicable, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 × Basket Return × Upside Leverage Factor)

  If applicable, the “Upside Leverage Factor” will be a number set forth in the relevant terms supplement. If no Upside Leverage Factor is specified in the relevant terms supplement, your final payment per $1,000 principal note will be $1,000 + ($1,000 × Basket Return), subject to the Maximum Total Return, if applicable.

  If the Ending Basket Level is equal to the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

  If the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Ending Basket Level declines beyond the Starting Basket Level (or Strike Level, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 × Basket Return)

     For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable).

     Unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level or to a Basket level other than the Starting Basket Level as specified in the relevant terms supplement (the “Strike Level”). The relevant terms supplement will specify the manner in which the Ending Basket Level will be determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Basket Return =	Ending Basket Level - Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level (or Strike Level, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other date as specified in the relevant terms supplement, or, if the Basket consists of a single Basket Component, the closing level or closing price of the Basket Component on the pricing date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels or closing prices on each of the Initial Averaging Dates. The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement, or an arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates.

     In each case if applicable, the “Maximum Total Return,” the “buffer amount,” “Upside Leverage Factor” and “Downside Leverage Factor” will be set forth in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant trading day will be calculated as follows:

100 × [1 + (S&P 500 Return × S&P 500 Weighting) + (S&P MidCap Return × S&P MidCap Weighting) + (S&P BRIC Return × S&P BRIC Weighting) + (Nikkei Return × Nikkei Weighting) + (EURO STOXX Return × EURO STOXX Weighting) + (Dow Jones U.S. Real Estate Return × Dow Jones U.S. Real Estate Weighting) + (AIG Commodity Return × AIG Commodity Weighting) + (FTSE Return × FTSE Weighting) + (MSCI EAFE Return × MSCI EAFE Weighting) + (MSCI World Return × MSCI World Weighting) + (NASDAQ-100 Return × NASDAQ-100 Weighting) + (Russell 1000 Growth Return × Russell 1000 Growth Weighting) + (Russell 1000 Value Return × Russell 1000 Value Weighting) + (Russell 2000 Return × Russell 2000 Weighting) + (Russell 3000 Return × Russell 3000 Weighting) + (iShares U.S. Real Estate Return × iShares U.S. Real Estate Weighting) + (MSCI Emerging Markets Return × MSCI Emerging Markets Weighting) + (PowerShares Water Return × PowerShares Water Weighting) + (S&P Homebuilders Return × S&P Homebuilders Weighting) + (Financial Select Sector Return × Financial Select Sector Weighting) + (Vanguard Emerging Markets Return × Vanguard Emerging Markets Weighting)]

     Unless otherwise specified in the relevant terms supplement, on any trading day, each of the S&P 500 Return, S&P MidCap Return, the S&P BRIC Return, the Nikkei Return, the EURO STOXX Return, the Dow Jones U.S. Real Estate Return, the AIG Commodity Return, the FTSE Return, the MSCI EAFE Return, the MSCI World Return, the NASDAQ-100 Return, the Russell 1000 Growth Return, the Russell 1000 Value Return, the Russell 2000 Return and the Russell 3000 Return (each, an “Index Return”) reflects the performance of the respective Basket Index, expressed as a percentage, from its respective Index Starting Level to its respective Index Closing Level on such trading day.

     Unless otherwise specified in the relevant terms supplement, on any trading day, each of the iShares U.S. Real Estate Return, the MSCI Emerging Markets Return, the PowerShares Water Return, the S&P Homebuilders Return, the Financial Select Sector Return and the Vanguard Emerging Markets Return (each a “Fund Return” and each Index Return and each Fund Return, a “Component Return”) reflects the performance of the respective Basket Fund, expressed as a percentage, from its respective Initial Share Price to its respective Final Share Price on such trading day.

     The S&P 500 Weighting, the S&P MidCap Weighting, the S&P BRIC Weighting, the Nikkei Weighting, the EURO STOXX Weighting, the Dow Jones U.S. Real Estate Weighting, the AIG Commodity Weighting, the FTSE Weighting, the MSCI EAFE Weighting, the MSCI World Weighting, the NASDAQ-100 Weighting, the Russell 1000 Growth Weighting, the Russell 1000 Value Weighting, the Russell 2000 Weighting, the Russell 3000 Weighting, the iShares U.S. Real Estate Weighting, the MSCI Emerging Markets Weighting, the PowerShares Water Weighting, the S&P Homebuilders Weighting, the Financial Select Sector Weighting and the Vanguard Emerging Markets Weighting (each a “Component Weighting,” and collectively, the “Component Weightings”) are the respective weights of each of the Basket Components in the Basket.

     The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, if the relevant terms supplement specifies that the S&P 500® Index is weighted to compose 18% of the value of the Basket, the S&P 500 Weighting is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of the S&P 500® Index and the Nikkei 225 Index, the Basket Component with the greater Component Return will make up

70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket. The Basket may consist of fewer than all 21 Basket Components, in which case the weight of each Basket Component not included in the Basket will be deemed to be 0%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket.

     On any trading day, the “S&P 500 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

S & P 500 Return =	S & P 500 Closing Level - S & P 500 Starting Level
S & P 500 Starting Level

where the “S&P 500 Starting Level” is the closing level of the S&P 500® Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P 500® Index on each of the Initial Averaging Dates, and the “S&P 500 Closing Level” is the closing level of the S&P 500® Index on such trading day. However, if the Basket consists of only the S&P 500® Index, the “S&P 500 Closing Level” is the closing level of the S&P 500® Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P 500® Index on each of the Ending Averaging Dates.

     On any trading day, the “S&P MidCap Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

S & P MidCap Return =	S & P MidCap Closing Level - S & P Mid Cap Starting Level
S & P MidCap Starting Level

where the “S&P MidCap Starting Level” is the closing level of the S&P MidCap 400® Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P MidCap 400® Index on each of the Initial Averaging Dates, and the “S&P MidCap Closing Level” is the closing level of the S&P MidCap 400® Index on such trading day. However, if the Basket consists of only the S&P MidCap 400® Index, the “S&P MidCap Closing Level” is the closing level of the S&P MidCap 400® Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P MidCap 400® Index on each of the Ending Averaging Dates.

     On any trading day, the “S&P BRIC Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

S & P BRIC Return =	S & P BRIC Closing Level - S & P BRIC Starting Level
S & P BRIC Starting Level

where the “S&P BRIC Starting Level” is the closing level of the S&P BRIC 40 Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P BRIC 40 Index on each of the Initial Averaging Dates, and the “S&P BRIC Closing Level” is the closing level of the S&P BRIC 40 Index on such trading day. However, if the Basket consists of only the S&P BRIC 40 Index, the “S&P BRIC Closing Level” is the closing level of the S&P BRIC 40 Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P BRIC 40 Index on each of the Ending Averaging Dates.

     On any trading day, the “Nikkei Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Nikkei Return =	Nikkei Closing Level - Nikkei Starting Level
Nikkei Starting Level

where the “Nikkei Starting Level” is the closing level of the Nikkei 225 Index on the pricing date or such other date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Nikkei 225 Index on each of the Initial Averaging Dates, and the “Nikkei Closing Level” is the closing level of the Nikkei 225 Index on such trading day. However, if the Basket consists of only the Nikkei 225 Index, the “Nikkei Closing Level” is the closing level of the Nikkei 225 Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Nikkei 225 Index on each of the Ending Averaging Dates.

     On any trading day, the “EURO STOXX Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

EURO STOXX Return =	EURO STOXX Closing Level - EURO STOXX Starting Level
EURO STOXX Starting Level

where the “EURO STOXX Starting Level” is the closing level of the Dow Jones EURO STOXX 50® Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones EURO STOXX 50® Index on each of the Initial Averaging Dates, and the “EURO STOXX Closing Level” is the closing level of the Dow Jones EURO STOXX 50® Index on such trading day. However, if the Basket consists of only the Dow Jones EURO STOXX 50® Index, the “EURO STOXX Closing Level” is the closing level of the Dow Jones EURO STOXX 50® Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones EURO STOXX 50® Index on each of the Ending Averaging Dates.

     On any trading day, the “Dow Jones U.S. Real Estate Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Dow Jones U.S. Real Estate Return =	Dow Jones U.S. Real Estate Closing Level - Dow Jones U.S. Real Estate Starting Level
Dow Jones U.S. Real Estate Starting Level

where the “Dow Jones U.S. Real Estate Starting Level” is the closing level of the Dow Jones U.S. Real Estate Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones U.S. Real Estate Index on each of the Initial Averaging Dates, and the “Dow Jones U.S. Real Estate Closing Level” is the closing level of the Dow Jones U.S. Real Estate Index on such trading day. However, if the Basket consists of only the Dow Jones U.S. Real Estate Index, the “Dow Jones U.S. Real Estate Closing Level” is the closing level of the Dow Jones U.S. Real Estate Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones U.S. Real Estate Index on each of the Ending Averaging Dates.

     On any trading day, the “AIG Commodity Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

AIG Commodity Return =	AIG Commodity Closing Level - AIG Commodity Starting Level
AIG Commodity Starting Level

where the “AIG Commodity Starting Level” is the closing level of the Dow Jones — AIG Commodity IndexSM on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones — AIG Commodity IndexSM on each of the Initial Averaging Dates, and the “AIG Commodity Closing Level” is the closing level of the Dow Jones — AIG Commodity IndexSM on such trading day. However, if the Basket consists of only the Dow Jones — AIG Commodity IndexSM, the “AIG Commodity Closing Level” is the closing level of the Dow Jones — AIG Commodity IndexSM on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones — AIG Commodity IndexSM on each of the Ending Averaging Dates.

     On any trading day, the “FTSE Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

FTSE Return =	FTSE Closing Level - FTSE Starting Level
FTSE Starting Level

where the “FTSE Starting Level” is the closing level of the FTSE™ 100 Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the FTSE™ 100 Index on each of the Initial Averaging Dates, and the “FTSE Closing Level” is the closing level of the FTSE™ 100 Index on such trading day. However, if the Basket consists of only the FTSE™ 100 Index, the “FTSE Closing Level” is the closing level of the FTSE™ 100 Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the FTSE™ 100 Index on each of the Ending Averaging Dates.

     On any trading day, the “MSCI EAFE Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

MSCI EAFE Return =	MSCI EAFE Closing Level - MSCI EAFE Starting Level
MSCI EAFE Starting Level

where the “MSCI EAFE Starting Level” is the closing level of the MSCI EAFE® Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the MSCI EAFE® Index on each of the Initial Averaging Dates, and the “MSCI EAFE Closing Level” is the closing level of the MSCI EAFE® Index on such trading day. However, if the Basket consists of only the MSCI EAFE® Index, the “MSCI EAFE Closing Level” is the closing level of the MSCI EAFE® Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the MSCI EAFE® Index on each of the Ending Averaging Dates.

     On any trading day, the “MSCI World Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

MSCI World Return =	MSCI World Closing Level - MSCI World Starting Level
MSCI World Starting Level

where the “MSCI World Starting Level” is the closing level of the MSCI World IndexSM on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the MSCI World IndexSM on each of the Initial Averaging Dates, and the “MSCI World Closing Level” is the closing level of the MSCI World IndexSM on such trading day. However, if the Basket consists of only the MSCI World IndexSM, the “MSCI World Closing Level” is the closing level of the MSCI World IndexSM on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the MSCI World IndexSM on each of the Ending Averaging Dates.

     On any trading day, the “NASDAQ-100 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

NASDAQ - 100 Return =	NASDAQ - 100 Closing Level - NASDAQ - 100 Starting Level
NASDAQ - 100 Starting Level

where the “NASDAQ-100 Starting Level” is the closing level of the NASDAQ-100 Index® on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the NASDAQ-100 Index® on each of the Initial Averaging Dates, and the “NASDAQ-100 Closing Level” is the closing level of the NASDAQ-100 Index® on such trading day. However, if the Basket consists of only the NASDAQ-100 Index®, the “NASDAQ-100 Closing Level” is the closing level of the NASDAQ-100 Index® on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the NASDAQ-100 Index® on each of the Ending Averaging Dates.

     On any trading day, the “Russell 1000 Growth Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Russell1000 Growth Return =	Russell 1000 Growth Closing Level - Russell 1000 Growth Starting Level
Russell 1000 Growth Starting Level

where the “Russell 1000 Growth Starting Level” is the closing level of the Russell 1000® Growth Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Russell 1000® Growth Index on each of the Initial Averaging Dates, and the “Russell 1000 Growth Closing Level” is the closing level of the Russell 1000® Growth Index on such trading day. However, if the Basket consists of only the Russell 1000® Growth Index, the “Russell 1000 Growth Closing Level” is the closing level of the Russell 1000® Growth Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Russell 1000® Growth Index on each of the Ending Averaging Dates.

     On any trading day, the “Russell 1000 Value Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Russell1000 Value Return =	Russell 1000 Value Closing Level - Russell 1000 Value Starting Level
Russell 1000 Value Starting Level

where the “Russell 1000 Value Starting Level” is the closing level of the Russell 1000® Value Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Russell 1000® Value Index on each of the Initial Averaging Dates, and the “Russell 1000 Value Closing Level” is the closing level of the Russell 1000® Value Index on such trading day. However, if the Basket consists of only the Russell 1000® Value Index, the “Russell 1000 Value Closing Level” is the closing level of the Russell 1000® Value Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Russell 1000® Value Index on each of the Ending Averaging Dates.

     On any trading day, the “Russell 2000 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Russell 2000 Return =	Russell 2000 Closing Level - Russell 2000 Starting Level
Russell 2000 Starting Level

where the “Russell 2000 Starting Level” is the closing level of the Russell 2000® Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Russell 2000® Index on each of the Initial Averaging Dates, and the “Russell 2000 Closing Level” is the closing level of the Russell 2000® Index on such trading day. However, if the Basket consists of only the Russell 2000® Index, the “Russell 2000 Closing Level” is the closing level of the Russell 2000® Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Russell 2000® Index on each of the Ending Averaging Dates.

     On any trading day, the “Russell 3000 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Russell 3000 Return =	Russell 3000 Closing Level – Russell 3000 Starting Level
Russell 3000 Starting Level

where the “Russell 3000 Starting Level” is the closing level of the Russell 3000® Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Russell 3000® Index on each of the Initial Averaging Dates, and the “Russell 3000 Closing Level” is the closing level of the Russell 3000® Index on such trading day. However, if the Basket consists of only the Russell 3000® Index, the “Russell 3000 Closing Level” is the closing level of the Russell 3000® Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Russell 3000® Index on each of the Ending Averaging Dates.

     We refer to each of the S&P 500 Starting Level, S&P MidCap Starting Level, S&P BRIC Starting Level, Nikkei Starting Level, EURO STOXX Starting Level, FTSE Starting Level, Dow Jones U.S. Real Estate Starting Level, AIG Commodity Starting Level, MSCI EAFE Starting Level, MSCI World Starting Level, NASDAQ-100 Starting Level, Russell 1000 Growth Starting Level, Russell 1000 Value Starting Level, Russell 2000 Starting Level and Russell 3000 Starting Level as an “Index Starting Level,” and each of the S&P 500 Closing Level, S&P MidCap Closing Level, S&P BRIC Closing Level, Nikkei Closing Level, EURO STOXX Closing Level, Dow Jones U.S. Real Estate Closing Level, AIG Commodity Closing Level, FTSE Closing Level, MSCI EAFE Closing Level, MSCI World Closing Level, NASDAQ-100 Closing Level, Russell 1000 Growth Closing Level, Russell 1000 Value Closing Level, Russell 2000 Closing Level and Russell 3000 Closing Level as an “Index Closing Level.”

     On any trading day, the “iShares U.S. Real Estate Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

iShares U.S. Real Estate Return =	iShares U.S. Real Estate Final Share Price - iShares U.S. Real Estate Initial Share Price
iShares U.S. Real Estate Initial Share Price

where the “iShares U.S. Real Estate Initial Share Price” is the closing price of one share of the iShares® Dow Jones U.S. Real Estate Index Fund on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the iShares® Dow Jones U.S. Real Estate Index Fund on each of the Initial Averaging Dates, and the “iShares U.S. Real Estate Final Share Price” is the closing price of one share of the iShares® Dow Jones U.S. Real Estate Index Fund times the applicable Share Adjustment Factor (as defined below) on such trading day. Notwithstanding the foregoing, if the relevant terms supplement specifies that the iShares U.S. Real Estate Initial Share Price shall be determined based on the arithmetic average of the closing prices of the iShares® Dow Jones U.S. Real Estate Index Fund on each of the Initial Averaging Dates and an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of the iShares® Dow Jones U.S. Real Estate Index Fund on each Initial Averaging Date occurring on or after the applicable Adjustment Effective Date to be used to determine the iShares U.S. Real Estate Initial Share Price will be deemed to equal such closing price multiplied by the applicable Share Adjustment Factor, as adjusted (assuming that the applicable Share Adjustment Factor prior to such adjustment is equal to 1.0). However, if the Basket consists of only the iShares® Dow Jones U.S. Real Estate Index Fund, the

“iShares U.S. Real Estate Final Share Price” is the closing price of one share of the iShares® Dow Jones U.S. Real Estate Index Fund times the applicable Share Adjustment Factor on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the iShares® Dow Jones U.S. Real Estate Index Fund on each of the Ending Averaging Dates each multiplied by the applicable Share Adjustment Factor; provided that, if Ending Averaging Dates are used, if an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, the applicable Share Adjustment Factor shall be so adjusted for the event giving rise to such Adjustment Effective Date only on the Ending Averaging Dates occurring on or after such Adjustment Effective Date. The applicable Share Adjustment Factor shall continue to be subject to further adjustments in connection with Adjustment Effective Dates occurring after the final Ending Averaging Date as described under “General Terms of Notes — Anti-Dilution Adjustments.”

     On any trading day, the “MSCI Emerging Markets Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

MSCI Emerging Markets Return =	MSCI Emerging Markets Final Share Price - MSCI Emerging Markets Initial Share Price
MSCI Emerging Markets Initial Share Price

where the “MSCI Emerging Markets Initial Share Price” is the closing price of one share of the iShares® MSCI Emerging Markets Index Fund on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the iShares® MSCI Emerging Markets Index Fund on each of the Initial Averaging Dates, and the “MSCI Emerging Markets Final Share Price” is the closing price of one share of the iShares® MSCI Emerging Markets Index Fund times the applicable Share Adjustment Factor (as defined below) on such trading day. Notwithstanding the foregoing, if the relevant terms supplement specifies that the MSCI Emerging Markets Initial Share Price shall be determined based on the arithmetic average of the closing prices of the iShares® MSCI Emerging Markets Index Fund on each of the Initial Averaging Dates and an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes —Anti-Dilution Adjustments” (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of the iShares® MSCI Emerging Markets Index Fund on each Initial Averaging Date occurring on or after the applicable Adjustment Effective Date to be used to determine the MSCI Emerging Markets Initial Share Price will be deemed to equal such closing price multiplied by the applicable Share Adjustment Factor, as adjusted (assuming that the applicable Share Adjustment Factor prior to such adjustment is equal to 1.0). However, if the Basket consists of only the iShares® MSCI Emerging Markets Index Fund, the “MSCI Emerging Markets Final Share Price” is the closing price of one share of the iShares® MSCI Emerging Markets Index Fund times the applicable Share Adjustment Factor on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the iShares® MSCI Emerging Markets Index Fund on each of the Ending Averaging Dates each multiplied by the applicable Share Adjustment Factor; provided that, if Ending Averaging Dates are used, if an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, the applicable Share Adjustment Factor shall be so adjusted for the event giving rise to such Adjustment Effective Date only on the Ending Averaging Dates occurring on or after such Adjustment Effective Date. The applicable Share Adjustment Factor shall continue to be subject to further adjustments in connection with Adjustment Effective Dates occurring after the final Ending Averaging Date as described under “General Terms of Notes — Anti-Dilution Adjustments.”

     On any trading day, the “PowerShares Water Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

PowerShares Water Return =	PowerShares Water Final Share Price – PowerShares Water Initial Share Price
PowerShares Water Initial Share Price

where the “PowerShares Water Initial Share Price” is the closing price of one share of the PowerShares Water Resources Portfolio on the pricing date or such other date as specified in the relevant terms supplement or the arithmetic average of the closing prices of one share of the PowerShares Water Resources Portfolio on each of the Initial Averaging Dates and the “PowerShares Water Final Share Price” is the closing price of one share of the PowerShares Water Resources Portfolio times the applicable Share Adjustment Factor (as defined below) on such trading day. Notwithstanding the foregoing, if the relevant terms supplement specifies that the PowerShares Water Resources Portfolio shall be determined based on the arithmetic average of the closing prices of the PowerShares Water Resources Portfolio on each of the Initial Averaging Dates and an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti Dilution Adjustments” (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of the PowerShares Water Resources Portfolio on each Initial Averaging Date occurring on or after the applicable Adjustment Effective Date to be used to determine the PowerShares Water Share Price will be deemed to equal such closing price multiplied by the applicable Share Adjustment Factor, as adjusted (assuming that the applicable Share Adjustment Factor prior to such adjustment is equal to 1.0). However, if the Basket consists of only the PowerShares Water Resources Portfolio, the “PowerShares Water Final Share Price” is the closing price of one share of the PowerShares Water Resources Portfolio times the applicable Share Adjustment Factor on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the PowerShares Water Resources Portfolio on each of the Ending Averaging Dates each multiplied by the applicable Share Adjustment Factor; provided that, if Ending Averaging Dates are used, if an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, the applicable Share Adjustment Factor shall be so adjusted for the event giving rise to such Adjustment Effective Date only on the Ending Averaging Dates occurring on or after such Adjustment Effective Date. The applicable Share Adjustment Factor shall continue to be subject to further adjustments in connection with Adjustment Effective Dates occurring after the final Ending Averaging Date as described under “General Terms of Notes — Anti Dilution Adjustments.”

     On any trading day, the “S&P Homebuilders Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

S & P Homebuilders Return =	S & P Homebuilders Final Share Price - S & P Homebuilders Initial Share Price
S & P Homebuilders Initial Share Price

where the “S&P Homebuilders Initial Share Price” is the closing price of one share of the SPDR® S&P® Homebuilders ETF on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the SPDR® S&P® Homebuilders ETF on each of the Initial Averaging Dates, and the “S&P Homebuilders Final Share Price” is the closing price of one share of the SPDR® S&P® Homebuilders ETF times the applicable Share Adjustment Factor (as defined below) on such trading day. Notwithstanding the foregoing, if the relevant terms supplement specifies that the S&P Homebuilders Initial Share Price shall be determined based on the arithmetic average of the closing prices of the SPDR® S&P® Homebuilders ETF on each of the Initial Averaging Dates and an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of the SPDR® S&P® Homebuilders ETF on each Initial Averaging Date occurring on or after the applicable Adjustment Effective Date to be used to determine the S&P Homebuilders Initial Share Price will be deemed to equal such closing price multiplied by the applicable Share Adjustment Factor, as adjusted (assuming that the applicable Share Adjustment Factor prior to such adjustment is equal to 1.0). However, if the Basket consists of only the SPDR® S&P® Homebuilders ETF, the “S&P Homebuilders Final Share Price” is the closing price of one share of the SPDR® S&P® Homebuilders ETF times the applicable Share Adjustment Factor on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the SPDR®

S&P® Homebuilders ETF on each of the Ending Averaging Dates each multiplied by the applicable Share Adjustment Factor; provided that, if Ending Averaging Dates are used, if an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes —Anti-Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, the applicable Share Adjustment Factor shall be so adjusted for the event giving rise to such Adjustment Effective Date only on the Ending Averaging Dates occurring on or after such Adjustment Effective Date. The applicable Share Adjustment Factor shall continue to be subject to further adjustments in connection with Adjustment Effective Dates occurring after the final Ending Averaging Date as described under “General Terms of Notes — Anti-Dilution Adjustments.”

     On any trading day, the “Financial Select Sector Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Financial Select Sector Return =	Financial Select Sector Final Share Price - Financial Select Sector Initial Share Price
Financial Select Sector Initial Share Price

where the “Financial Select Sector Initial Share Price” is the closing price of one share of the Financial Select Sector SPDR® Fund on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the Financial Select Sector SPDR® Fund on each of the Initial Averaging Dates, and the “Financial Select Sector Final Share Price” is the closing price of one share of the Financial Select Sector SPDR® Fund times the applicable Share Adjustment Factor (as defined below) on such trading day. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Financial Select Sector Initial Share Price shall be determined based on the arithmetic average of the closing prices of the Financial Select Sector SPDR® Fund on each of the Initial Averaging Dates and an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of the Financial Select Sector SPDR® Fund on each Initial Averaging Date occurring on or after the applicable Adjustment Effective Date to be used to determine the Financial Select Sector Initial Share Price will be deemed to equal such closing price multiplied by the applicable Share Adjustment Factor, as adjusted (assuming that the applicable Share Adjustment Factor prior to such adjustment is equal to 1.0). However, if the Basket consists of only the Financial Select Sector SPDR® Fund, the “Financial Select Sector Final Share Price” is the closing price of one share of the Financial Select Sector SPDR® Fund times the applicable Share Adjustment Factor on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the Financial Select Sector SPDR® Fund on each of the Ending Averaging Dates each multiplied by the applicable Share Adjustment Factor; provided that, if Ending Averaging Dates are used, if an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, the applicable Share Adjustment Factor shall be so adjusted for the event giving rise to such Adjustment Effective Date only on the Ending Averaging Dates occurring on or after such Adjustment Effective Date. The applicable Share Adjustment Factor shall continue to be subject to further adjustments in connection with Adjustment Effective Dates occurring after the final Ending Averaging Date as described under “General Terms of Notes — Anti-Dilution Adjustments.”

     On any trading day, the “Vanguard Emerging Markets Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Vanguard Emerging Markets Return =	Vanguard Emerging Markets Final Share Price - Vanguard Emerging Markets Initial Share Price
Vanguard Emerging Markets Initial Share Price

where the “Vanguard Emerging Markets Initial Share Price” is the closing price of one share of the Vanguard Emerging Markets ETF on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the Vanguard Emerging Markets ETF on each of the Initial Averaging Dates, and the “Vanguard Emerging Markets Final Share Price” is the closing price of one share of the Vanguard Emerging Markets ETF times the applicable Share Adjustment Factor (as defined below) on such trading day. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Vanguard Emerging Markets Initial Share Price will be determined based on the arithmetic average of the closing prices of the Vanguard Emerging Markets ETF on each of the Initial Averaging Dates and an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of the Vanguard Emerging Markets ETF on each Initial Averaging Date occurring on or after the applicable Adjustment Effective Date to be used to determine the Vanguard Emerging Markets Initial Share Price will be deemed to equal such closing price multiplied by the applicable Share Adjustment Factor, as adjusted (assuming that the applicable Share Adjustment Factor prior to such adjustment is equal to 1.0). However, if the Basket consists of only the Vanguard Emerging Markets ETF, the “Vanguard Emerging Markets Final Share Price” is the closing price of one share of the Vanguard Emerging Markets ETF times the applicable Share Adjustment Factor on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the Vanguard Emerging Markets ETF on each of the Ending Averaging Dates each multiplied by the applicable Share Adjustment Factor; provided that, if Ending Averaging Dates are used, if an adjustment to the applicable Share Adjustment Factor would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, the applicable Share Adjustment Factor will be so adjusted for the event giving rise to such Adjustment Effective Date only on the Ending Averaging Dates occurring on or after such Adjustment Effective Date. The applicable Share Adjustment Factor will continue to be subject to further adjustments in connection with Adjustment Effective Dates occurring after the final Ending Averaging Date as described under “General Terms of Notes — Anti-Dilution Adjustments.”

     We refer to each of the iShares U.S. Real Estate Initial Share Price, the MSCI Emerging Markets Initial Share Price, the PowerShares Water Initial Share Price, the S&P Homebuilders Initial Share Price, the Financial Select Sector Initial Share Price and the Vanguard Emerging Markets Initial Share Price as an “Initial Share Price” and each of the iShares U.S. Real Estate Final Share Price, the MSCI Emerging Markets Final Share Price, the PowerShares Water Final Share Price, the S&P Homebuilders Final Share Price, the Financial Select Sector Final Share Price and the Vanguard Emerging Markets Final Share Price as a “Final Share Price.”

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Fund, the “Share Adjustment Factor” will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting such Basket Fund. See “General Terms of Notes — Anti-Dilution Adjustments.”

     With respect to each Basket Index, the “closing level” on any trading day will equal the official closing value of such Basket Index or any successor index thereto (as described below) published following the regular official weekday close of trading for such Basket Index on that trading day. In certain circumstances, the “closing level” for a Basket Index will be based on the alternative calculation of such Basket Index described under “General Terms of Notes — Discontinuation of a Basket Index; Alteration of Method of Calculation.”

     With respect to each Basket Fund, the “closing price” of one share of such Basket Fund (or any relevant successor index fund (as defined under “General Terms of Notes — Discontinuation of a Basket Fund; Alternate Calculation of Closing Price”) or one unit of any other security for which a price must be determined) on any trading day (as defined below) means:

  if such Basket Fund (or any such successor index fund or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price) of the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket Fund (or any such successor index fund or such other security) is listed or admitted to trading;

  if such Basket Fund (or any such successor index fund or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by The Financial Industry Regulatory Authority (the “FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day;

  if such Basket Fund (or any such successor index fund) is de-listed, liquidated or otherwise terminated, the price calculated pursuant to the alternative methods of calculation of price described under “General Terms of Notes — Discontinuation of a Basket Fund; Alternate Calculation of Closing Price”; or

  if, because of a market disruption event (as defined under “General Terms of Notes — Market Disruption Events”) or otherwise, the last reported sale price for such Basket Fund (or any such successor index fund or such other security) is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for the shares of such Basket Fund (or any such successor index fund or such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or the lowest of the bids obtained, in each case subject to the provisions of “General Terms of Notes — Discontinuation of a Basket Fund; Alternate Calculation of Closing Price.” The term OTC Bulletin Board Service will include any successor service thereto.

     With respect to each Basket Index other than the Commodity Index (each an “Equity Index” and collectively, the “Equity Indices”) and each Basket Fund, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying such Basket Component or the relevant successor index or relevant successor index fund, if applicable, and (ii) the exchanges on which futures or options contracts related to such Basket Component or the relevant successor index or relevant successor index fund, if applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

     With respect to the Commodity Index, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the Commodity Index or any AIG Commodity successor index is calculated and (ii) futures contracts constituting more than 80% of the value of the Commodity Index or such AIG Commodity successor index on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing level of the Commodity Index or such AIG Commodity successor index.

     The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below. If an Initial Averaging Date is not a trading day with respect to any Basket Component, or there is a market disruption event with respect to any Basket Component on such Initial Averaging Date (any such Basket Component affected by a non-trading day or a market disruption event, a “Disrupted Basket Component”), the applicable Initial Averaging Date will be the immediately succeeding trading day for any such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing; provided that the Basket Closing Level on such Initial Averaging Date, as postponed, will be determined by using (1) the closing level or closing price, as applicable, for each Basket Component (other than any such Disrupted Basket Component) on the originally scheduled Initial Averaging Date and (2) the closing level or closing price, as applicable, for any such Disrupted Basket Component on the immediately succeeding trading day for such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Initial Averaging Date using the closing levels or prices of the Disrupted Basket Components on different trading days.

     In no event, however, will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day with respect to any Disrupted Basket Component, or there is a market disruption event with respect to any Disrupted Basket Component on such tenth business day, the calculation agent will determine the closing level or closing price for any such Disrupted Basket Component for such date in accordance with the formula for and method of calculating such closing level or closing price, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting such Disrupted Basket Component (or if the Disrupted Basket Component is a Basket Fund, of such Basket Fund).

     The Basket Valuation Date(s), which will either be a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If a Basket Valuation Date is not a trading day with respect to any Basket Component, or there is a market disruption event with respect to any Basket Component on such Basket Valuation Date, the applicable Basket Valuation Date will be the immediately succeeding trading day for any such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing; provided that the Basket Closing Level on such Basket Valuation Date, as postponed, will be determined by using (1) the closing level or closing price, as applicable, for each Basket Component (other than any such Disrupted Basket Component) on the originally scheduled Basket Valuation Date and (2) the closing level or closing price, as applicable, for any such Disrupted Basket Component on the immediately succeeding trading day for such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Basket Valuation Date using the closing levels or prices of the Disrupted Basket Components on different trading days.

     In no event, however, will any Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date is not a trading day with respect to any Disrupted Basket Component, or there is a market disruption event with respect to any Disrupted Basket Component on such tenth business day, the calculation agent will determine the closing level or closing price for any such Disrupted Basket Component for such date in accordance with the formula for and method of calculating such closing level or closing price, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting such Disrupted Basket Component (or if the Disrupted Basket Component is a Basket Fund, of such Basket Fund).

     The maturity date will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Basket Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Basket Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Basket Consisting of a Single Basket Component

     If the Basket consists of only one Basket Component, unless otherwise specified in the relevant terms supplement, all references to (1) the “Basket Return” will be deemed to refer to the “S&P 500 Return,” the “S&P MidCap Return,” the “S&P BRIC Return,” the “Nikkei Return,” the “EURO STOXX Return,” the “Dow Jones U.S. Real Estate Return,” the “AIG Commodity Return,” the “FTSE Return,” the “MSCI EAFE Return,” the “MSCI World Return,” the “NASDAQ-100 Return,” the “Russell 1000 Growth Return,” the “Russell 1000 Value Return,” the “Russell 2000 Return,” the “Russell 3000 Return,” the “iShares U.S. Real Estate Return,” the “MSCI Emerging Markets Return,” the “PowerShares Water Return,” the “S&P Homebuilders Return,” the “Financial Select Sector Return” or the “Vanguard Emerging Markets Return,” as applicable, and may be referred to as the “Index Return” or the “Fund Return,” as applicable, in the relevant terms supplement, (2) the “Ending Basket Level” will be deemed to refer to the “S&P 500 Closing Level,” the “S&P MidCap Closing Level,” the “S&P BRIC Closing Level,” the “Nikkei Closing Level,” the “EURO STOXX Closing Level,” the “Dow Jones U.S. Real Estate Closing Level,” the “AIG Commodity Closing Level,” the “FTSE Closing Level,” the “MSCI EAFE Closing Level,” the “MSCI World Closing Level,” the “NASDAQ-100 Closing Level,” the “Russell 1000 Growth Closing Level,” the “Russell 1000 Value Closing Level,” the “Russell 2000 Closing Level,” the “Russell 3000 Closing Level,” the “iShares U.S. Real Estate Final Share Price,” the “MSCI Emerging Markets Final Share Price,” the “PowerShares Water Final Share Price,” the “S&P Homebuilders Final Share Price,” the “Financial Select Sector Final Share Price” or the “Vanguard Emerging Markets Final Share Price,” as applicable, and may be referred to as the “Ending Index Level” or the “Final Share Price,” as applicable, in the relevant terms supplement and (3) the “Starting Basket Level” will be deemed to refer to the “S&P 500 Starting Level,” the “S&P MidCap Starting Level,” the “S&P BRIC Starting Level,” the “Nikkei Starting Level,” the “EURO STOXX Starting Level,” the “Dow Jones U.S. Real Estate Starting Level,” the “AIG Commodity Starting Level,” the “FTSE Starting Level,” the “MSCI EAFE Starting Level,” the “MSCI World Starting Level,” the “NASDAQ-100 Starting Level,” the “Russell 1000 Growth Starting Level,” the “Russell 1000 Value Starting Level,” the “Russell 2000 Starting Level,” the “Russell 3000 Starting Level,” the “iShares U.S. Real Estate Initial Share Price,” the “MSCI Emerging Markets Initial Share Price,” the “PowerShares Water Initial Share Price,” the “S&P Homebuilders Initial Share Price,” the “Financial Select Sector Initial Share Price” or the Vanguard Emerging Markets Initial Share Price, as applicable, and may be referred to as the “Initial Index Level” or the “Initial Share Price,” as applicable, in the relevant terms supplement.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing in the Basket, any of the Basket Components, any of the component stocks underlying the Equity Indices or the Basket Fund, or any of the exchange traded contracts on the commodities underlying the Commodity Index, or any future contracts or exchange traded over the counter instruments based on, or other instruments linked to, the Commodity Index. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interest or guarantee the return of your investment.

     The notes do not pay interest and may not return any of your investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement no. 39-XIII and the relevant terms supplement. For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount. For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable). The relevant terms supplement will specify whether the notes have a buffer and/or Strike Level.

The appreciation potential of the notes is limited to the Maximum Total Return, if applicable.

     If the notes are subject to a Maximum Total Return, the appreciation potential of the notes will be limited to the Maximum Total Return. Any applicable Maximum Total Return will be a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to that Maximum Total Return even if the Basket Return, if applicable, multiplied by the Upside Leverage Factor, is greater than that Maximum Total Return.

The Basket Components may not be equally weighted.

     Unless otherwise specified in the relevant terms supplement, the Basket is composed of up to 21 Basket Components, each of which may have a different weight in determining the value of the Basket, depending on the Component Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the S&P 500 Weighting, the S&P MidCap Weighting, the S&P BRIC Weighting, the Nikkei Weighting, the EURO STOXX Weighting, the Dow Jones U.S. Real Estate Weighting, the AIG Commodity Weighting, the FTSE Weighting, the MSCI EAFE Weighting, the MSCI World Weighting, the NASDAQ-100 Weighting, the Russell 1000 Growth Weighting, the Russell 1000 Value Weighting, the Russell 2000 Weighting, the Russell 3000 Weighting, the iShares U.S. Real Estate Weighting, the MSCI Emerging Markets Weighting, the PowerShares Water Weighting, the S&P Homebuilders Weighting, the Financial Select Sector Weighting and the Vanguard Emerging Markets Weighting are 5%, 2%, 2%, 10%, 12%, 15%, 9%, 5%, 8%, 5%, 3%, 5% 5%, 2%, 2%, 2%, 2%, 3%, 1%, 1% and 1% respectively. One consequence of such an unequal weighting of the Basket Components is that the same percentage change in two of the Basket Components may have different effects on the Basket Closing Level. For example, if the Nikkei Weighting is greater than the S&P 500 Weighting, a 5% decrease in the Nikkei 225 Index will have a greater effect on the Basket Closing Level than a 5% decrease in the S&P 500® Index.

The weight of each Basket Component may be determined on a date other than the pricing date.

     If so specified in the relevant terms supplement, the weight of each Basket Component in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Basket Components in the Basket will be determined based on the relative magnitude of the Component Return of each Basket Component on the Observation Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Basket Component until a date later than the pricing date, and you may not know the weight assigned to each Basket Component in the Basket prior to the final Basket Valuation Date.

Changes in the value of the Basket Components may offset each other.

     Unless otherwise specified in the relevant terms supplement, the notes are linked to a weighted Basket composed of the Basket Components. Price movements in the Basket Components may not correlate with each other. At a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Component or Components, particularly if the Basket Component or Components that appreciate are of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level or, if applicable, the Strike Level. You may lose some or all of your investment in the notes if the Ending Basket Level is lower than the Starting Basket Level or, if applicable, the Strike Level.

Your return on the notes will not reflect dividends on the common stocks of the companies held by or included in the Basket Components.

     Your return on the notes will not reflect the return you would realize if you actually owned the common stocks of the companies held by or included in the Basket Components and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Basket Level. The Ending Basket Level reflects the prices of the common stocks as calculated in the Basket Components without taking into consideration the value of dividends paid on those stocks.

You will not have rights in the exchange-traded futures contracts on the commodities underlying the Commodity Index.

     As an owner of the notes, you will not have rights that holders of exchange-traded futures contracts on the commodities underlying the Commodity Index may have.

Owning the notes is not the same as owning the commodities underlying the Commodity Index or the futures contracts that compose the Commodity Index, or certain other commodity-related contracts directly.

     The return on your notes will not reflect the return you would realize if you actually purchased the commodities upon which the futures contracts that compose the Commodity Index are based, or exchange-traded or over-the-counter instruments based on the Commodity Index. You will not have any rights that holders of such assets or instruments have.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the notes. If at any time J.P. Morgan Securities

Inc. or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The starting level or initial share price for the Basket Components may be determined after the issue date of the notes.

     If so specified in the relevant terms supplement, the starting level or initial share price for the Basket Components will be determined based on the arithmetic average of the closing levels or closing prices of the Basket Components on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the starting level or initial share price for the Basket Components may not be determined, and you may therefore not know such value, until after the issue date. Similarly, the global note certificate constituting the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the starting level or initial share price for the Basket Components. The starting level or initial share price for the Basket Components will be used in the calculation of the returns for the various Basket Components, and the returns will be used in calculating the Basket Return and the payment at maturity. If there are any increases in the closing levels or closing prices for the Basket Components on the Initial Averaging Dates that occur after the issue date and such increases result in the starting level or initial share price for one or more of the Basket Components being higher than the closing level or closing price of such Basket Component(s) on the issue date, this may establish higher levels that the Basket Components must achieve for you to attain a positive return on your investment or to avoid a loss of principal at maturity.

The Ending Basket Level may be less than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

     Because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Basket Valuation Dates during the term of the notes, the level of the Basket at the maturity date or at other times during the term of the notes, including dates near the Basket Valuation Date(s), could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the final Basket Valuation Date, if there is a significant decrease in the level of the Basket around the time of the Basket Valuation Date(s) or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date for the notes is near the end of the term of the notes, then if the Basket levels increase or remain relatively constant during the initial term of the notes and then decrease below the Starting Basket Level (or Strike Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket, the Basket Components, the securities underlying the Basket Components or contracts relating to the Basket or Basket Components for which there is an active secondary market.

The Basket may consist of only one Basket Component.

     In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket. In such cases, the Basket Closing Level will be determined with respect to the closing level or closing price of the single Basket Component, and changes in other Basket Components will have no effect on the Basket Closing Level.

The notes are not designed to be short-term trading instruments.

     The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level or price of the Basket Components on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the Basket Components;

  the time to maturity of the notes;

  the dividend rate on the common stocks underlying the Equity Indices and held by the Basket Funds (while not paid to holders of the notes, dividend payments on the equity securities underlying the Basket Indices and included in the Basket Fund may influence the levels of the Basket Indices or price of shares of the Basket Fund, as applicable, and the market value of options on the Basket Indices and the Basket Fund and therefore offset the value of the notes);

  the market price of the physical commodities upon which the futures contracts that compose the Commodity Index are based (the “Index Commodities”) or the exchange-traded futures contracts on the Index Commodities.;

  the occurrence of certain events to a Basket Fund that may or may not require an adjustment to the applicable Share Adjustment Factor (as defined below);

  interest and yield rates in the market generally as well as in each of the markets of the securities or Indices composing the Basket Components;

  developments in the real estate market;

  economic, financial, political, regulatory, geographical, agricultural, meteorological, or judicial events that affect the stocks composing the Basket Components (other than the Commodity Index) or stock markets generally, or the commodities underlying the Commodity Index or commodities markets generally and which may affect the Basket Return;

  the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the stocks composing each of the Basket Components are traded, and the correlation between those rates and the levels of the S&P BRIC 40 Index and the MSCI EAFE® Index, the MSCI World IndexSM and the prices of the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     You cannot predict the future performance of the Basket based on its historical performance. The value of the Basket may decrease such that you may not receive any return of your investment. For notes with a buffer, if the Ending Basket Level declines compared to the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity. For notes without a buffer, if the Basket Return is negative, you will lose some or all of your investment at maturity.

If the Basket includes the Commodity Index, suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Commodity Index and, therefore, the value of your notes.

If the Basket includes the Commodity Index, the notes will not be regulated by the Commodity Futures Trading Commission.

     If the Basket includes the Commodity Index, the net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

If the Basket includes the Commodity Index, index calculation disruption events may require an adjustment to the calculation of the Commodity Index.

     At any time during the term of the notes, the daily calculation of the Commodity Index may be adjusted in the event that AIG Financial Products (“AIG-FP”) determines that any of the following index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of, any futures contract used in the calculation of the Commodity Index on that day; the settlement price of any futures contract used in the calculation of the Commodity Index reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Commodity Index; or, with respect to any futures contract used in the calculation of the Commodity Index that trades on the London Metal Exchange (the “LME”), a business day on which the LME is not open for trading. Any such index calculation disruption event may have an adverse impact on the level of the Commodity Index or the manner in which it is calculated and, therefore, the value of your notes. See “The Dow Jones — AIG Commodity IndexSM — Index Calculation Disruption Events.”

If the Basket includes the Commodity Index, AIG Financial Products may be required to replace a designated contract if the existing futures contract is terminated or replaced.

     A futures contract known as a “Designated Contract” has been selected as the reference contract for most of the commodities included in the Commodity Index. See “Dow Jones — AIG Commodity IndexSM

— Designated Contracts for Each Commodity.” Data concerning this Designated Contract will be used to calculate the Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Dow Jones — AIG Commodity IndexSM Supervisory Committee to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the level of the Commodity Index and, therefore, the value of your notes.

If the Basket includes the Commodity Index, commodity prices may change unpredictably, affecting the Basket Return and the value of your notes in unforeseeable ways.

     Trading in futures contracts associated with the Index Commodities is speculative and can be extremely volatile. A decrease in the price of any of the commodities upon which the futures contracts that compose the Commodity Index are based may have a material adverse effect on the value of the notes and your return on an investment in the notes. Market prices of the Index Commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies; agriculture; trade; disease; and technological developments. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities upon which the futures contracts that compose the Commodity Index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Basket. It is not possible to predict the aggregate effect of all or any combination of these factors.

If the Basket includes the Commodity Index, the Basket will include the Dow Jones — AIG Commodity IndexSM, not the Dow Jones — AIG Commodity Index Total ReturnSM.

     If the Basket includes the Commodity Index, the Basket will include the Dow Jones — AIG Commodity IndexSM, which, as discussed below, reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities constituting the Dow Jones — AIG Commodity IndexSM. In contrast, the Dow Jones — AIG Commodity Index Total ReturnSM is a total return index which, in addition to reflecting such returns, also reflects interest that could be earned on cash collateral invested in 3-month U.S. Treasury bills. Because the Basket includes the Dow Jones — AIG Commodity IndexSM, the Basket Return will not reflect the total return feature of the Dow Jones — AIG Commodity Index Total ReturnSM.

If the Basket includes the Commodity Index, risks associated with the Commodity Index may adversely affect the market price of the notes.

     If the Basket includes the Commodity Index, the Basket will reflect the return on exchange-traded futures contracts on nineteen different physical commodities, and it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the Commodity Index will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Commodity Index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Commodity Index for the following year. However, Dow Jones and AIG-FP may not discover every discrepancy. Furthermore, the annual weightings for the Commodity Index are determined each year in June or July and announced in July or August by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the Commodity Index and has no obligation to take the needs of any parties to transactions involving the Commodity Index into consideration when reweighting or making any other changes to the Commodity Index. Finally, subject to the minimum/maximum diversification limits described in “The Dow Jones — AIG Commodity IndexSM —

Diversification Rules,” the Index Commodities underlying the exchange-traded futures contracts included in the Dow Jones — AIG Commodity IndexSM from time to time are concentrated in a limited number of sectors, particularly energy and agriculture. If the Basket includes the Commodity Index, an investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

If the Basket includes the Commodity Index, higher future prices of the commodity futures contracts constituting the Commodity Index relative to their current prices may decrease the amount payable at maturity.

     The Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the Commodity Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the Commodity Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain Index Commodities, such as gold, have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the level of the Commodity Index and, therefore, the value of your notes.

If the Basket includes the Commodity Index, the Commodity Index will likely underperform a cash purchase of the underlying commodities, potentially by a significant amount.

     Because the Commodity Index is made up of futures contracts, there will be a cost to “rolling” the contracts forward as the Commodity Index sell the current contracts and then add the next month’s contracts. As the underlyings tend to have positively sloping forward curves, commonly known as “contango”, the Commodity Index return experiences a negative drag when the Commodity Index sells cheaper contracts, and purchases more expensive contracts. As a result, we expect the Commodity Index will likely underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

If the Basket includes the Commodity Index, trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Commodity Index and the underlying commodities may affect the level of the Commodity Index.

     AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the Index Commodities. AIG-FP and its affiliates also actively enter into or trade market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the Commodity Index, the futures contracts underlying the Commodity Index or the Index Commodities. Certain of AIG-FP’s affiliates may underwrite or issue other securities or financial instruments indexed to the Commodity Index and related indices, and Dow Jones and AIG-FP and certain of their affiliates may license the Commodity Index for publication or for use by unaffiliated third parties.

     These activities could present conflicts of interest and could affect the level of the Commodity Index. For instance, a market maker in a financial instrument linked to the performance of the Commodity Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Commodity Index components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Commodity Index, which in turn may affect the level of the Commodity Index and, therefore, the value of your notes. With respect to any of the activities described above, none of AIG-FP, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

If the Basket includes the Commodity Index, changes that affect the calculation of the Commodity Index will affect the market value of the notes and the amount you will receive at maturity.

     The policies of Dow Jones and AIG-FP concerning the methodology and calculation of the Commodity Index, additions, deletions or substitutions of the Index Commodities or exchange-traded futures contracts on the Index Commodities could affect the Commodity Index and, therefore, could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if Dow Jones and AIG-FP, in their sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Commodity Index, or if Dow Jones and AIG-FP discontinue or suspend calculation or publication of the Commodity Index, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if either the AIG Commodity Starting Level or the AIG Commodity Closing Level is not available because of a market disruption event or for any other reason, the calculation agent – which will be JPMSI, an affiliate of ours – will make a good faith estimate in its sole discretion of the Commodity Index level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the market disruption event is due to the fact that the publication of the Commodity Index is discontinued and that there is no successor index on the date when the AIG Commodity Starting Level or the Commodity Index closing level on an Initial Averaging Date, if applicable, is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the AIG Commodity Closing Level or the Commodity Index closing level on an Initial Averaging Date, if applicable, by reference to a group of commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Commodity Index. For more information, see the section below called “General Terms of Notes — Discontinuation of a Basket Index; Alteration of Method of Calculation.”

If the Basket includes the Commodity Index, regulation of the commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict and may significantly and adversely affect the value of the notes.

     Futures contracts and options on futures contracts markets, including those future contracts related to the Index Commodities, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges including NYMEX, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, NYMEX has regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market price of the oil futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to the interests of noteholders.

If the Basket includes the Commodity Index, some of the commodities underlying the Commodity Index will be subject to pronounced risks of pricing volatility.

     As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity.

If the Basket Includes the Commodity Index, trading and other transactions by us or our affiliates in the commodities underlying the Commodity Index, futures, options, exchange-traded funds or other derivative products on commodities underlying the Commodity Indices, or the Commodity Index, may impair the market value of the notes.

     As described below under “Use of Proceeds,” we or our affiliates may hedge our obligations under the notes by purchasing commodities underlying the Commodity Index, futures, or options on commodities underling the Commodity Index, or the Commodity Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of commodities underlying the Commodity Index, or the Commodity Index, and we may adjust these hedges by, among other things, purchasing or selling commodities underlying the Commodity Index, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities or other hedging and investment activities of ours may adversely affect the market price of commodities underlying the Commodity Index and the level of the Commodity Index and, therefore, the market value of the notes. It is possible that we and our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

Historical performance of each Basket Index or Basket Fund should not be taken as an indication of the future performance of such Basket Index or Basket Fund during the terms of the notes.

     The actual performance of each Basket Index or Basket Fund over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of such Basket Index or Basket Fund. The trading prices of the common stocks, exchange traded futures contracts on the index commodities and the value of the Basket Funds will determine the level of such Basket Index or Basket Fund. As a result, it is impossible to predict whether the level of each of the Basket Indices or Basket Funds will rise or fall.

If the Basket includes the Dow Jones U.S. Real Estate Index or the iShares® Dow Jones U.S. Real Estate Index Fund, risks associated with the real estate industry will affect the value of the notes.

     The real estate industry is cyclical and has from time to time experienced significant difficulties. The prices of the stocks included in the Dow Jones U.S. Real Estate Index and held by the iShares® Dow Jones U.S. Real Estate Index Fund and, in turn, the level of the Dow Jones U.S. Real Estate Index and the price of the iShares® Dow Jones U.S. Real Estate Index Fund, as applicable, will be affected by a number of factors that may either offset or magnify each other, including:

  employment levels and job growth;

  the availability of financing for real estate;

  interest rates;

  consumer confidence;

  the availability of suitable undeveloped land;

  federal, state and local laws and regulations concerning the development of land, construction, home and commercial real estate sales, financing and environmental protection; and

  competition among companies which engage in the real estate business.

     The difficulties described above could cause a downturn in the real estate industry generally or regionally and could cause the value of the stocks included in the Dow Jones U.S. Real Estate Index and held by the iShares® Dow Jones U.S. Real Estate Index Fund and the level of the Dow Jones U.S. Real Estate Index and the price of the iShares® Dow Jones U.S. Real Estate Index Fund, as applicable, to decline or remain flat during the term of the notes.

If the Basket includes the Dow Jones U.S. Real Estate Index or the iShares® Dow Jones U.S. Real Estate Index Fund, risks associated with Real Estate Investment Trusts will affect the value of the notes.

     The Dow Jones U.S. Real Estate Index and the iShares® Dow Jones U.S. Real Estate Index Fund are composed of a variety of real estate related stocks including real estate investment trusts (“REITs”). REITs invest primarily in income producing real estate or real estate related loans or interests. Investments in REITs, though not direct investments in real estate, are still subject to the risks associated with investing in real estate. The following are some of the conditions that might impact the structure of and cash flow generated by REITs and, consequently, the value of REITs and, in turn, the Dow Jones U.S. Real Estate Index and the iShares® Dow Jones U.S. Real Estate Index Fund:

  a decline in the value of real estate properties;

  extended vacancies of properties;

  increases in property and operating taxes;

  increased competition or overbuilding;

  a lack of available mortgage funds or other limits on accessing capital;

  tenant bankruptcies and other credit problems;

  limitation on rents, including decreases in market rates for rents;

  changes in zoning laws and governmental regulations;

  costs resulting from the clean-up of, and legal liability to third parties for damages resulting from environmental problems;

  investments in developments that are not completed or that are subject to delays in completion;

  risks associated with borrowing;

  changes in interest rates;

  casualty and condemnation losses; and

  uninsured damages from floods, earthquakes or other natural disasters.

     In addition, weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the homebuilding business. Geopolitical events, such as the aftermath of the war with Iraq and the terrorist attacks on September 11, 2001, and related market disruptions could also have a significant impact on the real estate industry.

     The factors above may either offset or magnify each other. To the extent that any of these conditions occur, they may negatively impact a REIT’s cash flow and cause a decline in the share price of a REIT, and, consequently, the Dow Jones U.S. Real Estate Index and the iShares® Dow Jones U.S. Real Estate Index Fund. In addition, some REITs have relatively small market capitalizations, which can increase the volatility of the market price of securities issued by those REITs. Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, as a result, subject to risks inherent in operating and financing a limited number of projects. To the extent that such risks increase the volatility of the market price of securities issued by REITs, they may also, consequently, increase the volatility of the Dow Jones U.S. Real Estate Index and the iShares® Dow Jones U.S. Real Estate Index Fund.

If the Basket includes the SPDR® S&P® Homebuilders ETF, risks associated with the homebuilding industry will affect the value of the notes.

     The homebuilding industry is significantly affected by factors in general and local economic conditions and real estate markets as well as by weather conditions, natural disasters and geopolitical events, any of which could affect the ability of the companies the equity securities of which are held by the SPDR® S&P® Homebuilders ETF to conduct their businesses profitably. The homebuilding industry is cyclical and has from time to time experienced significant difficulties. The prices of the equity securities held by the SPDR® S&P® Homebuilders ETF and, in turn, the price of the SPDR® S&P® Homebuilders ETF, will be affected by a number of factors that may either offset or magnify each other, including:

  a decline in the value of real estate properties;

  employment levels and job growth;

  the availability of financing for home buyers;

  interest rates;

  consumer confidence;

  housing demand;

  the availability of suitable undeveloped land;

  raw material and labor shortages and price fluctuations;

  federal, state and local laws and regulations concerning the development of land, homebuilding, home sales, consumer financing and environmental protection;

  competition among companies which engage in the homebuilding business; and

  the supply of homes and other housing alternatives.

     In addition, weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the homebuilding business. Geopolitical events, such as the aftermath of the war with Iraq and the terrorist attacks on September 11, 2001, and related market disruptions could also have a significant impact on the homebuilding business.

     The difficulties described above could cause an upturn or a downturn in the homebuilding industry generally or regionally and could cause the value of the equity securities held by the SPDR® S&P® Homebuilders ETF and thus the price of the SPDR® S&P® Homebuilders ETF to decline or remain flat during the term of the notes.

If the Basket includes the SPDR® S&P® Homebuilders ETF, there will be no direct correlation between the value of the notes or the price of the SPDR® S&P® Homebuilders ETF and residential housing prices.

     There is no direct linkage between the price of the SPDR® S&P® Homebuilders ETF and residential housing prices in specific regions or residential housing prices in general. While residential housing prices may be one factor that could affect the prices of the equity securities held by the SPDR® S&P® Homebuilders ETF and consequently the price of the SPDR® S&P® Homebuilders ETF, the price of the SPDR® S&P® Homebuilders ETF and the notes are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

If the Basket includes the Financial Select Sector SPDR® Fund, risks associated with the financial services industry will affect the value of the notes.

     All or substantially all of the equity securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector, including the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts. Financial services companies are subject to extensive government regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). If the Basket includes the Financial Select Sector SPDR® Fund, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.

The Basket Return for the notes will not be adjusted for changes in exchange rates that might affect the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index and the FTSE™ 100 Index.

     Although the stocks composing the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index and the FTSE™ 100 Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Basket Components, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index and the FTSE™ 100 Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the notes. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

If the Basket includes the S&P BRIC 40 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the iShares® MSCI Emerging Markets Index Fund or the Vanguard® Emerging Markets ETF, the notes will be subject to currency exchange risk.

     Because the prices of the stocks composing the S&P BRIC 40 Index and the MSCI country indices (the “Component Securities”) that make up the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM (the “Component Country Indices”) are converted into U.S. dollars for the purposes of calculating the value of the Component Country Indices, the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM, and the prices of the equity securities held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF are converted into U.S. dollars for purposes of calculating the net asset value of the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities or the equity securities held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM and the equity securities held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the S&P BRIC 40 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the iShares® MSCI Emerging Markets Index Fund or the Vanguard® Emerging Markets ETF will be adversely affected and the payment at maturity of the notes may be reduced.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States of America.

     All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance. See also “The MSCI EAFE® Index — The MSCI EAFE® Index Is Subject to Currency Exchange Risk”, “The MSCI World IndexSM — The MSCI World IndexSM Is Subject to Currency Exchange Risk” and “The S&P BRIC 40 Index — The S&P BRIC 40 Index Is Subject to Currency Exchange Risk.”

If the Basket includes the S&P BRIC 40 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the iShares® MSCI Emerging Markets Index Fund or the Vanguard® Emerging Markets ETF, changes in the volatility of exchange rates, and the correlation between those rates and the levels of the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM and the closing prices of the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF are likely to affect the market value of the notes.

     The exchange rate between the U.S. dollar and each of the currencies in which the Component Securities or the currencies in which the equity securities held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which a Component Security or an equity security held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which a Component Security or an equity security held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which a Component Security or an equity security held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities or an equity security held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF are denominated refer to the size and frequency of that exchange rate.

     Because the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM and the net asset value of the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF are calculated, in part, by converting the closing prices of the Component Securities and the equity securities held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities and the equity securities held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF are denominated could affect the market value of the notes.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities and the equity securities held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF are denominated and the level of the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM and the net asset value of the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF, as applicable, refer to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM or the net asset value of the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF, as applicable. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities or the equity securities held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF are denominated and the percentage changes in the level of the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM or the net asset value of the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF, as applicable, could affect the value of the notes.

If the Basket includes the Russell 2000® Index, an investment in the notes is subject to risks associated with small capitalization stocks.

     The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

If the Basket includes a Basket Fund, the anti-dilution protection is limited.

     The calculation agent will make adjustments to the Share Adjustment Factor, which will be set initially at 1.0, for certain events affecting the shares of the Basket Funds. See “General Terms of Notes —Anti-Dilution Adjustments.” The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the Basket Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

There are risks associated with the iShares® Dow Jones U.S. Real Estate Index Fund.

     The iShares® Dow Jones U.S. Real Estate Index Fund has a limited operating history, having commenced trading in June 2000. Although its shares are listed for trading on NYSE Arca, Inc. (“NYSE Arca”) and a number of similar products have been traded on the NYSE Arca for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® Dow Jones U.S. Real Estate Index Fund or that there will be liquidity in the trading market.

     In addition, Barclays Global Fund Advisors (“BGFA”) is the iShares® Dow Jones U.S. Real Estate Index Fund’s investment adviser. The iShares® Dow Jones U.S. Real Estate Index Fund is subject to management risk, which is the risk that the BGFA’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The performance of the iShares® Dow Jones U.S. Real Estate Index Fund may not correlate with the performance of the Dow Jones U.S. Real Estate Index.

     The iShares® Dow Jones U.S. Real Estate Index Fund uses a representative sampling strategy (as described under “The iShares® Dow Jones U.S. Real Estate Index Fund — Representative Sampling”) to attempt to track the performance of the Dow Jones U.S. Real Estate Index. The iShares® Dow Jones U.S. Real Estate Index Fund invests in a representative sample of equity securities included in the Dow Jones U.S. Real Estate Index; however, the iShares® Dow Jones U.S. Real Estate Index Fund may not hold all or substantially all of the equity securities included in the Dow Jones U.S. Real Estate Index. Therefore, while the performance of the iShares® Dow Jones U.S. Real Estate Index Fund is linked principally to the performance of the Dow Jones U.S. Real Estate Index, the performance of the iShares® Dow Jones U.S. Real Estate Index Fund is also generally linked in part to non-equity securities because BGFA may invest up to 10% of the iShares® Dow Jones U.S. Real Estate Index Fund’s assets in futures contracts, options on futures contracts, other types of options, and swaps related to the Dow Jones U.S. Real Estate Index as well as cash and cash equivalents, including shares of money market funds advised by BGFA or its affiliates. In addition, the performance of the iShares® Dow Jones U.S. Real Estate Index Fund will reflect additional transaction costs and fees that are not included in the calculation of the Dow Jones U.S. Real Estate Index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the variance between the iShares® Dow Jones U.S. Real Estate Index Fund and the Dow Jones U.S. Real Estate Index. Finally, because the shares of the iShares® Dow Jones U.S. Real Estate Index Fund are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of the iShares® Dow Jones U.S. Real Estate Index Fund may differ from the net asset value per share of the iShares® Dow Jones U.S. Real Estate Index Fund.

     For all of the foregoing reasons, the performance of the iShares® Dow Jones U.S. Real Estate Index Fund may not correlate with the performance of the Dow Jones U.S. Real Estate Index. Consequently, the return on the notes will not be the same as investing directly in the iShares® Dow Jones U.S. Real Estate Index Fund or in the Dow Jones U.S. Real Estate Index or in the equity securities held by the iShares® Dow Jones U.S. Real Estate Index Fund or included in the Dow Jones U.S. Real Estate Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the Dow Jones U.S. Real Estate Index.

The policies of Dow Jones and of BGFA could affect the value and the amount payable on the notes.

     The policies of BGFA concerning the calculation of the iShares® Dow Jones U.S. Real Estate Index Fund’s net asset value, additions, deletions or substitutions of equity securities held by the iShares® Dow Jones U.S. Real Estate Index Fund and manner in which changes affecting the Dow Jones U.S. Real Estate Index are reflected in the iShares® Dow Jones U.S. Real Estate Index Fund could affect the market price of the shares of the iShares® Dow Jones U.S. Real Estate Index Fund and, therefore, affect the amount payable on the notes at maturity, and the value of the notes before maturity. The amount payable on the notes and its value could also be affected if BGFA changes these policies, for example, by changing the manner in which it calculates the iShares® Dow Jones U.S. Real Estate Index Fund’s net asset value, or if BGFA discontinues or suspends calculation or publication of the iShares® Dow Jones U.S. Real Estate Index Fund’s net asset value, in which case it may become difficult to determine the value of the note.

     In addition, Dow Jones & Company (“Dow Jones”) owns the Dow Jones U.S. Real Estate Index and is responsible for the design and maintenance of the Dow Jones U.S. Real Estate Index. The policies of Dow Jones concerning the calculation of the Dow Jones U.S. Real Estate Index, including decisions regarding the addition, deletion or substitution of the equity securities included in the Dow Jones U.S. Real Estate Index, could affect the level of the Dow Jones U.S. Real Estate Index and consequently could affect the market prices of the shares of the iShares® Dow Jones U.S. Real Estate Index Fund.

There are risks associated with the iShares® MSCI Emerging Markets Index Fund.

     The iShares® MSCI Emerging Markets Index Fund has a limited operating history, having commenced trading in April 2003 on the American Stock Exchange (“AMEX”) and having switched to the New York Stock Exchange (“NYSE”) in February 2007. Although its shares are listed for trading on the NYSE and a number of similar products have been traded on the NYSE for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® MSCI Emerging Markets Index Fund or that there will be liquidity in the trading market.

     In addition, BGFA is the iShares® MSCI Emerging Markets Index Fund’s investment adviser. The iShares® MSCI Emerging Markets Index Fund is subject to management risk, which is the risk that the BGFA’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The performance of the iShares® MSCI Emerging Markets Index Fund may not correlate with the performance of the MSCI Emerging Markets Index.

     The iShares® MSCI Emerging Markets Index Fund uses a representative sampling strategy (as described under “The iShares® MSCI Emerging Markets Index Fund — Representative Sampling”) to attempt to track the performance of the MSCI Emerging Markets Index. The iShares® MSCI Emerging Markets Index Fund invests in a representative sample of equity securities included in the MSCI Emerging Markets Index; however, the iShares® MSCI Emerging Markets Index Fund may not hold all or substantially all of the equity securities included in the MSCI Emerging Markets Index. Therefore, while the performance of the iShares® MSCI Emerging Markets Index Fund is linked principally to the performance of the MSCI Emerging Markets Index, the performance of the iShares® MSCI Emerging Markets Index Fund is also generally linked in part to shares of other exchange traded funds because BGFA may invest up to 10% of the iShares® MSCI Emerging Markets Index Fund’s assets in other iShares® funds that seek to track the performance of equity securities of constituent countries of the MSCI Emerging Markets Index. In addition, the performance of the iShares® MSCI Emerging Markets Index Fund will reflect additional transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the variance between the iShares® MSCI Emerging Markets Index Fund and the MSCI Emerging Markets Index. Finally, because the shares of the iShares® MSCI Emerging Markets Index Fund are traded on the NYSE and are subject to market supply and investor demand, the market value of one share of the iShares® MSCI Emerging Markets Index Fund may differ from the net asset value per share of the iShares® MSCI Emerging Markets Index Fund.

     For all of the foregoing reasons, the performance of the iShares® MSCI Emerging Markets Index Fund may not correlate with the performance of the MSCI Emerging Markets Index. Consequently, the return on the notes will not be the same as investing directly in the iShares® MSCI Emerging Markets Index Fund or in the MSCI Emerging Markets Index or in the equity securities held by the iShares® MSCI Emerging Markets Index Fund or included in the MSCI Emerging Markets Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the MSCI Emerging Markets Index.

The policies of MSCI and of BGFA could affect the value and the amount payable on the notes.

     The policies of BGFA concerning the calculation of the iShares® MSCI Emerging Markets Index Fund’s net asset value, additions, deletions or substitutions of equity securities held by the iShares® MSCI Emerging Markets Index Fund and manner in which changes affecting the MSCI Emerging Markets Index are reflected in the iShares® MSCI Emerging Markets Index Fund could affect the market price of the shares of the iShares® MSCI Emerging Markets Index Fund and, therefore, affect the amount payable on the notes at maturity, and the value of the notes before maturity. The amount payable on the notes and its value could also be affected if BGFA changes these policies, for example, by changing the manner in which it calculates the iShares® MSCI Emerging Markets Index Fund’s net asset value, or if BGFA discontinues or suspends calculation or publication of the iShares® MSCI Emerging Markets Index Fund’s net asset value, in which case it may become difficult to determine the value of the note.

     In addition, MSCI Inc. (“MSCI”) owns the MSCI Emerging Markets Index and is responsible for the design and maintenance of the MSCI Emerging Markets Index. The policies of MSCI concerning the calculation of the MSCI Emerging Markets Index, including decisions regarding the addition, deletion or substitution of the equity securities included in the MSCI Emerging Markets Index, could affect the level of the MSCI Emerging Markets Index and consequently could affect the market prices of the shares of the iShares® MSCI Emerging Markets Index Fund.

The policies of PowerShares Capital Management LLC and changes that affect the PowerShares Water Resources Portfolio could affect the amount payable on your notes and its market value.

     The policies of PowerShares Capital Management LLC (“PowerShares Capital”), which is PowerShares Water Resources Portfolio’s investment adviser, concerning the calculation of the PowerShares Water Resources Portfolio’s net asset value, additions, deletions or substitutions of securities in the PowerShares Water Resources Portfolio and manner in which changes affecting the PowerShares Water Resources Portfolio are reflected in the PowerShares Water Resources Portfolio could affect the market price of the PowerShares Water Resources Portfolio and, therefore, the amount payable on your notes on the maturity date and the market value of the notes before that date. The amount payable on your notes and its market value could also be affected if PowerShares Capital changes these policies, for example, by changing the manner in which it calculates the PowerShares Water Resources Portfolio’s net asset value, or if PowerShares Capital discontinues or suspends calculation or publication of the PowerShares Water Resources Portfolio’s net asset value, in which case it may become difficult to determine the market value of your notes.

An investment in the PowerShares Water Resources Portfolio bears certain risks.

     Market risk

     The PowerShares Water Resources Portfolio is subject to market fluctuations caused by such factors as economic, political, regulatory or market developments, changes in interest rates and perceived trends in stock prices. Overall stock values could decline generally or could underperform other investments.

     Non-correlation risk

     The PowerShares Water Resources Portfolio’s return may not match the return of the Palisades Water Index for a number of reasons. For example, the PowerShares Water Resources Portfolio incurs a number of operating expenses not applicable to the Palisades Water Index, and incurs costs in buying and selling securities, especially when rebalancing the PowerShares Water Resources Portfolio’s securities holdings to reflect changes in the composition of the Palisades Water Index.

     Since the Palisades Water Index is not subject to the diversification requirements to which the PowerShares Water Resources Portfolio must adhere, the PowerShares Water Resources Portfolio may be required to deviate its investments from the securities and relative weightings of the Palisades Water Index. The Fund may not invest in certain securities included in the Palisades Water Index due to liquidity constraints. Liquidity constraints may also delay the PowerShares Water Resources Portfolio’s purchase or sale of securities included in the Palisades Water Index, thus potentially decreasing the correlation between the PowerShares Water Resources Portfolio’s performance and that of the Palisades Water Index. For tax efficiency purposes, the Fund may sell certain securities to realize losses, causing it to deviate from the Palisades Water Index.

     The PowerShares Water Resources Portfolio may not be fully invested at times, either as a result of cash flows into the PowerShares Water Resources Portfolio or reserves of cash held by the PowerShares Water Resources Portfolio to meet redemptions and expenses. If the PowerShares Water Resources Portfolio utilizes a sampling approach or futures or other derivative positions, its return may not correlate as well with the return on the Palisades Water Index, as would be the case if it purchased all of the stocks in the Palisades Water Index with the same weightings as the Palisades Water Index.

     Replication management risk

     Unlike many investment companies, the PowerShares Water Resources Portfolio is not “actively” managed. That is, the PowerShares Water Resources Portfolio does not utilize an investing strategy that seeks returns in excess of the Palisades Water Index. Therefore, the PowerShares Water Resources Portfolio would not necessarily sell a stock because the stock’s issuer was in financial trouble unless that stock is removed from the Palisades Water Index.

     Risk of concentrating in the water industry

     There are risks of concentrating in the water industry. Adverse developments in the water industry may significantly affect the value of the equity securities underlying the PowerShares Water Resources Portfolio. Companies involved in the water industry are subject to environmental considerations, taxes, government regulation, price and supply fluctuations, competition and water conservation.

     Non-diversified PowerShares Water Resources Portfolio risk

     In addition, the PowerShares Water Resources Portfolio is considered non-diversified and can invest a greater portion of assets in securities of individual issuers than a diversified fund. As a result, changes in the market value of a single investment could cause greater fluctuations in share price than would occur in a diversified fund.

     Small and medium-sized company risk

     Investing in securities of small and medium capitalization companies involves greater risk than is customarily associated with investing in more established companies. These companies’ stocks may be more volatile and less liquid than those of more established companies. These stocks may have returns that vary, sometimes significantly, from the overall stock market. Often small and medium capitalization companies and the industries in which they are focused are still evolving and, while this may offer better growth potential than larger, more established companies, it also may make them more sensitive to changing market conditions.

     Foreign securities risk

     Since the Palisades Water Index may include American depositary receipts, the PowerShares Water Resources Portfolio’s investments involve risks of investing in foreign securities that are in addition to the risks associated with domestic securities. Foreign companies, in general, are not subject to the regulatory requirements of U.S. companies and, as such, there may be less publicly available information about these companies. Moreover, foreign accounting, auditing and financial reporting standards generally are different from those applicable to U.S. companies.

     Depositary receipts also involve substantially identical risks to those associated with investments in foreign securities. In addition, the issuers of certain depositary receipts, particularly unsponsored or unregistered depositary receipts, are under no obligation to distribute shareholder communications to the holders of such receipts, or to pass through to them any voting rights with respect to the deposited securities.

There are risks associated with the SPDR® S&P® Homebuilders ETF.

     The SPDR® S&P® Homebuilders ETF has a limited operating history, having commenced trading in February 2006 on the AMEX. Although its shares are listed for trading on the AMEX and a number of similar products have been traded on the AMEX for varying periods of time, there is no assurance that an active trading market will continue for the shares of the SPDR® S&P® Homebuilders ETF or that there will be liquidity in the trading market.

     In addition, SSgA Funds Management, Inc., which we refer to as SSFM, is the SPDR® S&P® Homebuilders ETF’s investment adviser. The SPDR® S&P® Homebuilders ETF is subject to management risk, which is the risk that the SSFM’s investment strategy, the implementation of which is subject to a number of constraints (as outlined under “The SPDR® S&P® Homebuilders ETF —Investment Objective and Strategy”), may not produce the intended results. For example, SSFM may invest up to 5% of the SPDR® S&P® Homebuilders ETF’s assets in securities not included in the S&P® Homebuilders Select Industry™ Index but which SSFM believes will help the SPDR® S&P® Homebuilders ETF track the S&P® Homebuilders Select Industry™ Index, as well as in certain futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including affiliated money market funds).

The performance of the SPDR® S&P® Homebuilders ETF may not correlate with the performance of the S&P® Homebuilders Select Industry™ Index.

     The SPDR® S&P® Homebuilders ETF uses an indexing strategy of “replication” (as described under “The SPDR® S&P® Homebuilders ETF — Replication”) to seek to replicate as closely as possible, before fees and expenses, the total return of the S&P® Homebuilders Select Industry™ Index. The SPDR® S&P® Homebuilders ETF will generally invest in all of the equity securities included in the S&P® Homebuilders Select Industry™ Index; however, the SPDR® S&P® Homebuilders ETF may invest up to 5% of the SPDR® S&P® Homebuilders ETF’s assets in securities not included in the S&P® Homebuilders Select Industry™ Index but which SSFM believes will help the SPDR® S&P® Homebuilders ETF tracks the S&P® Homebuilders Select Industry™ Index, as well as in certain futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including affiliated money market funds). Therefore, while the performance of the SPDR® S&P® Homebuilders ETF is linked principally to the performance of the S&P® Homebuilders Select Industry™ Index, the performance of the SPDR® S&P® Homebuilders ETF is also generally linked in part to other securities or assets. In addition, the performance of the SPDR® S&P®

Homebuilders ETF will reflect additional transaction costs and fees that are not included in the calculation of the S&P® Homebuilders Select Industry™ Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between the SPDR® S&P® Homebuilders ETF and the S&P® Homebuilders Select Industry™ Index. Finally, because the shares of the SPDR® S&P® Homebuilders ETF are traded on the AMEX and are subject to market supply and investor demand, the market value of one share of the SPDR® S&P® Homebuilders ETF may differ from the net asset value per share of the SPDR® S&P® Homebuilders ETF.

     For all of the foregoing reasons, the performance of the SPDR® S&P® Homebuilders ETF may not correlate with the performance of the S&P® Homebuilders Select Industry™ Index. Consequently, the return on the notes will not be the same as investing directly in the SPDR® S&P® Homebuilders ETF or in the S&P® Homebuilders Select Industry™ Index or in the equity securities held by the SPDR® S&P® Homebuilders ETF or included in the S&P® Homebuilders Select Industry™ Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the S&P® Homebuilders Select Industry™ Index.

The policies of SSgA Funds Management, Inc., the investment adviser for the SPDR® S&P® Homebuilders ETF, and Standard & Poor’s, the sponsor of the S&P® Homebuilders Select Industry™ Index, could affect the value and the amount payable on the notes.

     The policies of SSFM concerning the calculation of the SPDR® S&P® Homebuilders ETF’s net asset value, additions, deletions or substitutions of equity securities held by the SPDR® S&P® Homebuilders ETF and manner in which changes affecting the SPDR® S&P® Homebuilders ETF are reflected in the SPDR® S&P® Homebuilders ETF could affect the market price of the shares of the SPDR® S&P® Homebuilders ETF and, therefore, affect the amount payable on the notes at maturity, if any, and the value of SSFM changes these policies, for example, by changing the manner in which it calculates the SPDR® S&P® Homebuilders ETF’s net asset value, or if SSFM discontinues or suspends calculation or publication of the SPDR® S&P® Homebuilders ETF’s net asset value, in which case it may become difficult to determine the value of the note.

     In addition, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) owns the S&P® Homebuilders Select Industry™ Index and is responsible for the design and maintenance of the S&P® Homebuilders Select Industry™ Index. The policies of S&P concerning the calculation of the S&P® Homebuilders Select Industry™ Index, including decisions regarding the addition, deletion or substitution of the equity securities included in the S&P® Homebuilders Select Industry™ Index, could affect the level of the S&P® Homebuilders Select Industry™ Index and consequently could affect the market prices of the shares of the SPDR® S&P® Homebuilders ETF.

There are risks associated with the Financial Select Sector SPDR® Fund.

     Although shares of the Financial Select Sector SPDR® Fund are listed for trading on the AMEX and a number of similar products have been traded on the AMEX and other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Financial Select Sector SPDR® Fund or that there will be liquidity in the trading market.

     In addition, SSFM, is the Financial Select Sector SPDR® Fund’s investment adviser. The Financial Select Sector SPDR® Fund is subject to management risk, which is the risk that the SSFM’s investment strategy, the implementation of which is subject to a number of constraints (as outlined under “Financial Select Sector SPDR® Fund — Investment Objective and Strategy”), may not produce the intended results. For example, SSFM may invest up to 5% of the Financial Select Sector SPDR® Fund’s assets in securities not included in the Financial Select Sector Index but which SSFM believes will help the Financial Select Sector SPDR® Fund track the Financial Select Sector Index, as well as in certain futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including affiliated money market funds).

The performance of the Financial Select Sector SPDR® Fund may not correlate with the performance of the Financial Select Sector Index.

     The Financial Select Sector SPDR® Fund uses an indexing strategy of “replication” (as described under “Financial Select Sector SPDR® Fund — Investment Strategy – Replication”) to seek to replicate as closely as possible, before fees and expenses, the total return of the Financial Select Sector Index. The Financial Select Sector SPDR® Fund will generally invest in all of the equity securities included in the Financial Select Sector Index. There may, however, be instances where SSFM may choose to overweight another stock in the Financial Select Sector Index, purchase securities not included in the Financial Select Sector Index that SSFM believes are appropriate to substitute for a security included in the Financial Select Sector Index or utilize various combinations of other available investment techniques in seeking to track accurately the Financial Select Sector Index. The Financial Select Sector SPDR® Fund will normally invest at least 95% of its total assets in common stocks that comprise the Financial Select Sector Index. The Financial Select Sector SPDR® Fund may invest its remaining assets in money market instruments (including repurchase agreements and money market funds), convertible securities, structured notes and in options and futures contracts. Options and futures contracts (and convertible securities and structured notes) may be used by the Financial Select Sector SPDR® Fund in seeking performance that corresponds to the Financial Select Sector Index and managing cash flows. Therefore, while the performance of the Financial Select Sector SPDR® Fund is linked principally to the performance of the Financial Select Sector Index, the performance of the Financial Select Sector SPDR® Fund is also generally linked in part to other securities or assets. In addition, the performance of the Financial Select Sector SPDR® Fund will reflect additional transaction costs and fees that are not included in the calculation of the Financial Select Sector Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between the Financial Select Sector SPDR® Fund and the Financial Select Sector Index. Finally, because the shares of the Financial Select Sector SPDR® Fund are traded on the AMEX and are subject to market supply and investor demand, the market value of one share of the Financial Select Sector SPDR® Fund may differ from the net asset value per share of the Financial Select Sector SPDR® Fund.

     For all of the foregoing reasons, the performance of the Financial Select Sector SPDR® Fund may not correlate with the performance of the Financial Select Sector Index. Consequently, the return on the notes will not be the same as investing directly in the Financial Select Sector SPDR® Fund or in the Financial Select Sector Index or in the equity securities held by the Financial Select Sector SPDR® Fund or included in the Financial Select Sector Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the Financial Select Sector Index. See “The Financial Select Sector SPDR® Fund.”

The policies of SSgA Funds Management, Inc., the investment adviser for the Financial Select Sector SPDR® Fund, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as index compilation agent for the Financial Select Sector Index could affect the value and the amount payable on the notes.

     The policies of SSFM concerning the calculation of the Financial Select Sector SPDR® Fund’s net asset value, additions, deletions or substitutions of equity securities held by the Financial Select Sector SPDR® Fund and manner in which changes affecting the Financial Select Sector Index are reflected in the Financial Select Sector SPDR® Fund could affect the market price of the shares of the Financial Select Sector SPDR® Fund and, therefore, affect the amount payable on the notes at maturity, if any, and the value of the notes prior to maturity. The amount payable on the notes and its value could also be affected if SSFM changes these policies, for example, by changing the manner in which it calculates the Financial Select Sector SPDR® Fund’s net asset value, or if SSFM discontinues or suspends calculation or publication of the Financial Select Sector SPDR® Fund’s net asset value, in which case it may become difficult to determine the value of the note.

     In addition, the stocks included in the Financial Select Sector Index are selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as index compilation agent (“Merrill Lynch”), in consultation with S&P, from all of the companies represented by the S&P 500® Index. The Financial Select Sector

Index is calculated and disseminated by the AMEX. Merrill Lynch, in consultation with S&P, can add, delete or substitute the stocks underlying the Financial Select Sector Index, which could change the value of the Financial Select Sector Index and consequently could affect the price of the shares of the Financial Select Sector SPDR® Fund and, therefore, affect the amount payable on the notes at maturity, if any, and the value of the note prior to maturity.

There are risks associated with the Vanguard® Emerging Markets ETF.

     The Vanguard® Emerging Markets ETF has a limited operating history, having commenced trading in March 2005 on the AMEX. Although its shares are listed for trading on the AMEX and a number of similar products have been traded on the AMEX for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Vanguard Emerging Markets ETF or that there will be liquidity in the trading market.

     In addition, the Vanguard® Group, Inc. (“Vanguard”) is the Vanguard® Emerging Markets ETF’s investment adviser. The Vanguard® Emerging Markets ETF is subject to management risk, which is the risk that the Vanguard’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The performance of the Vanguard® Emerging Markets ETF may not correlate with the performance of the MSCI Emerging Markets Index.

     The Vanguard® Emerging Markets ETF uses a “passive management,” or indexing, investment approach, while employing a form of sampling to reduce risk (as described under “The Vanguard® Emerging Markets ETF — Investment Objective and Strategy”) to attempt to track the performance of the a benchmark index (currently the MSCI Emerging Markets Index) that measures the investment return of stocks issued by companies located in emerging market countries. Vanguard employs a sampling technique, using its discretion — based on an analysis that considers liquidity, repatriation of capital and entry barriers in various markets — to determine whether or not to invest in particular securities. In addition, Vanguard may invest up to 20% of the assets of the Vanguard® Emerging Markets ETF in non-emerging market stocks, certain derivative contracts, and forward foreign currency exchange contracts. Accordingly, the Vanguard® Emerging Markets ETF may not hold all or substantially all of the equity securities included in the MSCI Emerging Markets Index. Therefore, while the performance of the Vanguard® Emerging Markets ETF is linked principally to the performance of the MSCI Emerging Markets Index, the performance of the Vanguard® Emerging Markets ETF is also generally linked in part to other securities or assets. Furthermore, the performance of the Vanguard® Emerging Markets ETF will reflect additional transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) held by the Vanguard® Emerging Markets ETF may impact the variance between the Vanguard® Emerging Markets ETF and the MSCI Emerging Markets Index. Finally, because the shares of the Vanguard® Emerging Markets ETF are traded on the AMEX and are subject to market supply and investor demand, the market value of one share of the Vanguard® Emerging Markets ETF may differ from the net asset value per share of the Vanguard® Emerging Markets ETF.

     For all of the foregoing reasons, the performance of the Vanguard® Emerging Markets ETF may not correlate with the performance of the MSCI Emerging Markets Index. Consequently, the return on the notes will not be the same as investing directly in the Vanguard® Emerging Markets ETF or in the MSCI Emerging Markets Index or in the equity securities held by the Vanguard® Emerging Markets ETF or included in the MSCI Emerging Markets Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the MSCI Emerging Markets Index.

The policies of Vanguard could affect the value and the amount payable on the notes.

     The policies of Vanguard concerning the calculation of the Vanguard® Emerging Markets ETF’s net asset value, additions, deletions or substitutions of equity securities held by the Vanguard® Emerging Markets ETF and manner in which changes affecting the MSCI Emerging Markets Index are reflected in the Vanguard® Emerging Markets ETF could affect the market price of the shares of the Vanguard® Emerging Markets ETF and, therefore, affect the amount payable on the notes at maturity, and the value of the notes before maturity. The amount payable on the notes and its value could also be affected if Vanguard changes these policies, for example, by changing the manner in which it calculates the Vanguard® Emerging Markets ETF’s net asset value, or if Vanguard discontinues or suspends calculation or publication of the Vanguard® Emerging Markets ETF’s net asset value, in which case it may become difficult to determine the value of the note.

     Also, Vanguard reserves the right to substitute a different index for the MSCI Emerging Markets Index if the MSCI Emerging Markets Index is discontinued, if the Vanguard® Emerging Markets ETF’s agreement with the sponsor of the MSCI Emerging Markets Index is terminated, or for any other reason determined in good faith by the Vanguard® Emerging Markets ETF’s board of trustees. If a new index is substituted by Vanguard for the MSCI Emerging Markets Index, this could affect the market price of the shares of the Vanguard® Emerging Markets ETF and, therefore, affect the amount payable on the notes at maturity, and the value of the notes before maturity.

     In addition, MSCI owns the MSCI Emerging Markets Index and is responsible for the design and maintenance of the MSCI Emerging Markets Index. The policies of MSCI concerning the calculation of the MSCI Emerging Markets Index, including decisions regarding the addition, deletion or substitution of the equity securities included in the MSCI Emerging Markets Index, could affect the level of the MSCI Emerging Markets Index and consequently could affect the market prices of the shares of the Vanguard® Emerging Markets ETF.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

The sponsor of an Equity Index (together with the sponsor of the Commodity Index, each an “Index Sponsor”) may adjust such Equity Index in a way that affects its level, and such Index Sponsor has no obligation to consider your interests.

     The Index Sponsor of an Equity Index is responsible for calculating and maintaining such Equity Index. Such Index Sponsor can add, delete or substitute the equity securities underlying such Equity Index or make other methodological changes that could change the level of such Equity Index. You should realize that the changing of equity securities included in such Equity Index may affect such Equity Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, such Index Sponsor may alter, discontinue or suspend calculation or dissemination of such Equity Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor of an Equity Index has no obligation to consider your interests in calculating or revising such Equity Index. See the relevant index description section below for additional information.

We are currently one of the companies that make up the S&P 500® Index, the Russell 1000® Value Index and the Russell 3000® Index, but, to our knowledge, we are not currently affiliated with any other company included in the Equity Indices.

     We are currently one of the companies that make up the S&P 500® Index, the Russell 1000® Value Index and the Russell 3000® Index. To our knowledge, we are not currently affiliated with any of the other companies the stock of which is represented in the Equity Indices. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the stocks underlying the Equity Indices or your notes. None of the money you pay us will go to S&P, Nikkei Inc., Dow Jones, AIG-FP, STOXX Limited, FTSE, MSCI, Nasdaq, Russell or any of the other companies included in the Equity Indices, and none of those companies will be involved in the offering of the notes in any way. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

We are currently one of the issuers of the equity securities held by the Financial Select Sector SPDR® Fund and included in the Financial Select Sector Index, but, to our knowledge, we are not currently affiliated with any other issuers of the equity securities held by the Basket Funds or included in the indices underlying the Basket Funds.

     We are currently one of the issuers of the equity securities held by the Financial Select Sector SPDR® Fund and included in the Financial Select Sector Index. To our knowledge, we are not currently affiliated with any of the other equity securities held by the Basket Funds or included in the indices underlying the Basket Funds. As a result, we will have no ability to control the actions of the issuers of such other equity securities, including actions that could affect the value of the equity securities held by the Basket Funds or your notes. None of the money you pay us will go to BGFA, SSFM, Dow Jones, S&P, Merrill Lynch, AMEX, Vanguard or any of the issuers of the equity securities held by the Basket Funds and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

To our knowledge, we are not affiliated with any of the issuers of the equity securities held by the Basket Funds or included in the MSCI Emerging Markets Index.

     To our knowledge, we are not affiliated with any of the equity securities held by the Basket Funds. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities held by the Basket Funds or your notes. None of the money you pay us will go to BGFA, Vanguard or any of the issuers of the equity securities held by the Basket Funds and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

You will have no shareholder rights in issuers of the stocks that compose the Equity Indices or the equity securities held by the Basket Funds.

     As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the Equity Indices or the equity securities held by the Basket Funds would have (while not paid to holders of the notes, dividend payments on the equity securities underlying the Basket Indices and included in the Basket Fund may influence the levels of the Basket Indices or price of shares of the Basket Fund, as applicable, and the market value of options on the Basket Indices and the Basket Fund and therefore offset the value of the notes).

We or our affiliates may have adverse economic interests to the holders of the notes.

     J.P. Morgan Securities Inc. and other affiliates of ours trade the stocks underlying the Equity Indices and the Basket Funds, the futures contracts that compose the Commodity Index, options on such futures contracts, the Index Commodities and other financial instruments related to the Basket Components and their component stocks or futures contracts, or such options and Index Commodities on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to one or more of the Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of one or more of the Basket Components and, accordingly, could affect the value of the notes and the amount payable to you at maturity, if any.

     We or our affiliates may currently or from time to time engage in business with companies the stock of which is included in one of the Equity Indices or one of the Basket Funds or with companies that are included in one of the indices underlying the Basket Funds, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about companies the stock of which is included in one of the Equity Indices or about companies the stock of which is held by one of the Basket Funds or about companies included in one of the indices underlying the Basket Funds. Any prospective purchaser of notes should undertake an independent investigation of each company the stock of which is included in one of the Equity Indices, or about companies the stock of which is held by one of the Basket Funds or about companies included in one of the indices underlying the Basket Funds, as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to our business with companies whose equity securities are held by the Basket Funds or included in the indices underlying the Basket Funds or future price movements of the indices underlying the Basket Funds.

     In the course of our business, we or our affiliates may acquire non-public information about the Commodity Index, the futures contracts underlying the Commodity Index and the Index Commodities, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the Commodity Index, the Index Commodities or the Designated Contracts. Any prospective purchaser of notes should undertake an independent investigation of the Commodity Index, the futures contracts underlying the Commodity Index, the Index Commodities and the related Designated Contracts as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Basket Components, the Basket Funds, or the stocks that compose or are held by the Equity Indices and the Basket Funds, the futures contracts underlying the Commodity Index or the Index Commodities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the stocks composing the S&P BRIC 40 Index, the MSCI EAFE® Index or the MSCI

World IndexSM or equity securities held by the iShares® MSCI Emerging Markets Index Fund or the Vanguard® Emerging Markets ETF, are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, because currency exchange rate calculations are involved in the calculation of the closing levels of the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM and the closing prices of the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF, could affect the closing levels of the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM and the closing prices of the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF and, accordingly, the value of the notes.

     In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and any prospective purchaser of notes should undertake an independent investigation of the currencies in which stocks composing or held by the S&P BRIC 40 Index, the MSCI EAFE® Index and the MSCI World IndexSM and the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

     J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Level and Ending Level (or the Initial Share Price and the Final Share Price) for each of the Basket Components, the Ending Basket Level, the Strike Level, if applicable, the Basket Return, the payment at maturity, if any, on the notes, the closing level or closing price of each Basket Component on each Initial Averaging Date, if applicable, the Share Adjustment Factor and anti-dilution adjustments, if any, related to each Basket Fund, the Basket Closing Level on any Basket Valuation Date, including the S&P 500 Return, the S&P 500 Closing Level, the S&P MidCap Return, the S&P MidCap Closing Level, the S&P BRIC Return, the S&P BRIC Closing Level, the Nikkei Return, the Nikkei Closing Level, the EURO STOXX Return, the EURO STOXX Closing Level, the Dow Jones U.S. Real Estate Return, the Dow Jones U.S. Real Estate Closing Level, the AIG Commodity Return, the AIG Commodity Closing Level, the FTSE Return, the FTSE Closing Level, the MSCI EAFE Return, the MSCI EAFE Closing Level, the MSCI World Return, the MSCI World Closing Level, the NASDAQ-100 Return, the NASDAQ-100 Closing Level, the Russell 1000 Growth Return, the Russell 1000 Growth Closing Level, the Russell 1000 Value Return, the Russell 1000 Value Closing Level, the Russell 2000 Return, the Russell 2000 Closing Level, the Russell 3000 Return, the Russell 3000 Closing Level, the iShares U.S. Real Estate Return, the iShares U.S. Real Estate Final Share Price, the MSCI Emerging Markets Return, the MSCI Emerging Markets Final Share Price, PowerShares Water Return, the PowerShares Water Final Share Price, the S&P Homebuilders Return, the S&P Homebuilders Final Share Price, the Financial Select Sector Return, the Financial Select Sector Final Share Price, the Vanguard Emerging Markets Return, and the Vanguard Emerging Markets Final Share Price. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any of the Basket Components have been discontinued and whether there has been a material change in the method of calculation of any of the Basket Components, as well as which exchange traded fund will be substituted for a Basket Fund (or relevant successor index fund, if applicable) if such Basket Fund (or relevant successor index fund, if applicable) is de-listed, liquidated or otherwise terminated; whether the index underlying the Basket Funds (or the index underlying the relevant successor index fund, if applicable) has been changed in a material respect and whether a Basket Fund (or relevant successor index fund, if applicable) has been modified so that such Basket Fund (or such successor index fund, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of such Basket Fund (or such successor index fund, if applicable) had those modifications not been made. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Basket Closing Level or the Basket Return on any Basket Valuation Date and calculating the amount that we are required to pay you, if any, at maturity. Market disruptions might also prevent the calculation agent from properly valuing the closing level or closing price of a Basket Component on an Initial Averaging Date, if applicable. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Basket Valuation Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially from our description herein. Even if the characterization of the notes is respected, if the Basket includes any of the iShares® MSCI Emerging Markets Fund, the Vanguard® Emerging Markets ETF, the iShares® Dow Jones U.S. Real Estate Index Fund, the SPDR® S&P® Homebuilders ETF, the PowerShares Water Resources Portfolio, the Financial Select Sector SPDR® Fund, or any combination of these, the IRS could assert that the notes constitute a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that an investment in the notes is treated as a constructive ownership transaction, any long-term capital gain recognized in respect of the notes in excess of the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) will be treated as ordinary income, and an interest charge will apply as if such income had accrued for tax purposes at a constant yield over the notes’ term. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules. Non-U.S. Holders should note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. In any event, amounts paid to Non-U.S. Holders may be subject to U.S. federal withholding tax if any Basket Fund, or the issuer of any of the stocks in any Basket Component is treated as a “U.S. real property holding corporation”, within the meaning of Section 897 of the Code and the Treasury regulations thereunder, and certain other conditions are met. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 39-XIII and consult your tax adviser regarding your particular circumstances.

     In addition, on December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of instruments similar to the notes to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above). While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

     The stocks that compose the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the MSCI EAFE® Index and the MSCI World IndexSM and the stocks that are held by the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes where the Basket includes a Basket Fund or an Equity Index composed of securities traded in one or more emerging market countries.

     Some or all of these factors may influence the closing level or closing price of the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of such Basket Components based on their historical performance. The value of any such Basket Component may decrease such that you may not receive any return of your investment. There can be no assurance that the closing level or closing price of any such Basket Component will not decrease so that at maturity, you will not lose some or all of your investment.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. Unless otherwise specified in the relevant terms supplement, each agent’s commissions will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, our projected profit resulting from such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more Basket Components, the equity securities underlying one or more Equity Indices or one or more Basket Funds, the futures contracts underlying the Commodity Index, the Index Commodities or instruments the value of which is derived from one or more Basket Components or their underlying equity securities, or futures contracts or the Index Commodities. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the level of one or more Basket Components, and therefore, effectively establish a higher level that the relevant Basket Component must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in one or more Basket Components, the equity securities underlying one or more Equity Indices, or one or more Basket Funds, the futures contracts underlying the Commodity Index, the Index Commodities, or instruments the value of which is derived from one or more Basket Components or their underlying equity securities or futures contracts of the Index Commodities. Although we have no reason to believe that any of these activities will have a material impact on the level of any of the Basket Components or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE S&P 500® INDEX

     We have derived all information regarding the S&P 500® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

     The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any Component Stock was calculated as the product of the market price per share and the number of the then outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  holdings by government entities, including all levels of government in the United States or foreign countries; and

  holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

     For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80. ) The float-adjusted S&P 500® Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

     To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

     The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/ deleted	Net change in market value determines divisor	Yes
adjustment.

Type of Corporate Action	Comments	Divisor Adjustment
Change in shares	Any combination of secondary issuance, share	Yes
outstanding	repurchase or buy back – share counts revised to reflect
change.

Stock split	Share count revised to reflect new count. Divisor	No
adjustment is not required since the share count and
price changes are offsetting.

Spin-off	If spun-off company is not being added to the index, the	Yes
divisor adjustment reflects the decline in index market
value (i.e., the value of the spun-off unit).

Spin-off	Spun-off company added to the index, no company	No
removed from the index.

Spin-off	Spun-off company added to the index, another company	Yes
removed to keep number of names fixed. Divisor
adjustment reflects deletion.

Change in IWF due to a	Increasing (decreasing) the IWF increases (decreases)	Yes
corporate action or a	the total market value of the index. The divisor change
purchase or sale by an	reflects the change in market value caused by the
inside holder.	change to an IWF.

Special Dividend	When a company pays a special dividend the share	Yes
price is assumed to drop by the amount of the dividend;
the divisor adjustment reflects this drop in index market
value.

Rights offering	Each shareholder receives the right to buy a	Yes
proportional number of additional shares at a set (often
discounted) price. The calculation assumes that the
offering is fully subscribed. Divisor adjustment reflects
increase in market cap measured as the shares issued
multiplied by the price paid.

     Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

     A large part of the Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Tuesdays for implementation after the close of trading on Wednesday. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

     IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges. Revised IWFs are applied on the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 10 percentage points will be implemented as soon as possible; changes of less than 10 percentage points are implemented at the next annual review.

License Agreement with S&P

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S,” “S&P” AND “S&P 500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE S&P MIDCAP 400® INDEX

     We have derived all information contained in this product supplement regarding the S&P 400® MidCap Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. The S&P 400® MidCap Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

     The S&P 400® MidCap Index is intended to provide a performance benchmark for the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4 billion. The market capitalization requirements are reviewed periodically so as to ensure consistency with market standards. The S&P 400® MidCap Index is maintained with similar methodologies and rules as the S&P 500® Index, with variations only to account for differences in capitalization requirements.

     The calculation of the level of the S&P 400® MidCap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 similar companies on the base date of June 28, 1991. Historically, the “Market Value” of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. S&P chooses companies for inclusion in the S&P 400® MidCap Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 400® MidCap Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P 400® MidCap Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 400® MidCap Index became fully float adjusted. S&P’s criteria for selecting stocks for the S&P 400® MidCap Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 400® MidCap Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P 400® MidCap Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  holdings by government entities, including all levels of government in the United States or foreign countries; and

  holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 400® MidCap Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

     For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 400® MidCap Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 400® MidCap Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 400® MidCap Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 400® MidCap Index on and after September 16, 2005 is 0.80. ) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     As of the date of this product supplement, the S&P 400® MidCap Index is calculated using a base-weighted aggregate methodology: the level of the S&P 400® MidCap Index reflects the total Market Value of all 400 Component Stocks relative to the S&P 400® MidCap Index’s base date of June 28, 1991 (the “Base Date”). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the Component Stocks on the Base Date has been set equal to an indexed value of 100. This is often indicated by the notation 6/28/91 = 100. In practice, the daily calculation of the S&P 400® MidCap Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 400® MidCap Index, it is the only link to the original Base Period level of the S&P 400® MidCap Index. The Index Divisor keeps the S&P 400® MidCap Index comparable over time and is the manipulation point for all adjustments to the S&P 400® MidCap Index (“Index Maintenance”).

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

     To prevent the level of the S&P 400® MidCap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 400® MidCap Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 400® MidCap Index remains constant. This helps maintain the level of the S&P 400® MidCap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 400® MidCap Index does not reflect the corporate actions of individual companies in the S&P 400® MidCap Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing level of the S&P 400® MidCap Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 400® MidCap Index and do not require Index Divisor adjustments.

     The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required

Stock Split	Shares Outstanding	No
(e.g., 2-for-1)	multiplied by 2; Stock Price
divided by 2

Share Issuance	Shares Outstanding plus	Yes
(i.e., change ≥5%)	newly issued Shares

Share Repurchase	Shares Outstanding minus	Yes
(i.e., change ≥5%)	Repurchased Shares

Special Cash	Share Price minus Special	Yes
Dividends	Dividend

Company Change	Add new company Market	Yes
Value minus old company
Market Value

Rights Offering	Price of parent company	Yes
minus:

Price of Rights
Rights Ratio

Spin-offs	Price of parent company	Yes
minus:

Price of Spin-Off Co.
Share Exchange Ratio

     Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 400® MidCap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

     A large part of the Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 400® MidCap Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 400® MidCap Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 400® MidCap Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 400® MidCap Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement with S&P

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 400® MidCap Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P MidCap 400® Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P MidCap 400® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MidCap 400® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MidCap 400® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MidCap 400® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S,” “S&P,” “S&P MidCap 400” AND “MidCap 400” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE S&P BRIC 40 INDEX

     We have derived all information contained in this product supplement regarding the S&P BRIC 40 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. The S&P BRIC 40 Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

S&P BRIC 40 Composition and Maintenance

     Launched by S&P on June 20, 2006, the S&P BRIC 40 Index is intended to provide exposure to 40 leading companies from the emerging markets of Brazil, Russia, India and China. There is no minimum number of stocks from the respective four countries that have to be included. All stocks in the S&P BRIC 40 Index trade in developed market exchanges – the Hong Kong Stock Exchange, London Stock Exchange, Nasdaq Stock Market and New York Stock Exchange. The S&P BRIC 40 Index uses a particular selection procedure for its composition stocks, and a modified market capitalization weighting scheme, both discussed in further detail below.

     All constituent companies are also members of the S&P/IFCI index series for one of the four countries. The S&P/IFCI indices are designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them. Constituents for the S&P/IFCI series are chosen based on size, liquidity, and their legal and practical availability to foreign institutional investors. The S&P/IFCI indices are calculated on a daily basis for each country.

     The process of selecting the 40 companies is as follows. All constituents of the S&P/IFCI country indices for Brazil, Russia, India and China comprise the initial selection universe. All companies that do not have a developed market listing are removed from the list. Average three-month daily value traded (“liquidity”) and float-adjusted market capitalization (“market capitalization”), as of the reference date, are measured. Companies with a float-adjusted market capitalization of less than $1 billion and/or liquidity of less than $5 million are removed. In addition, if a company has multiple share classes, the share class with the lower liquidity is removed. The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization, and the top forty become index members. In the rare event that fewer than 40 stocks qualify for inclusion, S&P may first modify the criteria to include multiple share classes or, if necessary, reduce the market capitalization limit.

     The S&P BRIC 40 Index is rebalanced once a year on the third Friday of December. The reference date for additions and deletions is the third Friday of November. In addition to the annual rebalancing, there will be a mid-year review. A semi-annual rebalancing will occur only if three of the biggest 30 stocks from the eligible universe are not in the S&P BRIC 40 Index at the mid-year review. There will not be a semi-annual rebalancing in years when this condition is not satisfied. No companies are added between rebalancings, but a company can be deleted during that time due to corporate events such as mergers, acquisitions, takeovers or delistings. In case of any changes, an announcement will be made followed by the immediate revision of the methodology.

     The S&P BRIC 40 Index Committee maintains the S&P BRIC 40 Index, meeting as often as needed. The committee members are full-time professionals of the Standard & Poor’s staff. At each meeting, the S&P BRIC 40 Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, and any significant market events. In addition, the S&P BRIC 40 Committee can revise index policy covering rules for selecting companies, share counts, the liquidity and market cap thresholds or other matters.

     S&P considers information about changes to its indices and related matters to be potentially market-moving and material. Therefore, all Index Committee discussions are confidential.

     The S&P BRIC 40 Index is calculated in U.S. dollars and Euros. Local market prices are converted using the Reuters / WM London closing. The pricing of individual index constituents is taken from their listing in the developed market exchange in which it trades. If a stock trades on more than one developed market exchange, the listing from the market with the most liquidity is taken.

     As of December 21, 2007, 41.59% of the S&P BRIC 40 Index weight was made up of Chinese stocks, 23.24% by Brazilian stocks, 28.21% by Russian stocks and 6.96% by Indian stocks. As of the same date, the largest sectors of the S&P BRIC 40 Index were energy (composing 41.36% of Index weight), financials (composing 29.63 of Index weight), telecom (composing 13.07% of Index weight), and materials (composing 10.20% of Index weight).

S&P BRIC 40 Index Calculation

     Once the constituent companies are identified, S&P utilizes a modified market capitalization weighing procedure to determine the composition of the S&P BRIC 40 Index. In short, at rebalancing, the starting weight of each stock is proportional to its available market capitalization, which accounts for available float and investment restrictions for foreign investors. Modifications are made, if required, to ensure that no stock has a weight of more than 10% in the index. In addition, changes are made to ensure that the minimum initial portfolio size for 1-day trade (based on recent trading volume) will be at least $600 million.

The details of the weighing procedure at every rebalancing are as follows:

1.	Every stock is given an initial Adjustment Factor (AF) of I. Basket Liquidity (BL) and Maximum Weight (MW) are set to U.S.$600 million and 10%, respectively.

2.	The weight for each stock in the S&P BRIC 40 Index is calculated as follows:

3.	Trade size, S, is calculated for each stock as follows:

Si = Li/Wi

where Li is the liquidity of the ith stock, as defined by the three-month average daily value traded.

4.	The adjustment factor for each stock is modified as follows:

If Si < BL and / or Wi ≥ MW

Then AFi = AFi previous - 0.2

Else AFi = AFi previous

5.	If, for every stock, Si ≥ BL and Wi < MW, then the process is complete and the weights derived in step 2 are used. If not, steps 2,3 and 4 are repeated until all stocks meet the market cap and liquidity requirements. No further adjustments are made for stocks which have AF = 0.2.

        The basket liquidity (BL) parameter essentially sets a limit of the minimum portfolio size that must be turned over in a single day, based on the historical average value-traded pattern. The MW parameter is the maximum weight of each stock at the rebalancing. These parameters can be changed depending on market circumstances. Steps 1 through 5 modify the market cap weighting scheme in a looped manner until the BL and MW constraints are satisfied for all index constituents.

     The index is calculated by means of the divisor methodology used in all Standard & Poor’s equity indices. The index value is simply the index market value divided by the Index Divisor:

Index Value =	Index Market Value
Index Divisor

(1)

Index Market Value =	(Index Shares)i × (Price)i

     Index Shares are set at the time of rebalancing in the following manner such that for the ith constituent:

(2)

Index Sharesi =	(1,000,000 ×Wi )
Pricerebalancing day close, i

where Wi is the weight for the ith constituent at the rebalancing as derived from the previous section, and Pricerebalancing day close, i is its price at the close of the rebalancing date.

     In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value)before rebalancing = (Index Value)after rebalancing

(4)

Therefore,

(Divisor) after balancing =	1 (Index Value)before rebalancing	× (Index Market Value)after rebalancing

(5)

The basket will have a total return counterpart, which will assume dividends are reinvested in the basket after the close on the ex-date. On any given date t,

Total Return Multipliert =	(Index Valuet+ Index Dividend Pointst) Index Valuet-1

(6)

Total Return Index Valuet = (Total Return Index Valuet-1) × (Total Return Multipliert)

(7)

(8)

Base Date

The base value of the S&P BRIC 40 index is 874.48 on February 2, 2004. Data history begins on February 2, 2001 and daily returns are available starting from that date.

Index Adjustments

     The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor Adjustment is required.

Type of Corporate Action	Adjustment Made to Index	Divisor Adjustment

Spin-off	No weight change. The price is adjusted to Price of	No
Parent Company minus (Price of Spin-off
company/Share Exchange Ratio). Index Shares change
so that the company’s weight remains the same as its
weight before the spin-off.

Rights offering	The price is adjusted as follows: ([Ratio Received ×	No
Rights Price] + [Ratio Held × Close Price]) / [Ratio
Received + Ratio Held] × Close Price). Index Shares
are changed correspondingly so that there is no change
in weight.

Stock split	Index Shares are multiplied by and price is divided by	No
the split factor.

Share issuance or	None	No
Reduction

Special dividends	Price of the stock making the special dividend payment	Yes
is reduced by the per-share special dividend amount
after the close of trading on the day before ex-date.

Delisting	The stock is removed. No replacements are made.	Yes

Merger or acquisition	If the surviving company is already an index member, it	Yes, if there is a
	is retained in the index. If the surviving company does	removal.
not belong to BRIC countries or does not maintain the
exchange listing included in the index, it is removed. An
announcement will be made in other cases.

     In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions, or other events, S&P will calculate the closing price of the indices based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the exchange listing included in the index. If an exchange fails to open due to unforeseen circumstances, the index will use the prior day’s closing prices. If all exchanges fail to open, S&P may determine not to publish the index for that day.

The S&P BRIC 40 Index is Subject to Currency Exchange Risk

     Because the closing prices of the stocks composing the S&P BRIC 40 Index are converted into U.S. dollars for purposes of calculating the value of the S&P BRIC 40 Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component stocks trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component stocks in the S&P BRIC 40 Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the component stocks trade will result in an increase in the value of the S&P BRIC 40 Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the S&P BRIC 40 Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the S&P BRIC 40 Index, and any negative currency impact on the S&P BRIC 40 Index may significantly decrease the value of the notes. The return on an index composed of the component stocks where the closing price is not converted into U.S. dollars can be significantly different from the return on the S&P BRIC 40 Index, which is converted into U.S. dollars.

License Agreement between S&P and J.P. Morgan Securities Inc.

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by S&P, in connection with certain securities.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P BRIC 40 Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P BRIC 40 Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S”, “S&P”, AND “S&P BRIC 40” ARE TRADEMARKS OF THE STANDARD & POOR’S DIVISION OF THE MCGRAW-HILL COMPANIES, INC., SOME OF WHICH MAY BE PROTECTED BY REGISTRATION IN ONE OR MORE TERRITORIES AND WHICH HAVE BEEN LICENSED FOR USE BY JPMSI. THIS PRODUCT IS NOT SPONSORED, MANAGED, ADVISED, SOLD OR PROMOTED BY S&P.

THE NIKKEI 225 INDEX

     We have derived all information regarding the Nikkei 225 Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. The Nikkei 225 Index was developed by Nikkei Inc. and is calculated, maintained and published by Nikkei Inc. We make no representation or warranty as to the accuracy or completeness of such information. Nikkei Inc. has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

     The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this product supplement, is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

     The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

  Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

  Financials — Banks, Miscellaneous Finance, Securities, Insurance;

  Consumer Goods — Marine Products, Food, Retail, Services;

  Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

  Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

  Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

     The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.394 as of April 2, 2008 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

     A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

     A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

License Agreement with Nikkei Inc. and Disclaimers

     We expect to enter into an agreement with Nikkei Inc. that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities.

     Our license agreement with Nikkei Inc. will provide that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

     The Nikkei 225 Index is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei 225” and “Nikkei Stock Average” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei 225 Index. Nikkei Digital Media, Inc., a wholly-owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei 225 Index Sponsor.”

     The notes are not in any way sponsored, endorsed or promoted by the Nikkei 225 Index Sponsor. The Nikkei 225 Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei 225 Index or the figure as which the Nikkei 225 Index stands at any particular day or otherwise. The Nikkei 225 Index is compiled and calculated solely by the Nikkei 225 Index Sponsor. However, the Nikkei 225 Index Sponsor shall not be liable to any person for any error in the Nikkei 225 Index and the Nikkei 225 Index Sponsor shall not be under any obligation to advise any person, including a purchase or vendor of the notes, of any error therein.

     In addition, the Nikkei 225 Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

The Tokyo Stock Exchange

     The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

THE DOW JONES EURO STOXX 50® INDEX

     We have derived all information regarding the Dow Jones EURO STOXX 50® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Dow Jones EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information.

     The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Dow Jones EURO STOXX 50® Index Composition and Maintenance

     The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX® Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

     The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

     The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component's weight is capped at 10% of the index's total free float market capitalization.

     The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50® Index Calculation

     The Dow Jones EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index =	free float market capitalization of the Dow Jones EURO STOXX 50® Index
×1,000
adjusted base date market capitalization of the Dow Jones EURO STOXX 50® Index

     The “free float market capitalization of the Dow Jones EURO STOXX 50® Index” is equal to the sum of the products of the market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

     The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

1) Special cash dividend: Adjusted price = closing price – dividend announced by the company × (1 – withholding tax) Divisor: decreases	(2) Split and reverse split: Adjusted price = closing price × A/B New number of shares = old number of shares × B/A Divisor: no change
(3) Rights offering: Adjusted price = (closing price × A + subscription price × B) / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: increases	(4) Stock dividend of another company: Adjusted price = closing price × A / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: no change
(5) Stock dividend of another company: Adjusted price = (closing price × A - price of other company × B) / A Divisor: decreases

(6) Return of capital and share consideration:

Adjusted price = (closing price - dividend announced by
                            company × (1-withholding tax)) × A / B

New number of shares = old number of shares × B / A

Divisor: decreases

(7) Repurchase shares / self tender:

Adjusted price = ((price before tender × old number of
                            shares ) - (tender price × number of
                           tendered shares)) / (old number of shares
                            - number of tendered shares)

New number of shares = old number of shares – number of
                                        tendered shares

Divisor: decreases

(8) Spin-off: Adjusted price = (closing price × A - price of spun-off shares *B) / A Divisor: decreases
(9) Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held. If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C
                           × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New number of shares = old number of shares × ((A + B) ×
                                        (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights offering (one action applicable to other):

Adjusted price = (closing price × A + subscription price ×
                            C) / ((A + C) × (1 + B / A))

New number of shares = old number of shares × ((A + C)
                                         × (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New number of shares = old number of shares × (A + B + C) / A

Divisor: increases

License Agreement with STOXX Limited

     We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as “STOXX Limited”). STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Dow Jones EURO STOXX 50® Index to track general stock market performance. STOXX Limited has no relationship to JPMorgan Chase & Co. other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to JPMorgan Chase & Co. or the notes. STOXX Limited has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

     STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN JPMORGAN CHASE & CO. AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE NOTES OR ANY THIRD PARTIES.

     THE DOW JONES EURO STOXX 50® INDEX AND STOXX® ARE THE INTELLECTUAL PROPERTY (INCLUDING REGISTERED TRADEMARKS) OF STOXX LIMITED, ZURICH, SWITZERLAND AND/OR DOW JONES & COMPANY, INC., A DELAWARE CORPORATION, NEW YORK, USA (THE “LICENSORS”), AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LICENSORS, AND THE LICENSORS MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

THE DOW JONES U.S. REAL ESTATE INDEX

     We have derived all information contained in this product supplement regarding the Dow Jones U.S. Real Estate Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones & Company, Inc. (“Dow Jones”). The Dow Jones U.S. Real Estate Index is calculated, maintained and published by Dow Jones. We make no representation or warranty as to the accuracy or completeness of such information.

Dow Jones U.S. Real Estate Index Composition and Maintenance

     The Dow Jones U.S. Real Estate Index measures the performance of the real estate sector of the United States equity market. Component companies include those that invest directly or indirectly through development, management or ownership of shopping malls, apartment buildings and housing developments; and REITs that invest in apartments, office and retail properties. REITs are passive investment vehicles that invest primarily in income-producing real estate or real estate related loans and interests.

     The Dow Jones U.S. Real Estate Index is one of the 37 economic sectors that make up the Dow Jones U.S. Total Market Index. The Dow Jones U.S. Real Estate Index is a subset of the Dow Jones U.S. Financial Services Index, which in turn is a subset of the Dow Jones U.S. Total Market Index. The Dow Jones U.S. Total Market Index is part of the Dow Jones World Stock Index, which is a benchmark family that follows some 6,000 stocks from 44 countries. It is a market capitalization-weighted index in which only the shares of each company that are readily available to investors - the “float” - are counted.

     Index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, and shares in limited partnerships are not eligible. Temporary issues arising from corporate actions, such as “when-issued” shares, are considered on a case-by-case basis when necessary to maintain continuity in a company's index membership. REITs also are eligible. Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria. Securities that have had more than ten nontrading days during the past quarter are excluded. Stocks in the top 95% of the index universe by free-float market capitalization are selected as components of the U.S. Total Market Index, skipping stocks that fall within the bottom 1% of the universe by free-float market capitalization and within the bottom .01% of the universe by turnover. To be included in the Dow Jones U.S. Real Estate Index, the issuer of the component securities must be classified in the Real Estate Sector of industry classifications as maintained by the Industry Classification Benchmark (“ICB”).

     The Dow Jones U.S. Real Estate Index is reviewed by Dow Jones on a quarterly basis. Shares outstanding totals for component stocks are updated during the quarterly review. However, if the number of outstanding shares for an index component changes by more than 10% due to a corporate action, the shares total will be adjusted immediately after the close of trading on the date of the event. Whenever possible, Dow Jones will announce the change at least two business days prior to its implementation. Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective. Quarterly reviews are implemented during March, June, September and December. Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month. Changes to the Dow Jones U.S. Real Estate Index are implemented after the official closing values have been established. All adjustments are made before the start of the next trading day. Constituent changes that result from the periodic review will be announced at least two business days prior to the implementation date.

     In addition to the scheduled quarterly review, the Dow Jones U.S. Real Estate Index is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date. In the event that a component no longer meets the eligibility requirements, it will be removed from the Dow Jones U.S. Real Estate Index. You can find a list of the companies whose common stocks are currently included in the Dow Jones U.S. Real Estate Index on the Dow Jones website at http://www.djindexes.com. Information included in such website is not a part of this product supplement.

Background on the ICB

     ICB, a joint classification system launched by FTSE Group and Dow Jones Indexes offers broad, global coverage of companies and securities and classifies them based on revenue, not earnings. ICB classifies the component stocks into groups of 10 industries, 18 supersectors, 37 sectors and 102 subsectors. The Real Estate Sector is composed of two subsectors. The Real Estate Holding & Development Subsector consists of companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. This subsector excludes REITs and similar entities. The Real Estate Investment Trusts Subsector consists of real estate investment trusts or corporations and listed property trusts.

License Agreement with Dow Jones & Company

     Dow Jones and JPMorgan Securities Inc. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones U.S. Real Estate Index, which is published by Dow Jones, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones or any of its subsidiaries or affiliates. None of Dow Jones or any of its affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones or any of its subsidiaries or affiliates to JPMorgan Chase & Co. is the licensing of certain trademarks, trade names and service marks and of the Dow Jones U.S. Real Estate Index, which is determined, composed and calculated by Dow Jones without regard to JP Morgan Chase & Co. or the notes. Dow Jones has no obligation to take the needs of JP Morgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones U.S. Real Estate Index. None of Dow Jones or any of its respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. None of Dow Jones or any of its subsidiaries or affiliates shall have any obligation or liability in connection with the administration, marketing or trading of the notes.

     NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY DOW JONES, AND DOW JONES MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES AND JPMORGAN CHASE & CO.

THE DOW JONES — AIG COMMODITY INDEXSM

     We have derived all information contained in this product supplement regarding the Dow Jones — AIG Commodity IndexSM, including, without limitation, its make-up, method of calculation and changes in its components from (i) publicly available sources and (ii) a summary of the Dow Jones — AIG Commodity IndexSM Handbook (a document that is considered proprietary to Dow Jones & Company, Inc. (“Dow Jones”) and AIG Financial Products (“AIG-FP”) and is available to those persons who enter into a license agreement available at www.aigfp.com/home/commodities). Such information reflects the policies of, and is subject to change by, Dow Jones and AIG-FP. We have not independently verified this information. You, as an investor in the notes, should make your own investigation into the Dow Jones — AIG Commodity IndexSM, AIG-FP and Dow Jones. Dow Jones and AIG-FP are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. Dow Jones and AIG-FP have no obligation to continue to publish the Dow Jones — AIG Commodity IndexSM, and may discontinue publication of the Dow Jones — AIG Commodity IndexSM at any time in their sole discretion.

Overview

     The Dow Jones — AIG Commodity IndexSM was introduced in July of 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Dow Jones — AIG Commodity IndexSM currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see “The Commodity Futures Markets.” The commodities included in the Dow Jones — AIG Commodity IndexSM for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc. Futures contracts and options on futures contracts on the Dow Jones — AIG Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

     The Dow Jones — AIG Commodity IndexSM is a proprietary index that Dow Jones and AIG-FP developed and that Dow Jones, in conjunction with AIG-FP, calculates. The methodology for determining the composition and weighting of the Dow Jones — AIG Commodity IndexSM and for calculating its value is subject to modification by Dow Jones and AIG-FP at any time. As of the date of this product supplement, Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time) and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day (as defined below) at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

     A “DJ-AIG Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones — AIG Commodity IndexSM”) for the Index Commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index Commodities for 2008, if the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-AIG Business Day will not exist.

     AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones — AIG Commodity IndexSM, as well as commodities, including commodities included in the Dow Jones — AIG Commodity IndexSM. For information about how this trading may affect the value of the Dow Jones — AIG Commodity IndexSM, see “Risk Factors — If the Basket includes the Commodity Index, trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Commodity Index and the underlying commodities may affect the level of the Commodity Index.”

The Dow Jones — AIG Commodity IndexSM Supervisory and Advisory Committees

     Dow Jones and AIG-FP have established the Dow Jones — AIG Commodity IndexSM Supervisory Committee and the Dow Jones — AIG Commodity IndexSM Advisory Committee to assist them in connection with the operation of the Dow Jones — AIG Commodity IndexSM. The Dow Jones — AIG Commodity IndexSM Supervisory Committee is comprised of three members, two of whom are appointed by AIG-FP and one of whom is appointed by Dow Jones, and makes all final decisions related to the Dow Jones — AIG Commodity IndexSM, with advice and recommendations from the Advisory Committee. The Dow Jones — AIG Commodity IndexSM Advisory Committee includes six to twelve members drawn from the financial, academic and legal communities selected by AIG-FP. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones — AIG Commodity IndexSM for the coming year. These committees may also meet at such other times as may be necessary.

     As described in more detail below, the Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced.

     For example, the composition of the Dow Jones — AIG Commodity IndexSM for 2008 was approved by the Dow Jones — AIG Index Oversight Committee in August of 2007 and published on August 3, 2007. The January 2008 reweighting and rebalancing is based on the following percentages:

The Dow Jones — AIG Commodity IndexSM 2008 Commodity Index Percentages

COMMODITY	WEIGHTING
Crude Oil	13.156592%
Natural Gas	12.237084%
Soybeans	7.628541%
Gold	7.396190%
Aluminum	7.107971%
Copper	7.040516%
Corn	5.663457%
Live Cattle	4.887400%
Wheat	4.703406%
Heating Oil	3.822525%
Unleaded Gasoline	3.783798%
Sugar	3.185145%
Zinc	3.033016%
Coffee	3.001585%
Soybean Oil	2.811933%
Nickel	2.791708%
Silver	2.721423%
Lean Hogs	2.548123%
Cotton	2.479588%

     Information concerning the Dow Jones — AIG Commodity IndexSM, including weightings and composition, may be obtained at the Dow Jones web site (www.djindexes.com). Information contained in the Dow Jones web site is not incorporated by reference in, and should not be considered part of, this product supplement or any terms supplement.

Four Main Principles Guiding the Creation of the Dow Jones — AIG Commodity IndexSM

The Dow Jones — AIG Commodity IndexSM was created using the following four main principles:

  ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Dow Jones — AIG Commodity IndexSM uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The Dow Jones — AIG Commodity IndexSM primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Dow Jones — AIG Commodity IndexSM also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves. The Dow Jones — AIG Commodity IndexSM thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

  DIVERSIFICATION. A second major goal of the Dow Jones — AIG Commodity IndexSM is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Dow Jones — AIG Commodity IndexSM is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

  CONTINUITY. The third goal of the Dow Jones — AIG Commodity IndexSM is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones — AIG Commodity IndexSM from year to year. The Dow Jones — AIG Commodity IndexSM is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones — AIG Commodity IndexSM .

  LIQUIDITY. Another goal of the Dow Jones — AIG Commodity IndexSM is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones — AIG Commodity IndexSM can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

     These four principles represent goals of the Dow Jones — AIG Commodity IndexSM and its creators, and there can be no assurance that these goals will be reached by either Dow Jones or AIG-FP.

Composition of the Dow Jones — AIG Commodity IndexSM — Commodities Available for Inclusion

     A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones — AIG Commodity IndexSM and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

     As of the date of this product supplement, the 23 commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM were aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat and zinc.

     The 19 Index Commodities for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

     A futures contract known as a Designated Contract is selected for each commodity available for inclusion in the Dow Jones — AIG Commodity IndexSM. With the exception of several LME contracts, where the Dow Jones — AIG Commodity IndexSM Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the futures contract that is traded in the United States and denominated in dollars. If more than one such contract exists, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the most actively traded contract. Data concerning each Designated Contract is used to calculate the Dow Jones — AIG Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract. The Dow Jones — AIG Commodity IndexSM Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones — AIG Commodity IndexSM, pursuant to special meetings. Please see “Risk Factors – AIG Financial Products may be required to replace a designated contract if the existing futures contract is terminated or replaced.”

     The Designated Contracts for 2008 Index Commodities are as follows:

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton
Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/pound
Copper**	High Grade Copper	COMEX***	25,000 lbs	cents/pound
Corn	Corn	CBOT	5,000 bushels	cents/bushel
Cotton	Cotton	NYBOT	50,000 lbs	cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel
Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon
Lean Hogs	Lean Hogs	CMEˆ	40,000 lbs	cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs	cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz.
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound
Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/pound
Unleaded	Reformulated Gasoline Blendstock for	NYMEX	42,000 gal	cents/gallon
Gasoline	Oxygen Blending†
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	$/metric ton

*	The New York Board of Trade (“NYBOT”) located in New York City.
**	The Dow Jones — AIG Commodity IndexSM uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones — AIG Commodity IndexSM.
***	The New York Commodities Exchange (“COMEX”) located in New York City.
^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.

†	Represents a replacement of the New York Harbor Unleaded Gasoline contract. This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones — AIG Commodity IndexSM in April 2006.

     In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones — AIG Commodity IndexSM.

Commodity Groups

     For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM are assigned to Commodity Groups. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil	Livestock	Lean Hogs
	Heating Oil		Live Cattle
Natural Gas
Unleaded Gasoline

Precious Metals	Gold	Grains	Corn
	Silver		Soybeans
	Platinum		Soybean Oil
Wheat

Industrial Metals	Aluminum	Softs	Cocoa
	Copper		Coffee
	Lead		Cotton
	Nickel		Sugar
Tin
Zinc

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity Group

     The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones — AIG Commodity IndexSM set forth under “The Dow Jones — AIG Commodity IndexSM 2008 Commodity Index Percentages.”

Energy	33.00%
Precious Metals	10.12%
Industrial Metals	19.97%
Livestock	7.44%
Grains	20.81%
Softs	8.67%

Annual Reweightings and Rebalancings of The Dow Jones — AIG Commodity IndexSM

     The Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced and implemented the following January.

Determination of Relative Weightings

     The relative weightings of the Index Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones — AIG Commodity IndexSM (the “Index Commodities”) and their respective percentage weights.

Diversification Rules

     The Dow Jones — AIG Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones — AIG Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM as of January of each year:

  No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones — AIG Commodity IndexSM .

  No single commodity may constitute more than 15% of the Dow Jones — AIG Commodity IndexSM .

  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones — AIG Commodity IndexSM .

  No single commodity included in the Dow Jones — AIG Commodity IndexSM may constitute less than 2% of the Dow Jones — AIG Commodity IndexSM .

     Following the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM in January, the percentage of any Index Commodity or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

     Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones — AIG Commodity IndexSM by calculating the new unit weights for each Index Commodity. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Dow Jones — AIG Commodity IndexSM, are used to determine a Commodity Index Multiplier (“CIM”) for each Index Commodity. This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

     The Dow Jones — AIG Commodity IndexSM is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones —AIG Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Dow Jones — AIG Commodity IndexSM is a mathematical process whereby the CIMs for the Index commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones — AIG Commodity IndexSM level to calculate the new Dow Jones — AIG Commodity IndexSM level. Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

The Dow Jones — AIG Commodity IndexSM is a Rolling Index

     The Dow Jones — AIG Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-AIG Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Dow Jones — AIG Commodity IndexSM is a “rolling index.”

Dow Jones — AIG Commodity IndexSM Calculation Disruption Events

     From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones — AIG Commodity IndexSM will be adjusted in the event that AIG-FP determines that any of the following index calculation disruption events exists:

     (a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM on that day;

     (b) the settlement price of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;

     (c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM; or

     (d) with respect to any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

     “Dow JonesSM,” “AIG®,” “Dow Jones — AIG Commodity IndexSM” and “DJ-AIGCISM” are registered trademarks or service marks of Dow Jones & Company, Inc. and American International Group, Inc. (“American International Group”), as the case may be, and have been licensed for use for certain purposes by JPMorgan Chase & Co. The notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such products.

     Dow Jones, AIG-FP and JPMorgan Chase & Co. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones — AIG Commodity IndexSM, which is published by Dow Jones and AIG-FP, in connection with certain products, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. None of Dow Jones, American International Group, AIG-FP or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates to JPMorgan Chase & Co. in connection with the notes is the licensing of certain trademarks, trade names and service marks and of the Dow Jones — AIG Commodity IndexSM, which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to JPMorgan Chase & Co. or the notes. Dow Jones and AIG-FP have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones — AIG Commodity IndexSM. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by JPMorgan Chase & Co., but which may be similar to and competitive with the notes. In addition, American International Group, AIG-FP and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Dow Jones — AIG Commodity IndexSM and the Dow Jones — AIG Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones — AIG Commodity IndexSM and the notes.

     This product supplement and the relevant terms supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones — AIG Commodity IndexSM components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones — AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. The information in this product supplement regarding the Dow Jones — AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones — AIG Commodity IndexSM components in connection with the notes. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones — AIG Commodity IndexSM components, including, without limitation, a description of factors that affect the prices of such Dow Jones — AIG Commodity IndexSM components, are accurate or complete.

     NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE

OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND JPMORGAN CHASE & CO., OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES.

The Commodity Futures Markets

     Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the Dow Jones — AIG Commodity IndexSM are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

     There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

     By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

     Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

     U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Dow Jones — AIG Commodity IndexSM has been composed exclusively of futures contracts traded on regulated exchanges.

THE FTSE™ 100 INDEX

     We have derived all information regarding the FTSE™ 100 Index contained in this product supplement, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. The FTSE™ 100 Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times, in association with the Institute and the Faculty of Actuaries. We make no representation or warranty as to the accuracy or completeness of such information. FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE™ 100 Index.

     The FTSE™ 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSE™ 100 Index began in February 1984.

     The FTSE™ 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSE™ 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market Value”) as of the starting date of the FTSE™ 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE™ 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE™ 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE™ 100 than will movements in share prices of companies with relatively smaller market capitalization.

     The 100 stocks included in the FTSE™ 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

     The FTSE™ 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE™ 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE™ 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

License Agreement with FTSE

     The use of and reference to the FTSE™ 100 Index in connection with the notes has been consented to by the FTSE. All rights to the FTSE™ 100 Index are owned by the FTSE, the publisher of the FTSE™ 100 Index. JPMorgan Chase & Co., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE™ 100 Index. In addition, none of the LSE, the Financial Times and FTSE has any relationship to JPMorgan Chase & Co. or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the Ending Basket Level on the Basket Valuation Date.

     The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the LSE or by The Financial Times Limited (“FT”) and neither FTSE, the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE™ 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE™ 100 Index is compiled and calculated by FTSE. However, neither FTSE nor the LSE nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE™ 100 Index and neither FTSE nor the LSE nor FT shall be under any obligation to advise any person of any error therein.

     “FTSE®,” “FT-SE®” and “Footsie®” are trademarks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World,” “All-Share” and “All-Small” are trademarks of FTSE International Limited.

THE MSCI EAFE® INDEX

     We have derived all information regarding the MSCI EAFE® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by MSCI. We make no representation or warranty as to the accuracy or completeness of such information. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI EAFE® Index.

MSCI EAFE® Index Calculation

     The MSCI EAFE® Index (“MXEA”) is published by MSCI and is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets. The MSCI EAFE® Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. The MSCI EAFE® Index is published by Bloomberg under the index symbol “MXEA”. As of June 2008 the MSCI EAFE® Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

     MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI EAFE® Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI EAFE® Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI EAFE® Index

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

     The investability screens used to determine the Investable Equity Universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI EAFE® Index

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
  Updating the indices on the basis of a fully refreshed Equity Universe.

  Taking buffer rules into consideration for migration of securities across size and style segments.

  Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

  Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

  Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

  Reflecting the impact of significant market events on FIFs and updating NOS.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The MSCI EAFE® Index Is Subject to Currency Exchange Risk

     Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE® Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI EAFE® Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI EAFE® Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE® Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE® Index, and any negative currency impact on the MSCI EAFE® Index may significantly decrease the value of the notes. The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI EAFE® Index, which is converted into U.S. dollars.

License Agreement with MSCI

     MSCI and J.P. Morgan Securities Inc. expect to enter into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI EAFE® Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI EAFE® Index to track general stock market performance. MSCI’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of MSCI without regard to JPMorgan Chase & Co.

or the notes. MSCI has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the MSCI EAFE® Index. MSCI is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. MSCI has no obligation or liability in connection with the administration, marketing or trading of the notes.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EAFE® INDEX FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations “Morgan Stanley Capital International®,” “MSCI®,” “Morgan Stanley Capital International Perspective®,” to sponsor, endorse, market or promote the Notes without first contacting MSCI to determined whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

THE MSCI WORLD INDEXSM

     We have derived all information regarding the MSCI World IndexSM contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by MSCI. We make no representation or warranty as to the accuracy or completeness of such information. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI World IndexSM.

MSCI World IndexSM Calculation

     The MSCI World IndexSM (“MXWO”) is published by MSCI and is intended to measure the equity market performance of certain developed equity markets. The MSCI World IndexSM is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. The MSCI World IndexSM is published by Bloomberg under the index symbol “MXWO”. As of June 2008 the MSCI World IndexSM consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States.

     MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI World IndexSM. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI World IndexSM) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI World IndexSM

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI World IndexSM

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
  Updating the indices on the basis of a fully refreshed Equity Universe.

  Taking buffer rules into consideration for migration of securities across size and style segments.

  Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

  Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

  Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

  Reflecting the impact of significant market events on FIFs and updating NOS.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The MSCI World IndexSM Is Subject to Currency Exchange Risk

     Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI World IndexSM, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI World IndexSM denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI World IndexSM. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI World IndexSM will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI World IndexSM, and any negative currency impact on the MSCI World IndexSM may significantly decrease the value of the notes. The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI World IndexSM, which is converted into U.S. dollars.

License Agreement with MSCI

     MSCI and J.P. Morgan Securities Inc. expect to enter into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI World IndexSM, which is owned and published by MSCI, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI World IndexSM to track general stock market performance. MSCI’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of MSCI without regard to JPMorgan Chase & Co.

or the notes. MSCI has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the MSCI World IndexSM. MSCI is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. MSCI has no obligation or liability in connection with the administration, marketing or trading of the notes.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI World IndexSM FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations “Morgan Stanley Capital International®,” “MSCI®,” “Morgan Stanley Capital International Perspective®,” to sponsor, endorse, market or promote the Notes without first contacting MSCI to determined whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

THE NASDAQ-100 INDEX®

     We have derived all information contained in this product supplement regarding the NASDAQ-100 Index®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by The Nasdaq Stock Market, Inc. (“Nasdaq”). The NASDAQ-100 Index® was developed by Nasdaq and is calculated, maintained and published by Nasdaq. We make no representation or warranty as to the accuracy or completeness of such information. Nasdaq has no obligation to continue to publish, and may discontinue publication of, the NASDAQ-100 Index®.

General

     The NASDAQ-100 Index® is a modified market capitalization-weighted index of 100 of the largest stocks of non-financial companies listed on the NASDAQ National Market. The NASDAQ-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. Current information regarding the market value of the NASDAQ-100 Index® is available from Nasdaq as well as numerous market information services.

     The NASDAQ-100 Index® share weights of the component securities of the NASDAQ-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NASDAQ- 100 Index® is directly proportional to the value of its NASDAQ-100 Index® share weight.

Calculation of the NASDAQ-100 Index®

     At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market (which may be the official closing price published by The NASDAQ Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index® value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index® reporting purposes.

Underlying Stock Eligibility Criteria and Annual Ranking Review

     Initial Eligibility Criteria

     To be eligible for initial inclusion in the NASDAQ-100 Index®, a security must be listed on The NASDAQ Stock Market and meet the following criteria:

  the security’s U.S. listing must be exclusively on the NASDAQ National Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

  the security must be of a non-financial company;

  the security may not be issued by an issuer currently in bankruptcy proceedings;

  the security must have an average daily trading volume of at least 200,000 shares;

  if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

  only one class of security per issuer is allowed;

  the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being NASDAQ-100 Index® eligible;

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn;

  the security must have “seasoned” on the NASDAQ Stock Market or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

  if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index® by market capitalization for the six prior consecutive month-ends, then a one-year “seasoning” criterion would apply.

     Continued Eligibility Criteria

     In addition, to be eligible for continued inclusion in the NASDAQ-100 Index® the following criteria apply:

  the security’s U.S. listing must be exclusively on the NASDAQ National Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

  the security must be of a non-financial company;

  the security may not be issued by an issuer currently in bankruptcy proceedings;

  the security must have an average daily trading volume of at least 200,000 shares as measured annually during the ranking review process described below;

  if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States, as measured annually during the ranking review process;

  the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index® effective after the close of trading on the third Friday of the following month; and

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

     These NASDAQ-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the notes.

Annual Ranking Review

     The NASDAQ-100 Index® securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”). Securities listed on The NASDAQ Stock Market which meet the applicable eligibility criteria are ranked by market value. NASDAQ-100 Index®-eligible securities which are already in the NASDAQ-100 Index® and which are ranked in the top 100 eligible securities (based on market capitalization) are retained in the NASDAQ-100 Index®. A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those NASDAQ-100 Index®-eligible securities not currently in the NASDAQ-100 Index® that have the largest market capitalization. The data used in the ranking includes end of October market data from The NASDAQ Stock Market and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

     Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year, a NASDAQ-100 Index® security is determined by Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index®, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index® and meeting the NASDAQ-100 Index® eligibility criteria listed above.

Index Maintenance

     In addition to the Ranking Review, the securities in the NASDAQ-100 Index® are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 5.0%, that change will be made to the NASDAQ-100 Index® as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 5.0%, then all those changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the NASDAQ-100 Index® share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those NASDAQ-100 Index® securities. Ordinarily, whenever there is a change in the NASDAQ-100 Index® share weights, a change in a component security included in the NASDAQ-100 Index®, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NASDAQ-100 Index® which might otherwise be caused by any of those changes. All changes will be announced in advance and will be reflected in the NASDAQ-100 Index® prior to market open on the effective date of such changes.

Index Rebalancing

     The NASDAQ-100 Index® is calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index® by a few large stocks); (3) reduce NASDAQ-100 Index® performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index® securities from necessary weight rebalancings.

     Under the methodology employed, on a quarterly basis coinciding with Nasdaq’s quarterly scheduled weight adjustment procedures, the NASDAQ-100 Index® securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index® (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index® is 1.0%).

     This quarterly examination will result in a NASDAQ-100 Index® rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization component security must be less than or equal to 24.0% and (2) the “collective weight” of those component securities the individual current weights of which are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index®.

     If either one or both of these weight distribution requirements are not met upon quarterly review, or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest component security to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those component securities the individual current weights or adjusted weights in accordance with the preceding step of which are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight”, so adjusted, to be set to 40.0%.

     The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index®.

     In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the component stock in the ranking, the less the scale-up of its weight.

     Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

     Then, to complete the rebalancing procedure, once the final percent weights of each of the component securities are set, the NASDAQ-100 Index® share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index® at the close of trading on the Tuesday in the week immediately preceding the week of the third Friday in March, June, September and December. Changes to the NASDAQ-100 Index® share weights will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the NASDAQ-100 Index® divisor will be made to ensure continuity of the NASDAQ-100 Index®.

     Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index® share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the component securities. In those instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement

     We have entered into a non-exclusive license agreement with Nasdaq providing for the license to us, in exchange for a fee, of the right to use the NASDAQ-100 Index® in connection with certain securities, including the notes.

     The license agreement between Nasdaq and us provides that the following language must be stated in this product supplement:

     The notes are not sponsored, endorsed, sold or promoted by, The NASDAQ OMX Group, Inc. (or its affiliates) (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations’ only relationship to JPMorgan Chase & Co. and its affiliates is in the licensing of the Nasdaq®, NASDAQ-100® and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to JPMorgan Chase & Co. or the notes. NASDAQ OMX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

     THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE RUSSELL 1000® GROWTH INDEX AND THE RUSSELL 1000® VALUE INDEX

     We have derived all information contained in this product supplement regarding the Russell 1000® Growth Index and the Russell 1000® Value Index, including without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investment Group. The Russell 1000® Growth Index and the Russell 1000® Value Index (together, for the purposes of this section, the “Russell 1000® Style Indices”) were developed by Russell Investment Group (formerly, the Frank Russell Company) and are calculated, maintained and published by Russell Investments (“Russell”), a subsidiary of Russell Investment Group. We make no representation or warranty as to the accuracy or completeness of such information.

     The Russell 1000® Growth Index is an index calculated, published and disseminated by Russell, and measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index (each, a “Russell 1000 Component Stock” and collectively, the “Russell 1000 Component Stocks”), determined by Russell to be growth oriented, with higher price-to-book ratios and higher forecasted growth values. The Russell 1000® Value Index is an index calculated, published and disseminated by Russell, and measures the capitalization-weighted price performance of the Russell 1000 Component Stocks, determined by Russell to be value oriented, with lower price-to-book ratios and lower forecasted growth values. All stocks included in the Russell 1000® Style Indices are traded on the NYSE, the AMEX, or the NASDAQ Stock Market. The Russell 1000® Index consists of the 1,000 largest companies included in the Russell 3000E™ Index, and is designed to track the performance of the large capitalization segment of the U.S. equity market. The Russell 3000E™ Index is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market.

     Selection of stocks underlying the Russell 1000® Index. Each of the Russell 1000® Growth Index and the Russell 1000® Value Index is a sub-group of the Russell 1000® Index, which in turn is a subgroup of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and the Russell 1000® Index, and, consequently, the Russell 1000® Growth Index or the Russell 1000® Value Index, a company’s stocks must be listed on May 31st of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

     U.S.-incorporated companies are eligible for inclusion in the Russell 1000® Index and, consequently, the Russell 1000® Style Indices. Beginning May 31, 2007, companies incorporated in the following countries/regions are also reviewed for eligibility: the Bahamas, Belize, Bermuda, the British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles and Panama. However, not all companies incorporated in these regions are eligible for inclusion in the Russell 1000® Index. Companies incorporated in these regions are specifically considered eligible for the Russell 1000® Index only if the company meets one of the following criteria: (i) the company headquarters are in the U.S. or (ii) the company headquarters are also in the designated region/country, and the primary exchange for local shares is in the United States. ADRs are not eligible for inclusion in the Russell 1000® Index, and, consequently, are not eligible for inclusion in the Russell 1000® Style Indices.

     The following securities are specifically excluded from the Russell 1000® Index, and, consequently, from the Russell 1000® Style Indices: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, over-the-counter traded securities, closed-end investment companies and limited partnerships. In addition, Berkshire Hathaway is excluded as a special exception.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000E™ Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31st of each year to be eligible for inclusion in the Russell 1000® Index, and, consequently, the Russell 1000® Style Indices. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

     The Russell 1000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of May 31st, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     Capitalization Adjustments. As a capitalization-weighted index, the Russell 1000® Index reflects changes in the capitalization, or market value, of the Russell 1000 Component Stocks relative to the capitalization on a base date. The current Russell 1000® Index value is calculated by adding the market values of the Russell 1000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000® Index on the base date of December 31, 1986. To calculate the Russell 1000® Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a Russell 1000 Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000® Index. In order to provide continuity for the Russell 1000® Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings. Other sources are used in cases of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

  ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

  Corporate cross-owned shares – corporate cross-ownership occurs when shares of a company in the Russell 1000® Index are held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

  Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 1000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies not in the Russell 1000® Index, partnerships, insurance companies not in the Russell 1000® Index, mutual funds, banks not in the Russell 1000® Index or venture capital funds;

  Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

  Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

     Selection of stocks underlying the Russell 1000® Style Indices. Stocks that belong to the Russell 1000® Index are assigned to the Russell 1000® Growth Index and/or the Russell 1000® Value Index. While the Russell 1000® Growth Index includes those stocks that have been determined by Russell to be growth-oriented, with higher price-to-book ratios and higher forecasted growth values, the Russell 1000® Value Index includes those stocks that have been determined by Russell to be value-oriented, with lower price-to-book ratios and lower forecasted growth values.

     The market value of each security in each of the two Russell 1000® Style Indices is determined as a percentage of the market value within the Russell 1000® Index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in the Russell 1000® Growth Index will have an 80% weight in the Russell 1000® Value Index. A stock that is given a 100% weight in the Russell 1000® Growth Index will hold the same value in the Russell 1000® Growth Index as it holds in the Russell 1000® Index, and will not be represented in the Russell 1000® Value Index.

     Russell uses a “non-linear probability” method to assign stocks to the Russell 1000® Style Indices. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price ratio and Institutional Brokers’ Estimate System (“I/B/E/S”) forecast long-term growth mean. This allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the Russell 1000® Growth Index. The stocks included in the Russell 1000® Index are ranked by their adjusted book-to-price ratio and I/B/E/S forecast long-term growth mean. These ranks are converted to standardized units and combined to produce a Composite Value Score (“CVS”). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the Russell 1000® Style Indices. However, if a stock’s weight is more than 95% in one of the two Russell 1000® Style Indices, Russell increases its weight to 100% in that index. In addition, the market capitalization of each of the Russell 1000® Style Indices may not equal 50% of the Russell 1000® Index, due to asymmetry in the capitalization distributions that result in a skewed distribution of CVS.

     Corporate Actions Affecting the Russell 1000® Style Indices. The following summarizes the types of maintenance adjustments to which the Russell 1000® Style Indices may be subject, and indicates whether or not an adjustment to the Russell 1000® Growth Index and/or the Russell 1000® Value Index is required.

  “No Replacement” Rule – Securities that leave either of the Russell 1000® Style Indices between reconstitution dates for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000® Growth Index and the Russell 1000® Value Index over a year will fluctuate according to corporate activity.

  Rules for Deletions – When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 1000® Growth Index and/or the Russell 1000® Value Index, as applicable, at the market close on the effective date or when the stock is no longer trading on the exchange if the corporate action is considered to be final prior to 2:00 p.m. Eastern Standard Time, or the following day if the corporate action is considered to be final after 2:00 p.m. Eastern Standard Time. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 1000® Growth Index and/or the Russell 1000® Value Index, as applicable, at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 1000® Growth Index and/or the Russell 1000® Value Index, as applicable, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 1000® Style Indices that are re-incorporated in another country are deleted when the re-incorporation is final.

  Rules for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. The spin-off company’s “Growth” and/or “Value” designation is determined by the characteristics of its parent entity. If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index.

  Merger and Acquisition – When mergers or acquisitions occur, changes to the membership and weighting of members within the Russell 1000® Index occur. In the event a merger or acquisition occurs between members of the Russell 1000® Index, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger, hence, mergers have no effect on the Russell 1000® Index total capitalization.
  Shares are updated for the acquiring stock at the time the transaction is final. Cross ownership and the level of “Growth” or “Value” of the surviving entity is determined by a weighted average of the cross ownership and the level of “Growth” or “Value” of the two companies prior to the merger. If the acquiring company is a member of the Russell 1000® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end. If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

    Reverse Merger – If the acquiring company is a private, non-publicly traded company, or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously. The “Value” and “Growth” designations for the surviving entity will be determined by the industry average, and cross ownership will be determined based on the most recent SEC filings.

    Standard Action – The acquired company is deleted after the action is final.

  De-listed Stocks – When stocks from the Russell 1000® Style Indices are deleted as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price. However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

  Rule for Re-Classification and Re-Incorporation – For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations, deleted entities will be removed either after the close of the current day using the last traded price, if the re-incorporation achieves final status prior to 2:00 p.m.
  Eastern Standard Time, or after the close of the following day at the last traded price, if the re-incorporation achieves final status after 2:00 p.m. Eastern Standard Time.

     Updates to Share Capital Affecting the Russell 1000® Style Indices. Each month, the Russell 1000® Style Indices are updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than

5% are reflected in the Russell 1000® Style Indices. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Pricing of Securities Included in the Russell 1000® Growth Index and/or the Russell 1000® Value Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 1000® Growth Index and Russell 1000® Value Index calculations. FT Interactive Data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily calculations of the Russell 1000® Style Indices.

     Disclaimers. The notes are not sponsored, endorsed, sold, or promoted by Frank Russell Company (“Frank Russell”) or any successor thereto or index owner, and neither Frank Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 1000® Style Indices to track general stock market performance or a segment of the same. Frank Russell’s publication of the Russell 1000® Growth Index and the Russell 1000® Value Index in no way suggests or implies an opinion by Frank Russell as to the advisability of investment in any or all of the securities upon which the Russell 1000® Growth Index or the Russell 1000® Value Index are based. Frank Russell’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of Frank Russell and of the Russell 1000® Growth Index which is determined, composed and calculated by Frank Russell without regard to JPMorgan Chase & Co. and its affiliates or the notes. Frank Russell is not responsible for and has not reviewed the notes or any associated literature or publications and Frank Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Frank Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000® Style Indices. Frank Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

     “Russell 1000® Growth Index,” “Russell 1000® Value Index,” “Russell 1000® Index” and “Russell 3000E™ Index” are trademarks of Frank Russell Company and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of entering into this transaction.

     FRANK RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000® GROWTH INDEX OR THE RUSSELL 1000® VALUE INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRANK RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000® GROWTH INDEX OR THE RUSSELL 1000® VALUE INDEX OR ANY DATA INCLUDED THEREIN. FRANK RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000® GROWTH INDEX OR THE RUSSELL 1000® VALUE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE RUSSELL 2000® INDEX

     We have derived all information contained in this product supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investments (“Russell”). The Russell 2000® Index was developed by Russell Investment Group (formerly, Frank Russell Company) and is calculated, maintained and published by Russell, a subsidiary of Russell Investment Group. We make no representation or warranty as to the accuracy or completeness of such information.

     The Russell 2000® Index is an index calculated, published and disseminated by Russell, and measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index (the “Russell 2000 Component Stocks”). All stocks included in the Russell 2000® Index are traded on the NYSE, the AMEX, or the NASDAQ Stock Market, and are the middle 2,000 of the securities that form the Russell 3000E™ Index. The Russell 3000E™ Index is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market.

     The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

     Selection of stocks underlying the Russell 2000® Index. The Russell 2000® Index is a sub-group of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index, a company’s stocks must be listed on May 31st of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

     U.S.-incorporated companies are eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 2000® Index. Beginning May 31, 2007, companies incorporated in the following countries/regions are also reviewed for eligibility: the Bahamas, Belize, Bermuda, the British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles and Panama. However, not all companies incorporated in these regions are eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index. Companies incorporated in these regions are specifically considered eligible for the Russell 2000® Index only if the company meets one of the following criteria: (i) the company headquarters are in the U.S. or (ii) the company headquarters are also in the designated region/country, and the primary exchange for local shares is in the United States. ADRs are not eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index.

     The following securities are specifically excluded from the Russell 2000® Index: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, over-the-counter traded securities, closed-end investment companies and limited partnerships. In addition, Berkshire Hathaway is excluded as a special exception.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000E™ Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31st of each year to be eligible for inclusion in the Russell 2000® Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

     The Russell 2000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of May 31st, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date. The current Russell 2000® Index value is calculated by adding the market values of the Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000® Index on the base date of December 31, 1986. To calculate the Russell 2000® Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a Russell 2000 Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000® Index. In order to provide continuity for the Russell 2000® Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings. Other sources are used in cases of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

  ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

  Corporate cross-owned shares – corporate cross-ownership occurs when shares of a company in the Russell 2000® Index are held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

  Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 2000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies not in the Russell 2000® Index, partnerships, insurance companies not in the Russell 2000® Index, mutual funds, banks not in the Russell 2000® Index or venture capital funds;

  Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

  Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 2000® Index.

     Corporate Actions Affecting the Russell 2000® Index. The following summarizes the types of Russell 2000® Index maintenance adjustments and indicates whether or not a Russell 2000® Index adjustment is required.

  “No Replacement” Rule – Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over a year will fluctuate according to corporate activity.

  Rules for Deletions – When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 2000® Index at the market close on the effective date or when the stock is no longer trading on the exchange if the corporate action is considered to be final prior to 2:00 p.m.
  Eastern Standard Time, or the following day if the corporate action is considered to be final after 2:00 p.m. Eastern Standard Time. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 2000® Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000® Index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 2000® Index that are re-incorporated in another country are deleted when the re-incorporation is final.

  Rules for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index.

  Merger and Acquisition – When mergers or acquisitions occur, changes to the membership and weighting of members within the Russell 2000® Index occur. In the event a merger or acquisition occurs between members of the Russell 2000® Index, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger, hence, mergers have no effect on the Russell 2000® Index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. If the acquiring company is a member of the Russell 2000® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end. If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

    Reverse Merger – If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

    Standard Action – The acquired company is deleted after the action is final.

  De-listed Stocks – When stocks from the Russell 2000® Index are deleted as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price. However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

  Rule for Re-Classification and Re-Incorporation – For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations, deleted entities will be removed either after the close of the current day using the last traded price, if the re-incorporation achieves final status prior to 2:00 p.m.
  Eastern Standard Time, or after the close of the following day at the last traded price, if the re-incorporation achieves final status after 2:00 p.m. Eastern Standard Time.

     Updates to Share Capital Affecting the Russell 2000® Index. Each month, the Russell 2000® Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% are reflected in the Russell 2000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Pricing of Securities Included in the Russell 2000® Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 2000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 2000® Index calculations.

     Disclaimers. The notes are not sponsored, endorsed, sold, or promoted by Frank Russell Company (“Frank Russell”) or any successor thereto or index owner and neither Frank Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Frank Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Frank Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Frank Russell’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of Frank Russell and of the Russell 2000® Index which is determined, composed and calculated by Frank Russell without regard to JPMorgan Chase & Co. and its affiliates or the notes. Frank Russell is not responsible for and has not reviewed the notes or any associated literature or publications and Frank Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Frank Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Frank Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

     “Russell 2000® Index” and “Russell 3000E™ Index” are trademarks of Frank Russell Company and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of entering into this transaction.

     FRANK RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRANK RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. FRANK RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE RUSSELL 3000® INDEX

     We have derived all information contained in this product supplement regarding the Russell 3000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investments (“Russell”). The Russell 3000® Index was developed by Russell Investment Group (formerly, Frank Russell Company) and is calculated, maintained and published by Russell, a subsidiary of Russell Investment Group. We make no representation or warranty as to the accuracy or completeness of such information.

     The Russell 3000® Index is an index calculated, published and disseminated by Russell, and measures the capitalization-weighted price performance of the stocks included in the Russell 3000® Index (the “Russell 3000 Component Stocks”) All stocks included in the Russell 3000® Index are traded on the NYSE, the AMEX or The NASDAQ Stock Market. The stocks included in the Russell 3000® Index are 3,000 of the largest securities that form the Russell 3000E™ Index. The Russell 3000E™ Index is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market.

     The Russell 3000® Index consists of the 3,000 stocks included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000E™ Index, and represents approximately 98% of the U.S. equity market. The Russell 3000® Index is designed to represent the broad U.S. equity market.

     Selection of stocks underlying the Russell 3000® Index. The Russell 3000® Index is a sub-group of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 3000® Index, a company’s stocks must be listed on May 31st of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

     U.S.-incorporated companies are eligible for inclusion in the Russell 3000™ Index and, consequently, the Russell 3000® Index. Beginning May 31, 2007, companies incorporated in the following countries/regions are also reviewed for eligibility: the Bahamas, Belize, Bermuda, the British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles and Panama. However, not all companies incorporated in these regions are eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 3000® Index. Companies incorporated in these regions are specifically considered eligible for the Russell 3000® Index only if the company meets one of the following criteria: (i) the company headquarters are in the U.S. or (ii) the company headquarters are also in the designated region/country, and the primary exchange for local shares is in the United States. ADRs are not eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 3000® Index.

     The following securities are specifically excluded from the Russell 3000® Index: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, over-the-counter traded securities, closed-end investment companies and limited partnerships. In addition, Berkshire Hathaway is excluded as a special exception.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000E™ Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 3000® Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

     The Russell 3000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of May 31, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     Capitalization Adjustments. As a capitalization-weighted index, the Russell 3000® Index reflects changes in the capitalization, or market value, of the Russell 3000 Component Stocks relative to the capitalization on a base date. The current Russell 3000® Index value is calculated by adding the market values of the Russell 3000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 3,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 3000® Index on the base date of December 31, 1986. To calculate the Russell 3000® Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a Russell 3000 Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 3000® Index. In order to provide continuity for the Russell 3000® Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 3000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings. Other sources are used in cases of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

  ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

  Corporate cross-owned shares – corporate cross-ownership occurs when shares of a company in the Russell 3000® Index are held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

  Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 3000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies not in the Russell 3000® Index, partnerships, insurance companies not in the Russell 3000® Index, mutual funds, banks not in the Russell 3000® Index or venture capital funds;

  Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

  Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 3000® Index.

     Corporate Actions Affecting the Russell 3000® Index. The following summarizes the types of Russell 3000® Index maintenance adjustments and indicates whether or not a Russell 3000® Index adjustment is required.

  “No Replacement” Rule – Securities that leave the Russell 3000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 3000® Index over a year will fluctuate according to corporate activity.

  Rules for Deletions – When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 3000® Index at the market close on the effective date or when the stock is no longer trading on the exchange if the corporate action is considered to be final prior to 2:00 p.m. Eastern Standard Time, or the following day if the corporate action is considered to be final after 2:00 p.m. Eastern Standard Time. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 3000® Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 3000® Index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 3000® Index that are re-incorporated in another country are deleted when the re-incorporation is final.

  Rules for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index.

  Merger and Acquisition – When mergers or acquisitions occur, changes to the membership and weighting of members within the Russell 3000® Index occur. In the event a merger or acquisition occurs between members of the Russell 3000® Index, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger, hence, mergers have no effect on the Russell 3000® Index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. If the acquiring company is a member of the Russell 3000® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end. If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

    Reverse Merger – If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

    Standard Action – The acquired company is deleted after the action is final.

  De-listed Stocks – When stocks from the Russell 3000® Index are deleted as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price. However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

  Rule for Re-Classification and Re-Incorporation – For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations, deleted entities will be removed either after the close of the current day using the last traded price, if the re-incorporation achieves final status prior to 2:00 p.m. Eastern Standard Time, or after the close of the following day at the last traded price, if the re-incorporation achieves final status after 2:00 p.m. Eastern Standard Time.

     Updates to Share Capital Affecting the Russell 3000® Index. Each month, the Russell 3000® Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% are reflected in the Russell 3000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Pricing of Securities Included in the Russell 3000® Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 3000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 3000® Index calculations.

     Disclaimers. The notes are not sponsored, endorsed, sold, or promoted by Frank Russell or any successor thereto or index owner, and neither Frank Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 3000® Index to track general stock market performance or a segment of the same. Frank Russell’s publication of the Russell 3000® Index in no way suggests or implies an opinion by Frank Russell as to the advisability of investment in any or all of the securities upon which the Russell 3000® Index is based. Frank Russell’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of Frank Russell and of the Russell 3000® Index which is determined, composed and calculated by Frank Russell without regard to JPMorgan Chase & Co. and its affiliates or the notes. Frank Russell is not responsible for and has not reviewed the notes or any associated literature or publications and Frank Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Frank Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 3000® Index. Frank Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

     “Russell 3000® Index,” “Russell 3000E™ Index,” “Russell 1000® Index" and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of entering into this transaction.

     FRANK RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 3000® INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRANK RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 3000® INDEX OR ANY DATA INCLUDED THEREIN. FRANK RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 3000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the Russell 3000® Index; Alteration of Method of Calculation

     If Frank Russell discontinues publication of the Russell 3000® Index and Frank Russell or another entity publishes a successor or substitute index that the calculation agent, determines, in its sole discretion, to be comparable to the discontinued Russell 3000® Index (such index being referred to herein as a “Russell 3000 successor index”), then the closing level for the Russell 3000® Index on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the Russell 3000® Index is to be determined will be determined by reference to the level of such Russell 3000 successor index at the close of trading on NYSE, AMEX, the NASDAQ Stock Market or the relevant exchange or market for the Russell 3000 successor index on such day.

     Upon any selection by the calculation agent of a Russell 3000 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If Frank Russell discontinues publication of the Russell 3000® Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for the Russell 3000® Index is to be determined, and the calculation agent determines, in its sole discretion, that no Russell 3000 successor index is available at such time, or the calculation agent has previously selected a Russell 3000 successor index and publication of such Russell 3000 successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the Russell 3000® Index for such date. The closing level for the Russell 3000® Index will be computed by the calculation agent in accordance with the formula for and method of calculating the Russell 3000® Index or Russell 3000 successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Russell 3000® Index or Russell 3000 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Russell 3000® Index or Russell 3000 successor index, as applicable, may adversely affect the value of the notes.

     IF AT ANY TIME THE METHOD OF CALCULATING THE RUSSELL 3000® INDEX OR A RUSSELL 3000 SUCCESSOR INDEX, OR THE LEVEL THEREOF, IS CHANGED IN A MATERIAL RESPECT, OR IF THE RUSSELL 3000® INDEX OR A RUSSELL 3000 SUCCESSOR INDEX IS IN ANY OTHER WAY MODIFIED SO THAT THE RUSSELL 3000® INDEX OR SUCH RUSSELL 3000 SUCCESSOR INDEX DOES NOT, IN THE OPINION OF THE CALCULATION AGENT, FAIRLY REPRESENT THE LEVEL OF THE RUSSELL 3000® INDEX OR SUCH RUSSELL 3000 SUCCESSOR INDEX HAD SUCH CHANGES OR MODIFICATIONS NOT BEEN MADE, THEN THE CALCULATION AGENT WILL, AT THE CLOSE OF BUSINESS IN NEW YORK CITY ON EACH DATE ON WHICH THE CLOSING LEVEL FOR THE RUSSELL 3000® INDEX IS TO BE DETERMINED, MAKE SUCH CALCULATIONS AND ADJUSTMENTS AS, IN THE GOOD FAITH JUDGMENT OF THE CALCULATION AGENT, MAY BE NECESSARY IN ORDER TO ARRIVE AT A LEVEL OF A STOCK INDEX COMPARABLE TO THE RUSSELL 3000® INDEX OR SUCH RUSSELL 3000 SUCCESSOR INDEX, AS THE CASE MAY BE, AS IF SUCH CHANGES OR MODIFICATIONS HAD NOT BEEN MADE, AND THE CALCULATION AGENT WILL CALCULATE THE CLOSING LEVEL FOR THE RUSSELL 3000® INDEX WITH REFERENCE TO THE RUSSELL 3000® INDEX OR SUCH RUSSELL 3000 SUCCESSOR INDEX, AS ADJUSTED. ACCORDINGLY, IF THE METHOD OF CALCULATING THE RUSSELL 3000® INDEX OR A RUSSELL 3000 SUCCESSOR INDEX IS MODIFIED SO THAT THE LEVEL OF THE RUSSELL 3000® INDEX OR SUCH RUSSELL 3000 SUCCESSOR INDEX IS A FRACTION OF WHAT IT WOULD HAVE BEEN IF THERE HAD BEEN NO SUCH MODIFICATION (E.G., DUE TO A SPLIT IN THE RUSSELL 3000® INDEX), THEN THE CALCULATION AGENT WILL ADJUST ITS CALCULATION OF THE RUSSELL 3000® INDEX OR SUCH RUSSELL 3000 SUCCESSOR INDEX IN ORDER TO ARRIVE AT A LEVEL OF THE RUSSELL 3000® INDEX OR SUCH RUSSELL 3000 SUCCESSOR INDEX AS IF THERE HAD BEEN NO SUCH MODIFICATION (E.G., AS IF SUCH SPLIT HAD NOT OCCURRED).

THE iSHARES® DOW JONES U.S. REAL ESTATE INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® Dow Jones U.S. Real Estate Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”), Barclays Global Investors, N.A. (“BGI”), and Barclays Global Fund Advisors (“BGFA”). The iShares® Dow Jones U.S. Real Estate Index Fund is an investment portfolio maintained and managed by iShares®. BGFA is the investment adviser to the iShares® Dow Jones U.S. Real Estate Index Fund. The iShares® Dow Jones U.S. Real Estate Index Fund is an exchange traded fund (“ETF”) that trades on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “IYR.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares® Dow Jones U.S. Real Estate Index Fund. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, BGFA, the iShares® Dow Jones U.S. Real Estate Index Fund, please see the Prospectus, dated August 1, 2007 (as supplemented on December 6, 2007, December 14, 2007 and December 27, 2007). In addition, information about iShares and the iShares® U.S. Real Estate Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Investment Objective and Strategy

     The iShares® Dow Jones U.S. Real Estate Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the real estate sector of the U.S equity market, as measured by the Dow Jones U.S. Real Estate Index (the “Dow Jones Underlying Index”). Thus, the iShares® Dow Jones U.S. Real Estate Index Fund will be concentrated in the U.S. real estate industry. The Dow Jones Underlying Index is calculated, maintained and published by Dow Jones. For more information about the Dow Jones Underlying Index, please see “The Dow Jones U.S. Real Estate Index” above.

     As of October 24, 2008, the iShares® Dow Jones U.S. Real Estate Index Fund’s three largest equity securities were the Simon Property Group Inc., Public Storage and Vornado Realty Trust.

     The iShares® Dow Jones U.S Real Estate Index Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the Dow Jones U.S Real Estate Index. In addition, in order to improve its portfolio liquidity and its ability to track the Dow Jones U.S Real Estate Index, the iShares® MSCI Emerging Markets Index Fund may invest up to 10% of its assets in futures contracts, options on futures contracts, other types of options, and swaps related to the Dow Jones Underlying Index as well as cash and cash equivalents, including shares of money market funds advised by BGFA or its affiliates.

Representative Sampling

     The iShares® Dow Jones U.S Real Estate Index Fund pursues a “representative sampling” strategy in attempting to track the performance of the Dow Jones U.S Real Estate Index, and generally does not hold all of the equity securities included in the Dow Jones U.S Real Estate. The iShares® Dow Jones U.S Real Estate Markets Index Fund invests in a representative sample of securities in the Dow Jones U.S Real Estate Index, which have a similar investment profile as the Dow Jones U.S Real Estate Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Dow Jones U.S Real Estate Index.

Correlation

     The Dow Jones U.S Real Estate Index is a theoretical financial calculation, while the iShares® Dow Jones U.S Real Estate Index Fund is an actual investment portfolio. The performance of the iShares® Dow Jones U.S Real Estate Index Fund and the Dow Jones U.S Real Estate Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The iShares® Dow Jones U.S Real Estate Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the Dow Jones U.S Real Estate Index.

Industry Concentration Policy

     The iShares® Dow Jones U.S Real Estate Index Fund will concentrate its investments to approximately the same extent that the Dow Jones U.S Real Estate Index concentrates in the stocks of the real estate industry. As of April 16, 2008, 99.60% of the iShares® Dow Jones U.S. Real Estate Index Fund’s investments consisted of stocks in the in the real estate industry.

Holdings Information

     As of October 24, 2008, 99.58% of the iShares® Dow Jones U.S Real Estate Index Fund’s holdings consisted of equity securities, 0.0% consisted of cash and 0.42% was in other assets, including dividends booked but not yet received. The following tables summarize the iShares® Dow Jones U.S Real Estate Index Fund’s top holdings in individual companies as of such date.

Top holdings in individual securities as of October 24, 2008

Company	Percentage of Total Holdings
SIMON PROPERTY GROUP INC	7.49%
PUBLIC STORAGE	5.59%
VORNADO REALTY TRUST	5.07%
EQUITY RESIDENTIAL	5.06%
BOSTON PROPERTIES INC	4.52%
HCP INC	4.22%
ANNALY CAPITAL MANAGEMENT	3.95%
PLUM CREEK TIMBER CO	3.35%
AVALONBAY COMMUNITIES INC	3.06%
VENTAS INC	2.84%
HEALTH CARE REIT INC	2.58%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy of the information above. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Historical Performance of the iShares® Dow Jones U.S. Real Estate Index Fund

     We will provide historical price information with respect to the shares of the iShares® Dow Jones U.S. Real Estate Index Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The notes are not sponsored, endorsed, sold or promoted by BGI. BGI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

License Agreement with Dow Jones & Company

     Dow Jones and JPMorgan Securities Inc. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones U.S. Real Estate Index, which is published by Dow Jones, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones or any of its subsidiaries or affiliates. None of Dow Jones or any of its affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones or any of its subsidiaries or affiliates to JPMorgan Chase & Co. is the licensing of certain trademarks, trade names and service marks and of the Dow Jones U.S. Real Estate Index, which is determined, composed and calculated by Dow Jones without regard to JP Morgan Chase & Co. or the notes. Dow Jones has no obligation to take the needs of JP Morgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones U.S. Real Estate Index. None of Dow Jones or any of its respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. None of Dow Jones or any of its subsidiaries or affiliates shall have any obligation or liability in connection with the administration, marketing or trading of the notes.

     NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY DOW JONES, AND DOW JONES MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES AND JPMORGAN CHASE & CO.

THE iSHARES® MSCI EMERGING MARKETS INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI Emerging Markets Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”), Barclays Global Investors, N.A. (“BGI”), and Barclays Global Fund Advisors (“BGFA”). The iShares® MSCI Emerging Markets Index Fund is an investment portfolio maintained and managed by iShares®. BGFA is the investment adviser to the iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange traded fund (“ETF”) that trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EEM.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, BGFA, the iShares® MSCI Emerging Markets Index Fund, please see the Prospectus, dated January 1, 2008 (as supplemented on January 16, 2008). In addition, information about iShares and the iShares® MSCI Emerging Markets Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Investment Objective and Strategy

     The iShares® MSCI Emerging Markets Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index (the “MSCI Underlying Index”). The iShares® MSCI Emerging Markets Index Fund holds equity securities traded primarily in the global emerging markets. The MSCI Underlying Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

     As of September 30, 2008, the iShares® MSCI Emerging Markets Index Fund holdings by country consisted of the following 23 countries: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Peru, Philippines, Russian Federation, South Africa, Korea (South), Taiwan, Thailand, Turkey and the United States. In addition, as of such date, the iShares® MSCI Emerging Markets Index Fund’s three largest holdings by country were Brazil, China and Korea (South). As of September 30, 2008, its three largest equity securities were Samsung Electronics Co., Ltd., Taiwan Semiconductor Manufacturing Co., Ltd. and OAO Gazprom, and its three largest sectors were financials, energy and materials.

     The iShares® MSCI Emerging Markets Index Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the MSCI Underlying Index. In addition, in order to improve its portfolio liquidity and its ability to track the MSCI Underlying Index, iShares® MSCI Emerging Markets Index Fund may invest up to 10% of its assets in shares of other iShares® funds that seek to track the performance of equity securities of constituent countries of the MSCI Underlying Index. BGFA will not charge portfolio management fees on that portion of the iShares® MSCI Emerging Markets Index Fund’s assets invested in shares of other iShares® funds.

Representative Sampling

     The iShares® MSCI Emerging Markets Index Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Underlying Index, and generally does not hold all of the equity securities included in the MSCI Underlying Index. The iShares® MSCI Emerging Markets Index Fund invests in a representative sample of securities in the MSCI Underlying Index, which have a similar investment profile as the MSCI Underlying Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Underlying Index.

Correlation

     The MSCI Underlying Index is a theoretical financial calculation, while the iShares® MSCI Emerging Markets Index Fund is an actual investment portfolio. The performance of the iShares® MSCI Emerging Markets Index Fund and the MSCI Underlying Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The iShares® MSCI Emerging Markets Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the MSCI Underlying Index.

Industry Concentration Policy

     The iShares® MSCI Emerging Markets Index Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the iShares® MSCI Emerging Markets Index Fund will concentrate to approximately the same extent that the MSCI Underlying Index concentrates in the stocks of such particular industry or group of industries.

Holdings Information

     As of September 30, 2008, 99.53% of the iShares® MSCI Emerging Markets Index Fund’s holdings consisted of equity securities, 0.12% consisted of cash and 0.35% was in other assets, including dividends booked but not yet received. The following tables summarize the iShares® MSCI Emerging Markets Index Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of September 30, 2008

Company	Percentage of Total Holdings
Samsung Electronics Co., Ltd.	3.27%
Taiwan Semiconductor Manufacturing Co., Ltd.	3.19%
OAO Gazprom	2.97%
Chunghwa Telecom Co., Ltd.	2.82%
Petroleo Brasileiro S.A.	2.69%
Petroleo Brasileiro S.A.	2.47%
POSCO	2.46%
China Mobile, Ltd.	2.28%
Banco Itaú Holding Financeira S.A.	1.82%
Banco Bradesco S.A.	1.66%

Top holdings by sector as of September 30, 2008

Sector	Percentage of Total Holdings
Financials	21.00%
Energy	17.29%
Materials	14.32%
Information Technology	13.90%
Telecommunication Services	13.41%
Industrials	5.72%
Utilities	4.35%
Consumer Discretionary	3.57%
Consumer Staples	3.44%
Health Care	2.10%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy of the information above. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Historical Performance of the iShares® MSCI Emerging Markets Index Fund

     We will provide historical price information with respect to the shares of the iShares® MSCI Emerging Markets Index Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The notes are not sponsored, endorsed, sold or promoted by BGI. BGI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The MSCI Emerging Markets Index

     We have derived all information contained in this product supplement regarding the MSCI Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The MSCI Underlying Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI Underlying Index.

     The MSCI Underlying Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

     MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, including the MSCI Underlying Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI Underlying Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid

Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

     Index Calculation

     The performance of the MSCI Underlying Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the “component securities”) constituting the MSCI indices for the selected countries (the “component country indices”). The MSCI Underlying Index has a base date of December 31, 1987. As of October, 2008, the MSCI Underlying Index consisted of the following 25 component country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Each of the component country indices is a sampling of equity securities across industry groups in such country’s equity markets.

     Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. The MSCI Underlying Index is rebalanced quarterly, calculated in U.S. dollars on a real time basis, and disseminated every 15 seconds during market trading hours. It is also calculated on an end of day basis.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Underlying Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Underlying Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Underlying Index, which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Underlying Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

     THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR

COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

POWERSHARES WATER RESOURCES PORTFOLIO

     The PowerShares Water Resources Portfolio is an exchange-traded fund managed by The PowerShares Exchange-Traded Fund Trust (the “Trust”), a registered investment company, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Palisades Water Index. It is possible that this fund may not fully replicate the performance of the Palisades Water Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-102228 and 811-21265, respectively, through the SEC website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

     This product supplement no. 39-XIII relates only to the notes offered hereby and does not relate to the PowerShares Water Resources Portfolio or its underlying shares. We have derived all disclosures contained in this product supplement no. 39-XIII regarding the PowerShares Water Resources Portfolio from the publicly available documents described in the paragraph above. In connection with the offering of the notes, neither we nor JPMSI has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor JPMSI makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the PowerShares Water Resources Portfolio (and therefore the price of the PowerShares Water Resources Portfolio at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the notes and therefore the trading prices of the notes.

     Neither we nor any of our affiliates makes any representation to you as to the performance of the PowerShares Water Resources Portfolio.

     The Palisades Water Index

     The Palisades Water Index is a modified equal-dollar weighted index comprised of U.S. exchange-traded companies engaged in the global water industry. It was established with a base value of 1000.00 on December 31, 2003 and includes companies that focus on the provision of potable water, the treatment of water and the technology and services that are directly related to water consumption. The Palisades Water Index is rebalanced each March, June, September and December.

     The Palisades Water Index was created by Palisades Indexes LLC (formerly known as Hydrogen Ventures, LLC). It includes companies drawn from the following sectors:

     Water Utilities: Water utilities are the regulated purveyors of water directly responsible for getting water supplies to residential, commercial and industrial users. Utilities may be public utilities or investor owned utilities. As public utilities, they are under the jurisdiction of regulatory bodies and must comply with a myriad of federal and state regulatory requirements to ensure the safety of drinking water and the protection of the environment. Foreign water utilities may operate under different regulatory frameworks than U.S. water utilities. The investor-owned water utilities included in the Palisades Water Index generally oversee the water and wastewater facilities for a specific geographical region or are structured as holding companies comprised of geographically diverse operating divisions.

     Treatment: Treatment refers to the application of technologies and/or processes that alter the composition of water to achieve a beneficial objective in its use. The most critical treatment objective pertains to the global need for healthy drinking water. Water treatment specifically refers to the process of converting source water to drinking water of sufficient quality to comply with applicable regulations, thereby ensuring the protection of human health, or to treat water in the optimization of an industrial process. Wastewater treatment, though extricably linked to the provision of potable water and sanitation, can be differentiated within the treatment category by the objective of environmental protection. The treatment category, therefore, comprises those companies that play a key role in the physical, chemical or biological integrity of water and wastewater supplies.

     Analytical/Monitoring: This category includes companies that provide services, manufacture instrumentation or develop techniques for the analysis, testing or monitoring of water and/or wastewater quality parameters. These analytics are applied to, directly or indirectly, achieve either a mandated compliance requirement or a management objective in optimizing the function of water relative to a specific use, whether municipal or industrial.

     Infrastructure/Distribution: This category includes the companies that supply products that are used as a component in the water infrastructure as it relates to the distribution of water. These companies include, among others, pipe manufacturers, pump, valve and flow control manufacturers, storage tanks and those companies that apply a specific technology or process to pipe rehabilitation, repair or replacement. These companies service and supply the components of the vast interconnected network of pipelines, mains, pumps, storage tanks, lift stations and smaller appurtenances of a water distribution system, as well as provide technologies utilized to upgrade, maintain and restore pipe networks as a cost-effective alternative to new construction.

     Water Resource Management: This category includes companies that provide consulting, engineering and technical services in order to develop irrigation systems and other water resource management systems.

     Conglomerates: The conglomerates category comprises those companies that contribute significantly to the water industry, yet are extensively diversified into other industries or markets such that the contribution of water-related activities is relatively small. Conglomerates are reviewed on a case-by-case basis. These companies may not be conglomerates in the traditional sense, but may have instead sought to apply a particular platform technology, product-line or service capability across several global markets, including water.

     The number of issuers or the sectors comprising the Palisades Water Index may be changed from time to time.

     Eligibility Criteria for the Palisades Water Index Components

     The Palisades Water Index includes companies that focus on the provision of potable water, the treatment of water and wastewater for municipal, agricultural and industrial processes and the technologies and services that are directly related to water consumption across applications that are listed on the New York Stock Exchange, American Stock Exchange, or quoted on the Nasdaq National Market System. To be included in the Palisades Water Index, new index components must meet the following criteria each Determination Date:

  Market capitalization is at least $150 million.

  Traded volume greater than 100,000 shares for each of the prior three months.

  A minimum Average Daily Traded Volume (ADTV) of at least $500,000 for the prior three months.

     The Palisades Water Index Provider may at any time and from time to time change the number of issues comprising the Palisades Water Index by adding or deleting one or more components or sectors, or replacing one or more issues contained in the Palisades Water Index with one or more substitute stocks of its choice, if, in the Palisades Water Index Provider’s discretion, such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the industry groups to which the Palisades Water Index relates.

     Calculation Methodology

     The Palisades Water Index is calculated using a modified equal weighting methodology. Component securities are equally weighted within their respective Sector. Each Sector is assigned an aggregate weight within the index. Sector weightings were initially determined by the Palisades Water Index Provider and are reviewed each quarter in conjunction with the scheduled quarterly review of the Palisades Water Index. Within each sector the component weightings cannot exceed five percent (5%) of the Palisades Water Index. As of December 31, 2007, the Sectors were weighted as follows:

Sector Name	Sector Weight
Water Utilities	9%
Treatment	17%
Analytical/Monitoring	15%
Infrastructure/Distribution	22%
Conglomerates	12%
Resource Management	25%
Total	100%

Quarterly Updates to the Palisades Water Index

     The component weights will be determined and announced at the close of trading two days prior to the Rebalance Date. The Palisades Water Index components are determination five days prior to the Rebalance Date. For a component to remain in the Palisades Water Index, the component must meet the following continued inclusion rules:

  Maintain a total market capitalization above $100 million on the determination date.

  Maintain traded volume greater than 100,000 shares for each of the prior three months.

  Maintain a minimum Average Daily Traded Volume (ADTV) of at least $500,000 for the prior three months.

     In conjunction with the quarterly review, the share weights used in the calculation of the Palisades Water Index are updated based upon newly assigned Sector weights and index component prices as of the close of trading two business days prior to the Rebalance Date. The share weight of each component in the Palisades Water Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as splits, reverse splits, stock dividends, or similar events.

     Maintenance of the Palisades Water Index

     In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any shares issued in the acquisition. The Palisades Water Index Provider may substitute components or change the number of issues included in the index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the Palisades Water Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component of the Palisades Water Index; the Palisades Water Index divisor may be adjusted to ensure that there are no changes to the Palisades Water Index level as a result of non-market forces.

     POWERSHARES® IS A REGISTERED MARK OF POWERSHARES CAPITAL MANAGEMENT, LLC (“PCM”). THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD, OR PROMOTED BY PCM. PCM MAKES NO REPRESENTATIONS OR WARRANTIES TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES. PCM HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OPERATION, MARKETING, TRADING OR SALE OF THE NOTES.

THE SPDR® S&P® HOMEBUILDERS ETF

     We have derived all information contained in this product supplement no. 39-XIII regarding the SPDR® S&P® Homebuilders ETF, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by SPDR® Series Trust and SSgA Funds Management, Inc. (“SSFM”). The SPDR® S&P® Homebuilders ETF is an investment portfolio maintained and managed by SSFM. SSFM is the investment adviser to the SPDR® S&P® Homebuilders ETF. The SPDR® S&P® Homebuilders ETF is an exchange-traded fund (“ETF”) that trades on the AMEX under the ticker symbol “XHB”. The inception date of the SPDR® S&P® Homebuilders ETF is January 31, 2006. Prior to January 8, 2007 the SPDR® S&P® Homebuilders ETF was known as the SPDR® Homebuilders ETF. We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Homebuilders ETF. Information provided to or filed with the SEC by SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding SPDR® Series Trust, SSFM or the SPDR® S&P® Homebuilders ETF, please see the SPDR® Series Trust’s Prospectus, dated October 31, 2007 (as supplemented on December 27, 2007). In addition, information about SPDR® Series Trust, SSFM and the SPDR® S&P® Homebuilders ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® Series Trust website at http://www.SPDRETFs.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the SPDR® Series Trust website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 39-XIII or any terms supplement.

     This product supplement no. 39-XIII relates only to the notes offered hereby and does not relate to the SPDR® S&P® Homebuilders ETF. We have derived all disclosures contained in this product supplement 39-XII regarding the SPDR® Series Trust or the SPDR® S&P® Homebuilders ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the notes, neither we nor any Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust or the SPDR® S&P® Homebuilders ETF. Neither we nor any Agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust or the SPDR® S&P® Homebuilders ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of shares of the SPDR® S&P® Homebuilders ETF (and therefore the price of shares of the SPDR® S&P® Homebuilders ETF on the pricing date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust or the SPDR® S&P® Homebuilders ETF could affect the value received at maturity with respect to the notes and therefore the trading prices of the notes.

     The SPDR® Series Trust consists of separate investment portfolios (each, a “SPDR® Series Fund”). Each SPDR® Series Fund is an index fund that invests in a particular Industry or group of industries represented by a specified Select Industry Index. The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standards (“GICS”) from a universe of companies defined by its underlying index. The investment objective of each Select Industry SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular industry or group of industries, as represented by a specified market industry index. The Select Industry Indices (each, a “Select Industry Index”) upon which the SPDR® Series Funds are based are comprised of the companies in the S&P® Total Market Index (“S&P® TMI Index”).

     The S&P® Homebuilders Select Industry™ Index is derived from the homebuilding segment of the S&P® TMI Index, a U.S. total market composite index.

Investment Objective and Strategy

     The SPDR® S&P® Homebuilders ETF seeks to replicate as closely as possible, before fees and expenses, the total return of the S&P® Homebuilders Select Industry™ Index (the “Homebuilders Underlying Index”). The Homebuilders Underlying Index measures the performance of the homebuilding industry of the U.S. equity market. The Homebuilders Underlying Index includes companies in the following sub-industries: homebuilding, home improvement retail and home furnishings.

Replication

     The SPDR® S&P® Homebuilders ETF pursues the indexing strategy of “replication” in attempting to track the total return of the Homebuilders Underlying Index. The SPDR® S&P® Homebuilders ETF generally will invest in all of the securities which comprise the Homebuilders Underlying Index. The SPDR® S&P® Homebuilders ETF will normally invest at least 95% of its total assets in common stocks that comprise the Homebuilders Underlying Index. The SPDR® S&P® Homebuilders ETF may also invest up to 5% of its other assets in securities not included in the Homebuilders Underlying Index but which SSFM believes will help the SPDR® S&P® Homebuilders ETF track the Homebuilders Underlying Index, as well as in certain futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including affiliated money market funds).

Correlation

     The Homebuilders Underlying Index is a theoretical financial calculation, while the SPDR® S&P® Homebuilders ETF is an actual investment portfolio. The performance of the SPDR® S&P® Homebuilders ETF and the Homebuilders Underlying Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The SPDR® S&P® Homebuilders ETF seeks a correlation of 0.95 or better between the SPDR® S&P® Homebuilders ETF’s performance and the performance of the Homebuilders Underlying Index. A figure of 1.00 would indicate perfect correlation. Any correlation of less than 1.00 is called a “tracking error.” The SPDR® S&P® Homebuilders ETF, using a replication strategy, can be expected to have a lesser tracking error than a fund using a representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in an underlying index.

Holdings Information

     As of October 24, 2008, the SPDR® S&P® Homebuilders ETF included 22 companies. The SPDR® S&P® Homebuilders ETF’s three largest holdings are Sherwin Williams Co, Nvr Inc and Home Depot Inc.. The following table summarizes the SPDR® S&P® Homebuilders ETF’s holdings in individual companies as of such date.

All Holdings in Individual Securities as of October 24, 2008

SHW	Sherwin Williams Co	Consumer Discretionary	7.52%
NVR	Nvr Inc	Consumer Discretionary	6.70%
HD	Home Depot Inc	Consumer Discretionary	5.85%
LOW	Lowes Cos Inc	Consumer Discretionary	5.83%
TOL	Toll Brothers Inc	Consumer Discretionary	5.78%
LEG	Leggett & Platt Inc	Consumer Discretionary	5.67%
MDC	M D C Hldgs Inc	Consumer Discretionary	5.49%
ETH	Ethan Allen Interiors Inc	Consumer Discretionary	5.36%
MHK	Mohawk Inds Inc	Consumer Discretionary	5.14%
RYL	Ryland Group Inc	Consumer Discretionary	4.73%
KBH	Kb Home	Consumer Discretionary	4.70%

TPX	Tempur Pedic Intl Inc	Consumer Discretionary	4.37%
CTX	Centex Corp	Consumer Discretionary	4.27%
PHM	Pulte Homes Inc	Consumer Discretionary	4.27%
MTH	Meritage Homes Corp	Consumer Discretionary	4.18%
FBN	Furniture Brands Intl Inc	Consumer Discretionary	3.88%
HOV	Hovnanian Enterprises Inc	Consumer Discretionary	3.72%
SPF	Standard Pac Corp New	Consumer Discretionary	3.48%
LEN	Lennar Corp	Consumer Discretionary	3.37%
DHI	D R Horton Inc	Consumer Discretionary	2.91%
CHB	Champion Enterprises Inc	Consumer Discretionary	2.68%
82525198	Aim Stit Stic Prime Por	Unassigned	0.06%

     The SPDR® S&P® Homebuilders ETF’s per share net asset value (“NAV”) is the value of one share of the SPDR® S&P® Homebuilders ETF and is calculated by dividing the value of total assets less total liabilities by the number of shares outstanding. The NAV return is based on the NAV of the SPDR® S&P® Homebuilders ETF and the market return is based on the market price per share of the SPDR® S&P® Homebuilders ETF. The market price used to calculate the market return is determined by using the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the SPDR® S&P® Homebuilders ETF are listed for trading, as of the time that the SPDR® S&P® Homebuilders ETF’s NAV is calculated. Since shares of the SPDR® S&P® Homebuilders ETF are listed for trading, as of the time that the SPDR® S&P® Homebuilders ETF’s NAV is calculated. Since shares of the SPDR® S&P® Homebuilders ETF did not trade in the secondary market until several days after the SPDR® S&P® Homebuilders ETF’s inception, for the period from inception to the first day of the secondary market trading in shares of the SPDR® S&P® Homebuilders ETF (1/31/06, 2/6/06) respectively), the NAV of the SPDR® S&P® Homebuilders ETF is used as a proxy for the secondary market trading price to calculate market returns. NAV and market returns assume that dividends and capital gain distributions have been reinvested in the SPDR® S&P® Homebuilders ETF at NAV.

Industry Breakdown of the SPDR® S&P® Homebuilders ETF as of March 31, 2007*

Industry	Net Assets
Homebuilding	66.2%
Home Improvement Retail	13.0%
Home Furnishings	20.6%
Short Term Investments	31.7%
Other Assets and Liabilities	-31.5%
TOTAL	100.00%

     * The SPDR® S&P® Homebuilders ETF’s industry breakdown is expressed as a percentage of net assets and may change over time.

     The information above was compiled from the SPDR® Series Trust website. We make no representation or warranty as to the accuracy of the information above. Information contained in the SPDR® Series Trust website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 39-XIII or any terms supplement.

Historical Performance of the SPDR® S&P® Homebuilders ETF

     We will provide historical price information with respect to the shares of the SPDR® S&P® Homebuilders ETF in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The notes are not sponsored, endorsed, sold or promoted by State Street Global Markets, LLC (“SSGM”). SSGM makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. SSGM has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The S&P® Homebuilders Select Industry™ Index

     We have derived all information contained in this product supplement no. 39-XIII regarding the Homebuilders Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information. S&P has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the Homebuilders Underlying Index.

     The S&P® Homebuilders Select Industry™ Index is an equal-weighted index that is designed to measure the performance of the homebuilders sub-industry portion of the S&P® TMI Index, a benchmark that measures the performance of the U.S. equity market.

     The S&P® TMI Index offers broad market exposure to companies of all market capitalization, including all common equities listed on the NYSE, the AMEX and the NASDAQ National and Small Cap markets. Only U.S. companies are eligible for inclusion in the S&P® TMI Index.

     Each of the component stocks in the Homebuilders Underlying Index is a constituent company within the homebuilding sub-industry of the S&P® TMI Index.

     Additional information concerning the Homebuilders Underlying Index may be obtained at the S&P website (www.indices.standardandpoors.com). Information contained in the S&P website is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

     You can obtain the level of the Homebuilders Underlying Index at any time from the Bloomberg Financial Markets page “S5HOME <Index> <GO>” or from the Standard and Poor’s website at www.standardandpoors.com.

Index Eligibility

     Membership to the Homebuilders Underlying Index is based on a company’s GICS classification, as well as liquidity market cap requirements and domicile.

     To be eligible for the Homebuilders Underlying Index, companies must be in the S&P® TMI Index and rank in the top 90% of their relevant GICS sub-industry (i.e., homebuilding sub-industry) by float-adjusted market capitalization. The stocks at the top, whose cumulative market capitalization is less than or equal to 90% of the total market capitalization of the homebuilding sub-industry, are deemed to qualify. If the stock count is less than 21, then companies having a float-adjusted market capitalization above US$ 500 million are added sequentially in order of float-adjusted market capitalization. If there are still fewer than 21 stocks in the Homebuilders Underlying Index, stocks from a supplementary list of highly correlated sub-industries, that meet the market capitalization and liquidity thresholds, are included in order of their float adjusted market capitalization to reach 21 constituents.

     Market Capitalization. Stocks with a float-adjusted market capitalization above US$ 500 million and meet the liquidity threshold are included in order of their float-adjusted market capitalization until the stock count reaches 21. The float-adjusted market capitalization of these stocks must combine to be at least 90% of the total homebuilding sub-industry market capitalization. If the Homebuilders Underlying Index still does not have enough stocks that meet the criteria for inclusion, the minimum market capitalization requirements may be relaxed until the other requirements have been satisfied.

     Liquidity. Constituents must have a liquidity ratio — defined by dollar value traded over the previous 12 months divided by average market capitalization over the previous 12 months — greater than 30%. The length of time to evaluate liquidity is reduced to available trading period for IPOs or spin-offs that do not have 12 months of trading history.

     Domicile. U.S. companies only.

     As of June 9, 2008 the Homebuilders Underlying Index included 23 Component Stocks and the top ten stocks included in the Homebuilders Underlying Index are as set forth below:

Ticker	Company’s Name
AVTR	Home Depot Inc
BZH	Lowes Cos Inc
CHB	Sherwin Williams Co
CTX	Mohawk Inds Inc
DHI	D R Horton Inc
ETH	Leggett & Platt Inc
FBN	Toll Brothers Inc
HD	Nvr Inc
HOV	Pulte Homes Inc
KBH	Lennar Corp

Index Construction and Calculations

     The Homebuilders Underlying Index is equal-weighted and calculated by the divisor methodology.

     The initial divisor is set to have a base index value of 1000 on December 15, 2000. The index value is simply the index market value divided by the index divisor:

          Index Value = (Index Market Value) / Divisor

Index Market Value =	(Component Stocks) i × (Price) i

     where N is the number of stocks in the index.

     At the beginning of each quarterly rebalancing, The Component Stocks are set so that each constituent has equal weight.

          (Component Stocks) i, after rebalance = K / (Price) i, rebalance date where K is an arbitrary or nominal value used to ensure each company’s “shares” number is derived to establish equal weighting in the index.

     In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing.

          (Index Value) before rebalance = (Index Value) after rebalance

          Therefore,

          (Divisor) after rebalance = (Index Market Value) after rebalance / (Index Value) before rebalance

Index Maintenance

     The membership to Homebuilders Underlying Index is reviewed quarterly. Rebalancing occurs after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. No companies are added between rebalancings. However, a company will be deleted from the Homebuilders Underlying Index if the S&P® TMI Index drops the constituent. If a constituent deletion causes the number of companies in the Homebuilders Underlying Index to fall below 21, no addition will be made to the Homebuilders Underlying Index until the next rebalancing. At that time, the entire Homebuilders Underlying Index will be rebalanced based on all eligibility criteria, including minimum number of companies. In case of GICS changes, where a company does not belong to the homebuilding sub-industry after the classification change, it is removed from the Homebuilders Underlying Index at the next rebalancing.

     The table below summarizes the types of index maintenance adjustments and indicates whether or not an index adjustment is required.

S&P® TMI Index Action	Adjustment Made to Index	Divisor Adjustment?
Constituent change	If the constituent is a member of the Homebuilders	Yes
Underlying Index, it is dropped.

Share changes between	None.	No
quarterly share
adjustments

Quarterly share	There is no direct adjustment, however, on the same	Only because of the
changes	date the Homebuilders Underlying Index rebalancing	Index rebalancing.
will take place.

GICS change	None. If, after the GICS change, a company no	No
longer qualifies to belong to the relevant Select
Industry Index, it is removed at the next rebalancing.

Spin-off	No weight change. The price is adjusted to price of	No
Parent Company minus (Price of Spin-off
company/Share Share ratio). The Component
Stocks change so that the company’s weight remains
the same as its weight before the spin-off.

Rights Offering	The price is adjusted to Price of Parent Company	No
minus (Price of Rights Subscription/Rights Ratio).
The Component Stocks change so that the
company’s weight remains the same as its weight
before the spin-off.

Stock Split	The Component Stocks are multiplied by and price is	No
divided by the split factor.

Share Issuance or	None.	No
Share Repurchase

S&P® TMI Index Action	Adjustment Made to Index	Divisor Adjustment?
Special Dividends	Price of the stock making the special dividend	Yes
payment is reduced by the per share special
dividend amount after the close of trading on the day
before the dividend ex-date.

Corporate Actions

Corporate Action	Adjustment Made to Index	Divisor Adjustment?
Spin-off	No weight change. The price is adjusted to the Price	No
of the Parent Company minus (the Price of the
Spin-off company/Share Exchange Ratio). The
Component Stocks change so that the company’s
weight remains the same as its weight before the
spin-off.

Rights Offering	The price is adjusted to the Price of the Parent	No
Company minus (the Price of the Rights
Subscription/Rights Ratio). The Component Stocks
change so that the company’s weight remains the
same as its weight before the spin-off.

Stock Split	The Component Stocks are multiplied by and price is	No
divided by the split factor.
Share Issuance or	None.	No
Share Repurchase

Special Dividends	Price of the stock making the special dividend	Yes
payment is reduced by the per share special
dividend amount after the close of trading on the day
before the dividend ex-date.

Total Return

     The Homebuilders Underlying Index will have a total return counterpart, which assumes dividends are reinvested in the Homebuilders Underlying Index after the close on the ex-date. On any given date t:

Total Return Multiplier t = [(Total Return Index Value t-1 ) + (Total Return Multiplier t )] / (Index Value t-1 )

Total Return Index Value t = (Total Return Index Value t-1 ) × (Total Return Multiplier t )

Index Dividend Points t =	(Component Stocks) i, t × (Ex – dividends) i, t / Divisor t

License Agreement with S&P

     J.P. Morgan Securities Inc. expects to enter into a non-exclusive license agreement with Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”) for use of “S&P® Homebuilders Select Industry™ Index”, “SPDR®”, “S&P® Select Industry”, “S&P® Select Industries” and S&P® TMI Index in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Select Industry SPDR® Fund to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P TMI Index or S&P® Homebuilders Select Industry™ Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S®”, “S&P®”, AND “S&P 500®” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. J.P. MORGAN SECURITIES INC. EXPECTS TO ENTER INTO A NON-EXCLUSIVE LICENSE AGREEMENT WITH STANDARD & POOR’S, A DIVISION OF THE MCGRAW HILL COMPANIES, INC. FOR USE OF “S&P® HOMEBUILDERS SELECT INDUSTRY™ INDEX”, “SPDR®”, “S&P® SELECT INDUSTRY”, “S&P® SELECT INDUSTRIES”, AND S&P® TMI INDEX, WHICH ARE ALSO TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE FINANCIAL SELECT SECTOR SPDR® FUND

     We have derived all information contained in this product supplement no. 39-XIII regarding the Financial Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Trust”) and SSgA Funds Management, Inc. (“SSFM”). The Financial Select Sector SPDR® Fund is an investment portfolio managed by SSFM, the investment adviser to the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund is an exchange-traded fund (“ETF”) that trades on the American Stock Exchange (“AMEX”) under the ticker symbol “XLF.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     The Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Financial Select Sector SPDR® Fund. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index. The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index. The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

     Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Trust or the Financial Select Sector SPDR® Fund, please see the Trust’s Prospectus, dated January 31, 2008. In addition, information about the Trust, SSFM and the Financial Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Trust website at http://www.sectorspdrs.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the Trust website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 39-XIII or any terms supplement.

Investment Objective

     The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the financial services sector, as represented by the Financial Select Sector Index. The Financial Select Sector Index measures the performance of the financial services sector of the U.S. equity market. The Financial Select Sector Index includes companies in the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts.

Investment Strategy — Replication

     The Financial Select Sector SPDR® Fund pursues the indexing strategy of “replication” in attempting to approximate the performance of Financial Select Sector Index (the “Financial Underlying Index”). The Financial Select Sector SPDR® Fund will generally invest in all of the equity securities included in the Financial Underlying Index. There may, however, be instances where SSFM may choose to overweight another stock in the Financial Underlying Index, purchase securities not included in the Financial Underlying Index that SSFM believes are appropriate to substitute for a security included in the Financial Underlying Index or utilize various combinations of other available investment techniques in seeking to track accurately the Financial Underlying Index. The Financial Select Sector SPDR® Fund will normally invest at least 95% of its total assets in common stocks that comprise the Financial Underlying Index.

     The Financial Select Sector SPDR® Fund may invest its remaining assets in money market instruments (including repurchase agreements and money market funds), convertible securities, structured notes and in options and futures contracts. Options and futures contracts (and convertible securities and structured notes) may be used by the Financial Select Sector SPDR® Fund in seeking performance that corresponds to the Financial Underlying Index and managing cash flows. SSFM anticipates that, under normal circumstances, it may take approximately five business days for additions and deletions to the S&P 500® Index to be reflected in the portfolio composition of the Financial Select Sector SPDR® Fund. The Board of Trustees of the Trust may change the Financial Select Sector SPDR® Fund’s investment strategy and other policies without shareholder approval.

Correlation

     The Financial Underlying Index is a theoretical financial calculation, while the Financial Select Sector SPDR® Fund is an actual investment portfolio. The performance of the Financial Select Sector SPDR® Fund and the Financial Underlying Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The Financial Select Sector SPDR® Fund, using a replication strategy, can be expected to have a lesser tracking error than a fund using representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in a tracking index.

Holdings Information

     As of October 24, 2008, the Financial Select Sector SPDR® Fund included 85 companies. The Financial Select Sector SPDR® Fund’s three largest holdings are JPMorgan Chase & Co., Bank of America Corporation, Wells Fargo & Co. The following table summarizes the Financial Select Sector SPDR® Fund’s holdings in individual companies as of such date.

Top holdings in individual securities as of October 24, 2008

Company	Percentage of Total Holdings
JPMorgan Chase & Co.	11.53%
Bank of America Corp.	9.34%
Wells Fargo & Co.	9.04%
Citigroup Inc.	5.84%
U.S. Bancorp	4.53%
Goldman Sachs Group Inc.	3.85%
Bank of New York Mellon Corp.	2.82%
American Express Co.	2.46%
Travelers Cos. Inc.	2.18%
Merrill Lynch & Co. Inc.	2.15%

     The information above was compiled from the Trust website. We make no representation or warranty as to the accuracy of the information above. Information contained in the Trust website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 39-XIII or any terms supplement.

Historical Performance of the Financial Select Sector SPDR® Fund

     We will provide historical price information with respect to the shares of the Financial Select Sector SPDR® Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The notes are not sponsored, endorsed, sold or promoted by the Trust or SSFM. Neither the Trust nor SSFM makes any representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Neither the Trust nor SSFM has any obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The Financial Select Sector Index

     We have derived all information contained in this product supplement regarding the Financial Underlying Index and the index from which it is derived, the S&P 500® Index, including, without limitation, the make-up, method of calculation and changes in components for each index, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as index compilation agent, (“Merrill Lynch” or the “Index Compilation Agent”), or the American Stock Exchange LLC, as index calculation agent (“AMEX” or the “Index Calculation Agent”). We make no representation or warranty as to the accuracy or completeness of such information. For further information about the S&P 500® Index, please see “The S&P 500® Index” above.

     The Financial Underlying Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of financial products. Companies in the Financial Underlying Index include a wide array of diversified financial services firms whose business lines range from investment management to commercial and business banking. The Financial Underlying Index is one of the nine Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” As of June 9, 2008, the Financial Underlying Index included 91 component stocks.

     The stocks included in the Financial Underlying Index are selected by the Index Compilation Agent in consultation with S&P from the universe of companies represented by the S&P 500® Index. The composition and weighting of the stocks included in the Financial Underlying Index will likely differ from the composition and weighting of stocks included in any similar S&P 500® sector index that is published and disseminated by S&P. The AMEX acts as the “Index Calculation Agent” in connection with the calculation and dissemination of the Financial Underlying Index. S&P’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the Index Compilation Agent.

     As of October 24, 2008, the Financial Underlying Index had approximately a 14.78% weighting in the S&P 500® Index based on the capitalization of the constituent stocks.

Construction and Maintenance

     The Financial Underlying Index is developed and maintained in accordance with the following criteria:

  Each of the component stocks in the Financial Underlying Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.

  Each stock in the S&P 500® Index is allocated to one and only one of the Select Sector Indices.

  The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a particular company’s stock to the Financial Underlying Index on the basis of such company’s sales and earnings composition and the sensitivity of the company‘s stock price and business results to the common factors that affect other companies in the Financial Underlying Index.

  S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the assignment of the S&P 500® Index constituent stocks to the Financial Underlying Index, that assignment being the sole responsibility of the Index Compilation Agent.

  The Financial Underlying Index is calculated by the Index Calculation Agent using a modified “market capitalization” methodology. This design ensures that each of the Component Stocks within the Financial Underlying Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of the Financial Underlying Index. Under certain conditions, however, the number of shares of a Component Stock within the Financial Underlying Index may be adjusted to conform to Internal Revenue Code requirements.

  The Financial Underlying Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. See “—The S&P 500® Index” below. The daily calculation of the Financial Underlying Index is computed by dividing the total market value of the companies in the Financial Underlying Index by a number called the Index Divisor.

  The Financial Underlying Index is weighted based on the market capitalization of each of the Component Stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single Component Stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Financial Underlying Index; and (ii) with respect to 50% of the total value of the Financial Underlying Index, the market capitalization-based weighted value of the Component Stocks must be diversified so that no single Component Stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Financial Underlying Index.

  Rebalancing the Financial Underlying Index to meet the asset diversification requirements will be the responsibility of the Index Calculation Agent. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a Component Stock (or two or more Component Stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such Component Stock (or Component Stocks) represents in the Financial Underlying Index will be reduced and the market capitalization based weighted value of such Component Stock (or Component Stocks) will be redistributed across the Component Stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each Component Stock that exceeds 24% of the total value of the Financial Underlying Index will be reduced to 23% of the total value of the Financial Underlying Index and the aggregate amount by which all Component Stocks exceed 24% will be redistributed equally across the remaining Component Stocks that represent less than 23% of the total value of the Financial Underlying Index. If as a result of this redistribution, another Component Stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Financial Underlying Index accounted for by the lowest weighted Component Stocks, each Component Stock that exceeds 4.8% of the total value of the Financial Underlying Index will be reduced to 4.6% and the aggregate amount by which all Component Stocks exceed 4.8% will be distributed equally across all remaining Component Stocks that represent less than 4.6% of the total value of the Financial Underlying Index. If as a result of this redistribution another Component Stock that did not previously exceed 4.8% of the Financial Underlying Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Financial Underlying Index is accounted for by Component Stocks representing no more than 4.8% of the total value of the Financial Underlying Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date.

     The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies the Index Calculation Agent that a Component Stock’s Select Sector Index assignment should be changed, the Index Calculation Agent will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently. Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

License Agreement with S&P

     J.P. Morgan Securities Inc. expects to enter into a non-exclusive license agreement with Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”) for use of “SPDR®,” “Select Sector SPDR” and “Select Sector SPDRs” in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Select Sector SPDR® Funds to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to JPMorgan Chase & Co or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S®”, “S&P®”, AND “S&P 500®” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND ARE EXPECTED TO BE LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JP MORGAN CHASE & CO. J.P. MORGAN SECURITIES INC. EXPECTS TO ENTER INTO A NON-EXCLUSIVE LICENSE AGREEMENT WITH STANDARD & POOR’S FOR USE OF “SPDR®”, “SELECT SECTOR SPDR” AND “SELECT SECTOR SPDRS” WHICH ARE ALSO TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE VANGUARD® EMERGING MARKETS ETF

     We have derived all information contained in this product supplement regarding the Vanguard® Emerging Markets ETF, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by The Vanguard International Equity Index Funds (the “Vanguard Trust”) and The Vanguard Group, Inc. (“Vanguard”). The Vanguard® Emerging Markets ETF is an exchange-traded class of shares issued by the Vanguard® Emerging Markets Stock Index Fund and is maintained and managed by Vanguard. Vanguard is the investment adviser to the Vanguard® Emerging Markets ETF. The Vanguard® Emerging Markets ETF shares trade on the American Stock Exchange (the “AMEX”) under the ticker symbol “VWO.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     The Vanguard Trust is a registered investment company that consists of separate funds, each of which may consist of different share classes, including ETF shares. Information provided to or filed with the SEC by the Vanguard Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Investment Company Act File numbers 033-32548 and 811-05972, through the SEC’s website at http://www.sec.gov. For additional information regarding the Vanguard Trust, Vanguard and the Vanguard® Emerging Markets ETF, please see the Prospectus dated February 29, 2008. In addition, information about the Vanguard Trust and the Vanguard® Emerging Markets ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Vanguard website at www.vanguard.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the Vanguard website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Investment Objective and Strategy

     The Vanguard® Emerging Markets ETF seeks to track the performance of a benchmark index that measures the investment return of stocks issued by companies located in emerging market countries. The current benchmark index is the MSCI Emerging Markets Index (the “Vanguard Underlying Index” and each of the Dow Jones Underlying Index, the MSCI Underlying Index, the Homebuilders Underlying Index, the Financial Underlying Index and the Vanguard Underlying Index being referred to herein as an “Underlying Index.”). The Vanguard® Emerging Markets ETF employs a “passive management,” or indexing, investment approach by investing substantially all (normally about 95%) of its assets in the common stocks included in the Vanguard Underlying Index, while employing a form of sampling to reduce risk. Vanguard employs a sampling technique, using its discretion — based on an analysis that considers liquidity, repatriation of capital and entry barriers in various markets — to determine whether or not to invest in particular securities. Under normal circumstances, the Vanguard® Emerging Markets ETF will invest at least 80% of its assets in emerging markets stocks. The Vanguard Underlying Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

     As of April 30, 2008 the Vanguard® Emerging Markets ETF’s holdings by country consisted of the following 23 countries: Argentina, Brazil, Colombia, Chile, China, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Poland, Peru, Philippines, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States. In addition, as of such date, the Vanguard® Emerging Markets ETF’s three largest holdings by country were Brazil, South Korea and Taiwan. As of April 30, 2008, its three largest equity securities were OAO Gazprom ,China Mobile, Ltd., and Petroleo Brasileiro SA Pfd.

Other Investment Policies

     The Vanguard® Emerging Markets ETF reserves the right to substitute a different index for the Vanguard Underlying Index if the Vanguard Underlying Index is discontinued, if the Vanguard® Emerging Markets ETF’s agreement with the sponsor of the Vanguard Underlying Index is terminated, or for any other reason determined in good faith by the Vanguard® Emerging Markets ETF’s board of trustees. In any such instance, the substitute index would measure the same market segment as the Vanguard Underlying Index.

     The Vanguard® Emerging Markets ETF may invest, to a limited extent, in stock futures and options contracts, warrants, convertible securities and swap agreements, all of which are types of derivatives. The Vanguard® Emerging Markets ETF will not use derivatives for speculation or for the purpose of leveraging (magnifying) investment returns.

     The Vanguard® Emerging Markets ETF may also enter into forward foreign currency exchange contracts, which are types of derivatives contracts, in order to maintain the same currency exposure as the Vanguard Underlying Index. The Vanguard® Emerging Markets ETF may use these contracts to gain currency exposure while investing in stock index futures and to settle trades in a foreign currency.

Holdings Information

     The following tables summarize the Vanguard® Emerging Market ETF’s top holdings in individual companies and by individual countries as of such date.

Top holdings in individual securities as of April 30, 2008

Company	Rank
OAO Gazprom ADR	1
China Mobile, Ltd.	2
Petroleo Brasileiro SA Pfd.	3
Samsung Electronics Co., Ltd.	4
Petroleo Brasileiro SA	5
America Movil SA de CV	6
Companhia Vale do Rio Doce Pfd. (preferred class A shares)	7
LUKOIL Sponsored ADR	8
Reliance Industries Ltd	9
Companhia Vale do Rio Doce	10

Country Diversification (% of Common Stock) as of April 30, 2008

Sector	Percentage of Total Holdings
Brazil	15.7%
Korea	13.7%
China	12.2%
Taiwan	11.4%
Russia	9.6%
India	7.3%
South Africa	6.5%
Mexico	4.7%
Hong Kong	2.9%
Malaysia	2.4%
Israel	2.3%
Poland	1.7%
Indonesia	1.5%
Thailand	1.5%
Chile	1.4%
Turkey	1.3%
Czech Republic	0.8%

Sector	Percentage of Total Holdings
Hungary	0.7%
Egypt	0.6%
Argentina	0.5%
Peru	0.5%
Philippines	0.4%
Colombia	0.2%
Other	0.2%
United States	0.2%

     The information above was compiled from the Vanguard website. We make no representation or warranty as to the accuracy of the information above. Information contained in the Vanguard website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Historical Performance of the Vanguard® Emerging Market ETF

     We will provide historical price information with respect to the shares of the Vanguard® Emerging Market ETF in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The notes are not sponsored, endorsed, sold or promoted by Vanguard. Vanguard makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Vanguard has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The MSCI Emerging Markets Index

     We have derived all information contained in this product supplement regarding the Vanguard Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The Vanguard Underlying Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the Vanguard Underlying Index.

     The Vanguard Underlying Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

     MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, including the Vanguard Underlying Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the Vanguard Underlying Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

     Index Calculation

     The performance of the Vanguard Underlying Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the “component securities”) constituting the MSCI indices for the selected countries (the “component country indices”). The Vanguard Underlying Index has a base date of December 31, 1987. As of June 2008, the Underlying Index consisted of the following 25 component country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Each of the component country indices is a sampling of equity securities across industry groups in such country’s equity markets.

     Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. The Vanguard Underlying Index is rebalanced quarterly, calculated in U.S. dollars on a real time basis, and disseminated every 15 seconds during market trading hours. It is also calculated on an end of day basis.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Vanguard Underlying Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Vanguard Underlying Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the Vanguard Underlying Index, which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the Vanguard Underlying Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

     THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS

AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Ending Basket Level, the Strike Level, if applicable, the Basket Return, the payment at maturity, if any, on the notes, the closing level or closing price of each Basket Component on each Initial Averaging Date, if applicable, the Share Adjustment Factor and anti-dilution adjustments, if any, related to each Basket Fund, the Basket Closing Level on any Basket Valuation Date, including the S&P 500 Return, the S&P 500 Closing Level, the S&P MidCap Return, the S&P MidCap Closing Level, the S&P BRIC Return, the S&P BRIC Closing Level, the Nikkei Return, the Nikkei Closing Level, the EURO STOXX Return, the EURO STOXX Closing Level, the Dow Jones U.S. Real Estate Return, the Dow Jones U.S. Real Estate Closing Level, the AIG Commodity Return, the AIG Commodity Closing Level, the FTSE Return, the FTSE Closing Level, the MSCI EAFE Return, the MSCI EAFE Closing Level, the MSCI World Return, the MSCI World Closing Level, the NASDAQ-100 Return, the NASDAQ-100 Closing Level, the Russell 1000 Growth Return, the Russell 1000 Growth Closing Level, the Russell 1000 Value Return, the Russell 1000 Value Closing Level, the Russell 2000 Return, the Russell 2000 Closing Level, the Russell 3000 Return, the Russell 3000 Closing Level, the iShares U.S. Real Estate Return, the iShares U.S. Real Estate Final Share Price, the MSCI Emerging Markets Return, the MSCI Emerging Markets Final Share Price, the PowerShares Water Return, the PowerShares Water Final Share Price, the S&P Homebuilders Return, the S&P Homebuilders Final Share Price, the Financial Select Sector Return, the Financial Select Sector Final Share Price, the Vanguard Emerging Markets Return, and the Vanguard Emerging Markets Final Share Price. The calculation agent will also determine whether there has been a market disruption event or a discontinuation of any Basket Component and whether there has been a material change in the method of calculation of any of the Basket Components, as well as which exchange traded fund will be substituted for a Basket Fund (or relevant successor index fund, if applicable) if a Basket Fund (or relevant successor index fund, if applicable) is de-listed, liquidated or otherwise terminated; whether the Underlying Index (or the underlying index related to the relevant successor index fund, if applicable) has been changed in a material respect and whether a Basket Fund (or relevant successor index fund, if applicable) has been modified so that such Basket Fund (or successor index fund, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of such Basket Fund (or relevant successor index fund, if applicable) had those modifications not been made. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the Ending Basket Level, the Strike Level, if applicable, the Basket Return and the Basket Closing Level (including the S&P 500 Closing Level, the S&P 500 Return the S&P MidCap Return, the S&P MidCap Closing Level, the S&P BRIC Closing Level, the S&P BRIC Return, the Nikkei Closing Level, the Nikkei Return the EURO STOXX Closing Level, the EURO STOXX Return, the Dow Jones U.S. Real Estate Closing Level, the Dow Jones U.S. Real Estate Return, the AIG Commodity Closing Level, the AIG Commodity Return, the FTSE Closing Level, the FTSE Return, the MSCI EAFE Closing Level, the MSCI EAFE Return, the MSCI World Closing Level, the MSCI World Return, the NASDAQ-100 Closing Level, the NASDAQ-100 Return, the Russell 1000 Growth Return, the Russell 1000 Growth Closing Level, the Russell 1000 Value Return, the Russell 1000 Value Closing Level, the Russell 2000 Return, the Russell 2000 Closing Level, the Russell 3000 Return, the Russell 3000 Closing Level, the iShares U.S. Real Estate Final Share Price, the iShares U.S. Real Estate Return, the MSCI Emerging Markets Final Share Price, the MSCI Emerging Markets Return, the PowerShares Water Final Share Price, the PowerShares Water Return, the S&P Homebuilders Final Share Price, the S&P Homebuilders Return, the Financial Select Sector Final Share Price, the Financial Select Sector Return, the Vanguard Emerging Markets Final Share Price and Vanguard Emerging Markets Return), the closing level or closing price of each Basket Component on the pricing date or each Initial Averaging Date, if applicable, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from calculating the closing level or closing price of a Basket Component on any Initial Averaging Date, if applicable, the Basket Closing Level on any Basket Valuation Date, and consequently, the Basket Return or the amount, if any, that we will pay to you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     With respect to each Equity Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  a suspension, absence or material limitation of trading of stocks then constituting 20% or more of such Equity Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of such Equity Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

  a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such Equity Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

  a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     For the purpose of determining whether a market disruption event with respect to an Equity Index (or the relevant successor index) exists at any time, if trading in a security included in such Equity Index (or the relevant successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Equity Index (or the relevant successor index) shall be based on a comparison of:

  the portion of the level of such Equity Index (or the relevant successor index) attributable to that security relative to the overall level of such Equity Index (or the relevant successor index),

in each case immediately before that suspension or limitation.

     For purposes of determining whether a market disruption event with respect to an Equity Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to such Equity Index (or the relevant successor index);

  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  a suspension of trading in futures or options contracts on such Equity Index (or the relevant successor index) by the primary exchange or market trading in such contracts by reason of a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts or

    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Equity Index (or the relevant successor index); and

  a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to such Equity Index (or the relevant successor index) are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

     “Relevant exchange” means, with respect to each Equity Index or the relevant successor index, the primary organized exchange or market of trading for any security (or any combination thereof) then included in such Equity Index or such successor index, as applicable.

     With respect to the Commodity Index or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the Commodity Index (or the relevant successor index); or

  the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

  the Commodity Index (or the relevant successor index) is not published; or

  the settlement price is not published for any individual reference contract;

  in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     The following events will not be market disruption events, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange or market; or

  a decision to permanently discontinue trading in the option or futures contracts relating to the Commodity Index (or the relevant successor index) or any Index Commodity.

     “Relevant Exchange” means, with respect to the Commodity Index or any relevant successor index, any organized exchange or market of trading for any futures contract (or any combination thereof) then included in the Commodity Index or such successor index, as applicable.

     With respect to each Basket Fund, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such Basket Fund (or the relevant successor index fund) on the primary market for such shares (or such relevant successor index fund) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session in such market;

  a breakdown or failure in the price and trade reporting systems of the primary market for the shares of such Basket Fund (or the relevant successor index fund) as a result of which the reported trading prices for such shares (or the relevant successor index fund or such other security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of such Basket Fund (or such relevant successor index fund or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; or

  the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the applicable Underlying Index (or the underlying index related to the relevant successor index fund) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such Relevant Exchange, in each case as determined by the calculation agent in its sole discretion; or

  the occurrence or existence of a suspension, absence or material limitation of trading on any major U.S. securities market for trading in futures or options contracts related to the applicable Underlying Index (or the underlying index related to the relevant successor index fund) or shares of such Basket Fund (or such relevant successor index fund) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

in each case, a determination by the calculation agent in its sole discretion that any event described in the clauses above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

     For the purpose of determining whether a market disruption event with respect to a Basket Fund (or the relevant successor index fund) exists at any time, if trading in a security included in the applicable Underlying Index (or the underlying index related to the relevant successor index fund) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the applicable Underlying Index (or the underlying index related to the relevant successor index fund) shall be based on a comparison of (x) the portion of the level of the applicable Underlying Index (or the underlying index related to the relevant successor index fund) attributable to that security relative to (y) the overall level of the applicable Underlying Index (or the underlying index related to the relevant successor index fund), in each case immediately before that suspension or limitation.

     For the purpose of determining whether a market disruption event with respect to a Basket Fund (or the relevant successor index fund) has occurred:

(1)	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

(2)	a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;

(3)	limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(4)	a suspension of trading in futures or options contracts on the applicable Underlying Index (or the underlying index related to the relevant successor index fund) or shares of such Basket Fund (or such relevant successor index fund) by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts, will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the applicable Underlying Index (or the underlying index related to such successor index fund) or the shares of such Basket Fund (or the relevant successor index fund); and

(5)	a suspension, absence or material limitation of trading on any Relevant Exchange or on the primary market on which futures or options contracts related to the applicable Underlying Index (or the underlying index related to the relevant successor index fund) or the shares of such Basket Fund (or the relevant successor index fund) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

     “Relevant Exchange” means, with respect to each Basket Fund or any relevant successor index fund, the primary exchange or market of trading for the shares of such Basket Fund, or such relevant successor index fund, as applicable, or any security (or any combination thereof) then included in the applicable Underlying Index, or any underlying index related to such successor index fund, as applicable.

Discontinuation of a Basket Index; Alteration of Method of Calculation

     If the Index Sponsor of a Basket Index discontinues publication of such Basket Index and such Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a “successor index”), then the closing level for such Basket Index on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for such Basket Index is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for such successor index on such day.

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the Index Sponsor for a Basket Index discontinues publication of such Basket Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for such Basket Index is to be determined, and the calculation agent determines, in its sole discretion, that no successor index for such Basket Index is available at such time, or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for such Basket Index on such date. The closing level for such Basket Index will be computed by the calculation agent in accordance with the formula for and method of calculating such Basket Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing such Basket Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of a Basket Index or its successor index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating a Basket Index or a successor index, or the level thereof, is changed in a material respect, or if a Basket Index or a successor index is in any other way modified so that such Basket Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of such Basket Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Basket Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for such Basket Index with reference to such Basket Index or such successor index, as adjusted. Accordingly, if the method of calculating such Basket Index or such successor index is modified so that the level of such Basket Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index), then the calculation agent will adjust its calculation of such Basket Index or such successor index in order to arrive at a level of such Basket Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of a Basket Fund; Alternate Calculation of Closing Price

     If a Basket Fund (or a successor index fund (as defined herein)) is de-listed from the Relevant Exchange for such Basket Fund (or such successor index fund), liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to such discontinued Basket Fund (or such successor index fund) (such substitute fund being referred to herein as a “successor index fund”). If a Basket Fund (or a successor index fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor index fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares of such Basket Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Basket Fund. If a successor index fund is selected or the calculation agent calculates a closing price by a computation methodology that the calculation determines will as closely as reasonably possible replicate a Basket

Fund, that successor index fund or closing price will be substituted for such Basket Fund (or such successor index fund) for all purposes of the notes.

     Upon any selection by the calculation agent of a successor index fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If at any time, the Underlying Index related to a Basket Fund or a successor index fund is changed in a material respect, or a Basket Fund or a successor index fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of such Basket Fund or such successor index fund had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Final Share Price for such Basket Fund is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Basket Fund (or such successor index fund) as if those changes or modifications had not been made, and calculate the closing price with reference to such Basket Fund (or such successor index fund), as adjusted. The calculation agent may also determine that no adjustment is required by the modification of the method of calculation.

     The calculation agent will be solely responsible for the method of calculating the closing price of the shares of a Basket Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to the method of calculating the closing price of the shares of a Basket Fund upon written request by any investor in the notes.

Anti-Dilution Adjustments

     The Share Adjustment Factor is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

     No adjustments to the Share Adjustment Factor will be required unless the Share Adjustment Factor adjustment would require a change of at least 0.1% in the Share Adjustment Factor then in effect. The Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Share Adjustment Factor after the close of business on the business day immediately preceding the maturity date.

     No adjustments to the Share Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of one share of a Basket Fund on any trading day during the term of the notes.

     With respect to each Basket Fund, anti-dilution adjustments will be calculated as follows:

     Share Splits and Reverse Share Splits

     If the shares of a Basket Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

  the prior Share Adjustment Factor, and

  the number of shares that a holder of one share of such Basket Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediate following the applicable effective date.

     Share Dividends or Distributions

     If a Basket Fund is subject to (i) a share dividend, i.e., an issuance of additional shares of such Basket Fund that is given ratably to all or substantially all holders of shares of such Basket Fund or (ii) a distribution of shares of such Basket Fund as a result of the triggering of any provision of the corporate charter of such Basket Fund, then, once the dividend or distribution has become effective and the shares of such Basket Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the prior Share Adjustment Factor plus the product of:

  the prior Share Adjustment Factor, and

  the number of additional shares issued in the share dividend or distribution with respect to one share of such Basket Fund.

     Non-Cash Distributions or Distributions

     If a Basket Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such Basket Fund to all or substantially all holders of shares of such Basket Fund (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such Basket Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

  the prior Share Adjustment Factor, and

  a fraction, the numerator of which is the Current Market Price of one share of such Basket Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

     The “Current Market Price” of each Basket Fund means the closing price of one share of such Basket Fund on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Share Adjustment Factor.

     “Ex-dividend date,” with respect to a dividend or other distribution for a Basket Fund, shall mean the first trading day on which transactions in the shares of such Basket Fund trade on the Relevant Exchange without the right to receive that dividend or other distribution.

     The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

     Cash Dividends or Distributions

     If the issuer of any shares of a Basket Fund pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of such Basket Fund during any dividend period during the term of the notes, in an aggregate amount that, together with other such cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “—Cash Dividends or Distributions” section, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares of such Basket Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

  the prior Share Adjustment Factor, and

  a fraction, the numerator of which is the Current Market Price of one share of such Basket Fund and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share of such Basket Fund distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “—Cash Dividends or Distributions” section to holders of shares of such Basket Fund in excess of the Dividend Threshold.

     For the avoidance of doubt, the Share Adjustment Factor may be adjusted more than once in any particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold. If the Share Adjustment Factor has been previously adjusted in a particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold, subsequent adjustments will be made if the relevant Basket Fund pays cash dividends or makes other distributions during such dividend period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the Share Adjustment Factor (because of cash dividends or distributions that exceed the Dividend Threshold) exceeds the Dividend Threshold. Such subsequent adjustments to the Share Adjustment Factor will only take into account the cash dividends or distributions during such dividend period made since the last adjustment to the Share Adjustment Factor because of cash dividends or distributions that exceed the Dividend Threshold.

     The “Dividend Threshold” is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding dividend period, if any, per share of a Basket Fund plus (y) 10% of the closing price of one share of such Basket Fund on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

     The “dividend period” means any period during the term of the notes for which dividends are paid on a regular and consistent basis to shareholders of a Basket Fund.

     The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Share Adjustment Factor and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to any adjustments to the Share Adjustment Factor upon written request by any investor in the notes.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Basket Valuation Date. If the notes have more than one Basket Valuation Date, then, for each Basket Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Basket Valuation Dates in excess of one) will be the corresponding Basket Valuation Dates, unless otherwise specified in the relevant terms supplement.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance – The Depository Trust Company

     The Depository Trust Company (“DTC”) will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

     The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price for cash and if you will hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or Section 408A of the Code, respectively;

  a dealer in securities;

  a “regulated investment company” as defined in Section 851 of the Code;

  a “real estate investment trust” as defined in Section 856 of the Code;

  a person holding the notes as part of a hedging transaction, straddle, conversion transaction or integrated transaction, or entering into a “constructive sale” with respect to the notes;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations and treatments of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes.

     We intend to seek an opinion from Sidley Austin LLP, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” for U.S. federal income tax purposes. Whether Sidley Austin LLP expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. Irrespective of the opinion received from Sidley Austin LLP, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions” and not as debt instruments. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for

U.S. federal income tax purposes as “open transactions” with respect to the Basket Components and not as debt instruments, unless otherwise indicated.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

  a citizen or resident of the United States;

  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State thereof or the District of Columbia; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     Tax Treatment of the Notes

     Tax Treatment Prior to Maturity. You should not be required to recognize taxable income or loss over the term of the notes prior to maturity, other than pursuant to a sale, exchange or redemption as described below.

     Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption of the notes at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. Subject to the discussion below concerning possible alternative tax treatments of an investment in the notes, such gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

     We will not attempt to ascertain whether any of the issuers of the component stocks included in the Basket Components would be treated as “passive foreign investment companies” (“PFICs”), within the meaning of Section 1297 of the Code. If any of the issuers of the component stocks were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder, upon the sale, exchange or retirement of a note. You should refer to information filed with the SEC or another governmental authority by the issuers of the component stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the component stocks are or become PFICs.

     Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes (even though you may not receive any cash with respect to the notes during the term of the notes) and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Potential Application of the Constructive Ownership Rules. Alternatively, even if the characterization of the notes as an “open transaction” is respected, if the Basket includes any of the iShares® MSCI Emerging Markets Fund, the Vanguard® Emerging Markets ETF, the iShares® Dow Jones U.S. Real Estate Index Fund, the PowerShares Water Resources Portfolio, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund, or any combination of these, the IRS could assert that the notes constitute “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case the tax consequences of selling or settling the notes could be significantly and adversely affected. Section 1260 of the Code generally applies if an investor enters into a “constructive ownership transaction” with respect to a “pass-thru” entity. If a note is treated as a “constructive ownership transaction,” any amount that would otherwise be treated as long-term capital gain recognized in respect of the note in excess of the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) will be treated as ordinary income, and an interest charge will apply as if that income had accrued for tax purposes at a constant yield over the note’s term. If a note is treated as a “constructive ownership transaction,” there will be a presumption that all long-term capital gain is subject to recharacterization as ordinary income unless the contrary is demonstrated by clear and convincing evidence. Therefore, any long-term capital gain you realize on sale, exchange or redemption of such a note that exceeds the amount of long-term capital gain you can establish would have been realized if you had invested in Basket Fund shares at the issue date and sold them at the sale, exchange or redemption date could be recharacterized as ordinary income and subject to an interest charge. U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

     Other alternative U.S. federal income tax characterizations and treatments of the notes might also require you to include amounts in income during the term of the notes and/or might treat all or a portion of the gain or loss on the sale, exchange or redemption of the notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the notes. In addition, on December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of instruments similar to the notes to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime (described above). While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a Non-U.S. Holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of notes (including redemption of the notes at maturity).

     If you are a Non-U.S. Holder of the notes and if the characterization of your purchase and ownership of the notes as an “open transaction” is respected, any payments on the notes should not be subject to U.S. federal income or withholding tax, except that gain from the sale, exchange or redemption (including cash settlement at maturity) may be subject to U.S. federal income tax if such gain is effectively connected with your conduct of a trade or business in the United States and may be subject to U.S. federal withholding tax if any of the Basket Funds or issuers of the component stocks included in the Basket Components are “United States real property holding corporations” (“USRPHCs”), within the meaning of Section 897 of the Code and the regulations thereunder, and certain other conditions, described below, apply.

     In addition, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments such as the notes should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

     Although we will not attempt to ascertain whether any Basket Fund or the issuer of any of the component stocks included in the Basket Components is a USRPHC, within the meaning of Section 897 of the Code, it is possible that one or more of them could be so treated. Assuming our special tax counsel opines, based on certain factual representations and assumptions, at the time of the relevant offering, that no withholding should be required under Section 1445 of the Code, we do not currently intend to withhold any portion of the proceeds paid to you with respect to the notes. If our special tax counsel is unable to so opine at the time of the relevant offering, or if either of the conditions described below ceases to be true, or if the IRS does not agree with special tax counsel’s analysis, we may withhold up to 10% of the proceeds paid to you upon sale, exchange or redemption (including at maturity) of the notes. Even if we do not withhold such amounts, you may be liable for U.S. federal income tax if the IRS does not agree with special tax counsel’s analysis.

     The opinion of special tax counsel may be based on certain factual assumptions, including that: (1) the Basket Funds or the component stocks included in the Basket Components are and will remain regularly traded on an established securities market, as defined in the applicable regulations, and (2) either the notes are not and will not become regularly traded on an established securities market or the holder does not own more than 5% of the aggregate issue of the notes.

     You should refer to information filed with the SEC by the Basket Funds or the issuers of the component stocks included in the Basket Components and consult your tax adviser regarding the possible consequences to you if any Basket Fund or the issuer of any of the component stocks included in the Basket Components is or becomes a USRPHC, including the consequences of purchasing or disposing of notes similar to the notes.

     If the notes were recharacterized as indebtedness, any payments or accruals on the notes nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described in the next sentence has been fulfilled and neither the payments on the notes nor any gain realized on a sale, exchange or other disposition of notes (including redemption of the notes at maturity) is effectively connected with your conduct of a trade or business in the United States. Because the characterization of the notes is unclear, payments made to you with respect to the notes may be withheld upon at a rate of 30% unless you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements.

     If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other

U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the information reporting and backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding paragraphs. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

     THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 39-XIII or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 39-XIII or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 39-XIII nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 39-XIII nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 39-XIII and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 131 and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)	at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.	Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.	Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.	Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.	Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.	Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.	Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.	Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.	Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.	Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(a)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. 39-XIII nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 39-XIII, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 39-XIII and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

Each Agent has represented and agreed that:

(a)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plans. As a result of our business, we may be a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable class, statutory or administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase and holding of the notes is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions for “adequate consideration” involving a person whose relationship to the Plan or Plan Asset Entity is solely by reason of its being a service provider to the Plan or Plan Asset Entity, as applicable (the “Service Provider Exemption”).

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”).

     Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, by its purchase or holding of the notes or any interest therein, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which such purchaser, holder or person acquires its interest in the notes to the date on which such purchaser, holder or person disposes of its interest in the notes, that (a)(i) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan, Plan Asset Entity or plan subject to Similar Laws or (ii) it is a Plan, Plan Asset Entity or plan subject to Similar Laws and its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any Similar Laws, and (b) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the notes or has provided any advice that has formed or may form a primary basis for any investment decision concerning the purchase or holding of the notes.

     Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption, or some other basis on which the acquisition and holding is not prohibited.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.